Exhibit 2.1

Finale Version / Execution Copy

25. Januar 2016 / 25 January 2016

ANTEILSKAUFVERTRAG / SHARE PURCHASE AGREEMENT

zwischen / by and between

1.-6.den in Anlage A genannten Personen als Verkäufer 1 bis Verkäufer 6 / the persons listed in Annex A as Seller 1 through Seller 6

(Verkäufer 1 bis Verkäufer 6 jeweils einzeln und gemeinsam „Verkäufer” /

Seller 1 through Seller 6 each a „Seller” and collectively „Sellers”)

7.AptarGroup International Holding S.à r.l.

(Handelsregister Luxemburg Nr. B 191.362 /

commercial register of Luxembourg no. B 191.362)

560A, rue de Neudorf, L-2220 Luxembourg

(“Käufer 1” / “Purchaser 1”)

8.AptarGroup, Inc.

(Gesellschaftsregister beim Secretary of State des Bundesstaates Delaware

Nr. 2308606 / Delaware Secretary of State, Division of Corporations no. 2308606),

475W. Terra Cotta Ave., Suite E, Crystal Lake, IL 60014,

Vereinigte Staaten von Amerika / United States of America

(“Käufer 2” / “Purchaser 2”)

9.Aptargroup Holding SAS

(Handelsregister Versailles Nr. 666 450 010 /

commercial register of Versailles no. 666 450 010)

36-38, rue de la Princesse, 78430 Louveciennes, Frankreich / France

(“Käufer 3” / “Purchaser 3”)

(Käufer 1 bis Käufer 3 jeweils einzeln und gemeinsam „Käufer” /

Purchaser 1 through Purchaser 3 each a „Purchaser” and collectively „Purchasers”)

und / and

10.der in Anlage B genannten Person als “Ehegatte Verkäufer 3” / the person listed in Annex B as “Seller 3 Spouse”

(Jeder Verkäufer und jeder Käufer jeweils einzeln „Partei”

und alle Verkäufer und alle Käufer gemeinsam „Parteien”/

Sellers and Purchasers each a „Party” and all Sellers and all Purchasers collectively „Parties”)

über Anteile an der MEGAPLAST GmbH, der Megaplast France S.à r.l. und der MEGA Pumps L.P. („Vertrag”) / regarding shares in MEGAPLAST GmbH, Megaplast France S.à r.l. and MEGA Pumps L.P. (“Agreement”)

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INHALTSVERZEICHNIS / INDEX

1.	STRUKTUR DER GRUPPE	4	1.	STRUCTURE OF GROUP	4
1.1	MegaPlast GmbH	4	1.1	MegaPlast GmbH	4
1.2	Mega Pumps Inc.	4	1.2	Mega Pumps Inc.	4
1.3	Mega Pumps L.P.	4	1.3	Mega Pumps L.P.	4
1.4	Megaplast France	4	1.4	Megaplast France	4
1.5	Mega Airless Asia Limited	4	1.5	Mega Airless Asia Limited	4
1.6	DR Darlehen	5	1.6	DR Loan	5
2.	VERKAUF UND ABTRETUNG DER DEUTSCHEN ZIELGESCHÄFTSANTEILE	5	2.	SALE AND TRANSFER OF GERMAN TARGET SHARES	5
2.1	Verkauf der Deutschen Zielgeschäftsanteile	5	2.1	Sale of the German Target Shares	5
2.2	Abtretung der Deutschen Zielgeschäftsanteile	5	2.2	Transfer of the German Target Shares	5
2.3	Zustimmung, Verzichtserklärungen	6	2.3	Approval, Waivers	6
3.	VERKAUF UND ABTRETUNG DER US-ZIELGESELLSCHAFTSANTEILE	6	3.	SALE AND TRANSFER OF US TARGET PARTNERSHIP INTERESTS	6
3.1	Verkauf der US-Zielgesellschaftsanteile	6	3.1	Sale of US Target Partnership Interests	6
3.2	Abtretung der US-Zielgesellschaftsanteile	7	3.2	Transfer of US Target Partnership Interests	7
3.3	Zustimmungen	7	3.3	Approvals	7
4.	VERKAUF UND ABTRETUNG DER FRANZÖSISCHEN ZIELGESELLSCHAFTSANTEILE	7	4.	SALE AND TRANSFER OF FRENCH TARGET SHARES	7
4.1	Verkauf der Französischen Zielgesellschaftsanteile	7	4.1	Sale of French Target Shares	7
4.2	Abtretung der Französischen Zielgesellschaftsanteile	8	4.2	Transfer of French Target Shares	8
4.3	Zustimmungen	8	4.3	Approvals	8
5.	VOLLZUG	8	5.	CLOSING	8
5.1	Vollzug und Vollzugstag	8	5.1	Closing and Closing Date	8
5.2	Vollzugsbedingungen	9	5.2	Closing Conditions	9
5.3	Vollzugshandlungen	11	5.3	Closing Actions	11
5.4	Vollzugsprotokoll	15	5.4	Closing Memorandum	15
6.	DEUTSCHER KAUFPREIS	15	6.	GERMAN PURCHASE PRICE	15
6.1	Wirtschaftlicher Stichtag	15	6.1	Effective Date	15
6.2	Kaufpreis für die Deutschen Zielgeschäftsanteile und die Französischen Zielgesellschaftsanteile	15	6.2	Purchase Price for the German Target Shares and the French Target Shares	15
6.3	Details des Deutschen Kaufpreises	16	6.3	Details of the German Purchase Price	16
6.4	Grundlage für die Berechnung des Deutschen Kaufpreises	19	6.4	Basis for Calculation of the German Purchase Price	19
6.5	Überprüfung des Vorläufigen Deutschen Kaufpreises durch Käufer 1 nach Vollzug	21	6.5	Review of Preliminary German Purchase Price by Purchaser 1 after the Closing	21
6.6	Schiedsgutachterverfahren	22	6.6	Expert Proceedings	22
6.7	Zahlung von Anpassungen des Vorläufigen Deutschen Kaufpreises	24	6.7	Payment of Adjustments of Preliminary German Purchase Price	24
6.8	Allokation des Deutschen Kaufpreises	24	6.8	Allocation of German Purchase Price	24
7.	US-KAUFPREIS	26	7.	US PURCHASE PRICE	26
7.1	Wirtschaftlicher Stichtag	26	7.1	Effective Date	26
7.2	Kaufpreis für die US-Zielgesellschaftsanteile	26	7.2	Purchase Price for the US Target Partnership Interests	26
7.3	Details des US-Kaufpreises	27	7.3	Details of US Purchase Price	27
7.4	Grundlage für die Berechnung des US-Kaufpreises	29	7.4	Basis for Calculation of the US Purchase Price	29
7.5	Überprüfung des Vorläufigen US-Kaufpreises durch Käufer 2 nach Vollzug	30	7.5	Review of Preliminary US Purchase Price by Purchaser 2 after the Closing	30
7.6	Schiedsgutachterverfahren	31	7.6	Expert Proceedings	31
7.7	Zahlung von Anpassungen des Vorläufigen US-Kaufpreises	33	7.7	Payment of Adjustments of Preliminary US Purchase Price	33
8.	FÄLLIGKEIT UND BANKKONTEN	33	8.	DUE DATES AND ACCOUNTS	33
8.1	Fälligkeit	33	8.1	Due Dates	33
8.2	Gesamtschuldnerische Haftung der Käufer	35	8.2	Joint liability of Purchasers	35
8.3	Zahlungen, Verzug, Zinsen, Verzugszinsen, Aufrechnung, Zurückbehaltung	35	8.3	Payments, Default, Interest, Default Interest, Set-Off, Retention	35
9.	GARANTIEN DER VERKÄUFER	36	9.	REPRESENTATIONS OF SELLERS	36
9.1	Zustimmungen	37	9.1	Approvals	37
9.2	Eigentum an den Verkauften Anteilen	37	9.2	Title to Sold Shares	37
9.3	Keine Rechte Dritter	38	9.3	No Third Party Rights	38
9.4	Kenntnis der Verkäufer	38	9.4	Sellers' Knowledge	38
10.	STEUERN	39	10.	TAXES	39
10.1	Steuergarantien	39	10.1	Tax Representations	39
10.2	Steuerfreistellungen	40	10.2	General Tax Indemnity	40
10.3	Lohnsteuerfreistellungen	42	10.3	Indemnification for Wage Taxes	42
10.4	Steuererstattungen	42	10.4	Tax Refund	42
10.5	Steuerangelegenheiten nach dem Vollzugstag	43	10.5	Tax Matters after the Closing Date	43
10.6	Zusammenarbeit in Steuerangelegenheiten	45	10.6	Cooperation on Tax Matters	45
10.7	Exklusivität	45	10.7	Exclusivity	45
11.	GARANTIEN DER KÄUFER	45	11.	REPRESENTATIONS OF PURCHASERS	45
11.1	Zustimmungen	46	11.1	Approvals	46
11.2	Finanzierung der Käufer	47	11.2	Financing of Purchasers	47

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11.3	Keine Vereinbarungen mit Wichtigen Arbeitnehmern	47	11.3	No Agreements with Key Employees	47
11.4	Handeln auf eigene Rechnung	47	11.4	Own Account	47
12.	PFLICHTEN DER VERKÄUFER	47	12.	SELLERS’ COVENANTS	47
12.1	Unternehmensführung	47	12.1	Conduct of Business	47
12.2	Keine Leakage	49	12.2	No Leakage	49
12.3	Auflösung von Verträgen und Erledigung von Ansprüchen	51	12.3	Contract and Claims Clearing	51
12.4	Exit Boni	52	12.4	Exit Bonuses	52
12.5	Kreditverträge und Vorfälligkeitsentschädigung	54	12.5	Facility Agreements and Prepayment Penalties	54
12.6	Wettbewerbsverbot und Abwerbeverbot	54	12.6	Non-Compete and Non-Solicitation	54
12.7	Zugang und Kooperation vor dem Vollzugstag	55	12.7	Access and Cooperation Prior to the Closing Date	55
12.8	Versicherungen	55	12.8	Insurances	55
12.9	Erfüllung der Anforderungen nach ISRA	56	12.9	ISRA Compliance	56
13.	FREISTELLUNG DURCH DEN KÄUFER	57	13.	INDEMNIFICATION BY PURCHASERS	57
13.1	Freistellungsanspruch	57	13.1	Indemnification Claim	57
13.2	Vertrag zugunsten Dritter	57	13.2	Right for the Benefit of Third Parties	57
13.3	Fälligkeit	58	13.3	Due Date	58
14.	HAFTUNG DER VERKÄUFER UND DER KÄUFER	58	14.	LIABILITIES OF SELLERS AND PURCHASERS	58
14.1	Schadensersatz	58	14.1	Compensation of Losses	58
14.2	Verfahren	59	14.2	Claim Procedures	59
14.3	Ausnahmen von der Haftung	61	14.3	Exceptions of Liability	61
14.4	Beschränkung der Haftung der Verkäufer	62	14.4	Limitation of Sellers’ Liability	62
14.5	Beschränkung der Haftung der Käufer	64	14.5	Limitation of Purchasers’ Liability	64
14.6	Verjährung	64	14.6	Time Limitation	64
14.7	Anpassung der Kaufpreise	65	14.7	Adjustment of Purchase Prices	65
15.	KARTELLANMELDUNGEN	65	15.	FILINGS FOR CLEARANCES	65
15.1	Anmeldungen	65	15.1	Filings	65
15.2	Zusammenarbeit	66	15.2	Cooperation	66
15.3	Verpflichtungen der Käufer	67	15.3	Covenants of Purchasers	67
15.4	Andere Freigaben	67	15.4	Other Clearances	67
16.	RÜCKTRITTSRECHTE	68	16.	WITHDRAWAL RIGHTS	68
16.1	Rücktrittsgründe	68	16.1	Withdrawal Events	68
16.2	Einzelheiten des Rücktritts	69	16.2	Details of Withdrawal	69
16.3	Vertragsstrafe	69	16.3	Break Fee and Consequences of Withdrawal	69
16.4	Fortgeltung	70	16.4	Survival	70
17.	VERTRAULICHKEIT / PRESSEERKLÄRUNG	70	17.	CONFIDENTIALITY / PRESS RELEASES	70
17.1	Vertraulichkeit	70	17.1	Confidentiality	70
17.2	Presseerklärung	70	17.2	Press Releases	70
18.	SCHLUSSBESTIMMUNGEN	71	18.	MISCELLANEOUS	71
18.1	Bücher und Aufzeichnungen	71	18.1	Books and Records	71
18.2	Verkäufervertreter, Käufervertreter, Mitteilungen	72	18.2	Sellers’ and Purchasers’ Representatives, Notices	72
18.3	Kosten und Steuern	73	18.3	Costs and Taxes	73
18.4	Änderungen, Gesamte Vereinbarung, Schriftform	74	18.4	Amendments, Entire Agreement, Written Form	74
18.5	Übertragung von Rechten und Pflichten	74	18.5	Transfer of Rights and Obligations	74
18.6	Keine gesamtschuldnerische Haftung	75	18.6	No Joint Liability	75
18.7	Anwendbares Recht, Schiedsklausel	75	18.7	Governing Law, Arbitration	75
18.8	Salvatorische Klausel	75	18.8	Severability	75
18.9	Definitionsverzeichnis, Anlagenverzeichnis	76	18.9	List of Definitions and Annexes	76

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1.	STRUKTUR DER GRUPPE	1.	Structure OF GROUP

1.1	MegaPlast GmbH	1.1	MegaPlast GmbH

MegaPlast GmbH ist eine deutsche Gesellschaft mit beschränkter Haftung, eingetragen im Handelsregister des Amtsgerichts Freiburg i. Br. unter HR B 704 128 („MP Deutschland“). Das Stammkapital von MP Deutschland beträgt EUR 6.451.600 und wird von Verkäufer 1, Verkäufer 3, Verkäufer 4, Verkäufer 5 und Verkäufer 6 (zusammen „Deutsche Verkäufer“), wie in Anlage 1.1 aufgeführt, gehalten (zusammen „Deutsche Geschäftsanteile“).

MegaPlast GmbH is a German limited liability company registered in the commercial register at the local court of Freiburg i. Br./Germany under HR B 704 128 (“MP Ger-many”). The registered share capital of MP Germany amounts to EUR 6,451,600 and is held by Seller 1, Seller 3, Seller 4, Seller 5 and Seller 6 (collectively “German Sellers”) as set out in Annex 1.1 (collectively “German Shares”).

1.2	Mega Pumps Inc.	1.2	Mega Pumps Inc.

Mega Pumps Inc. ist eine nach dem Recht des US-Bundesstaats Delaware gegründete und unter Nr. 2193357 eingetragene Kapitalgesellschaft („MP Inc.“). MP Inc. hat die Ausgabe von 1.000 Gesellschaftsanteilen ohne Nominalwert genehmigt, von denen nur 100 Gesellschaftsanteile ausgegeben und nicht wieder eingezogen wurden. MP Deutschland hält sämtliche dieser 100 Gesellschaftsanteile an MP Inc.

Mega Pumps Inc. is a Delaware corporation registered under file no. 2193357 (“MP Inc.”). MP Inc. has authorized for issuance 1,000 shares of common stock of no par value, of which only 100 shares are issued and outstanding. MP Germany owns such 100 issued and outstanding shares of MP Inc.

1.3	Mega Pumps L.P.	1.3	Mega Pumps L.P.

Mega Pumps L.P. ist eine nach dem Recht des US-Bundesstaats Delaware gegründete und unter Nr. 2193358 eingetragene Personengesellschaft („MP USA“). MP Inc. ist der einzige persönlich haftende Gesellschafter (general partner) von MP USA und hält 4% der Gesellschaftsanteile an MP USA. Verkäufer 2 ist der einzige Kommanditist (limited partner) der MP USA und hält 96% der Gesellschaftsanteile an MP USA („US-Kommanditanteile“).

Mega Pumps L.P. is a Delaware limited partnership registered under file no. 2193358 (“MP USA”). MP Inc. is the sole general partner of MP USA holding 4% of the partnership interests in MP USA. Seller 2 is the sole limited partner of MP USA holding 96% of the partnership interests in MP USA (“US Limited Partnership Interests”).

1.4	Megaplast France	1.4	Megaplast France

Megaplast France S.à r.l. ist eine französische Kapitalgesellschaft, eingetragen im Handelsregister Straßburg unter Nr. 444815757 („MP Frankreich“). Das Stammkapital der MP Frankreich beträgt EUR 50.000 und ist eingeteilt in 5.000 Gesellschaftsanteile mit einem Nominalwert von jeweils EUR 10. Der Verkäufer 1 ist alleiniger Gesellschafter der MP Frankreich und hält sämtliche 5.000 Gesellschaftsanteile (zusammen „Französische Gesellschaftsanteile“).

Megaplast France S.à r.l. is a French limited liability company registered at R.C.S. Strasbourg under no. 444815757 (“MP France”). The share capital of MP France amounts to EUR 50,000 and is divided into 5,000 shares with a nominal value of EUR 10 each. Seller 1 is the sole shareholder of MP France holding all such 5,000 shares (collectively “French Shares”).

1.5	Mega Airless Asia Limited	1.5	Mega Airless Asia Limited

Mega Airless Asia Limited ist eine nach dem Recht von Hong Kong gegründete Kapitalgesellschaft, eingetragen im Unternehmensregister von Hong Kong unter Nr. 2166621 („MP Asien“). Das Stammkapital der MP Asien beträgt HKD 500.000 und ist eingeteilt in 500.000

Mega Airless Asia Limited is a Hong Kong private company limited by shares registered in the Companies Registry of Hong Kong under no. 2166621 (“MP Asia”). The share capital of MP Asia amounts to HKD 500,000

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Gesellschaftsanteile mit einem Nominalwert von jeweils HKD 1. MP Deutschland ist alleiniger Gesellschafter der MP Asien.		and is divided into 500,000 shares with a nominal value of HKD 1 each. MP Germany is the sole shareholder of MP Asia.

1.6	DR Darlehen	1.6	DR Loan

MP Deutschland hat einem Gesellschafter des Verkäufers 1 durch Gesellschafterdarlehensvertrag vom 8. November 2013 in der jeweils gültigen Fassung, insbesondere unter Berücksichtigung der Änderungsvereinbarung vom 30. Juli 2015 (zusammen „DR Darlehensvertrag“), verzinsliche Darlehen in Höhe eines Gesamtnennbetrages von EUR 4.600.000 gewährt. Der Verkäufer 1 wird bis zum Voraussichtlichen Vollzugstag (wie in Ziffer 5.1 definiert) die Verpflichtung des darlehensnehmenden Gesellschafters zur Rückzahlung des Darlehensbetrages aus dem DR Darlehensvertrag in voller Höhe zuzüglich aufgelaufener und ausstehender Zinsen sowie jeglicher Vorfälligkeitsentschädigungen und sonstiger anfallender Gebühren und Kosten, sofern diese bis zum Vollzugstag (wie in Ziffer 5.1 definiert) angefallen sind (dieser Betrag zusammen „DR Darlehensrückzahlungsbetrag“), übernehmen.

MP Germany has granted interest-bearing loans to a shareholder of Seller 1, pursuant to a loan agreement dated 8 November 2013 as amended from time to time (together with all amendements thereto, the “DR Loan Agreement”), including (but not limited to) the amendment dated 30 July 2015, in a total principal amount of EUR 4,600,000. The obligation to repay the principal amount under the DR Loan Agreement, plus accrued and unpaid interest as of the Closing Date (as defined in Section 5.1), plus any prepayment penalties as of the Closing Date and plus any other applicable charges and costs (such amount collectively “DR Loan Repayment Amount”) shall be assumed by Seller 1 from its borrowing shareholder prior to the Targeted Closing Date (as defined in Section 5.1).

2.	Verkauf und Abtretung der deutschen Zielgeschäftsanteile	2.	SALE And TRANSFER OF GERMAN Target SHARES

2.1	Verkauf der Deutschen Zielgeschäftsanteile	2.1	Sale of the German Target Shares

Gemäß den Bestimmungen dieses Vertrages		Subject to the terms set out in this Agreement,

2.1.1	verkaufen die Deutschen Verkäufer hiermit die in Anlage 1.1 aufgeführten Deutschen Geschäftsanteile und alle weiteren Geschäftsanteile an MP Deutschland, die die Deutschen Verkäufer möglicherweise noch halten, an den Käufer 1 („Deutsche Zielgeschäftsanteile“), und	2.1.1	German Sellers hereby sell to Purchaser 1 all shares in MP Germany set out in Annex 1.1 and any other shares that German Sellers may own in MP Germany (“German Target Shares”), and

2.1.2	kauft der Käufer 1 hiermit die Deutschen Zielgeschäftsanteile vom jeweiligen Deutschen Verkäufer.	2.1.2	Purchaser 1 hereby purchases the German Target Shares from the respective German Seller.

2.2	Abtretung der Deutschen Zielgeschäftsanteile	2.2	Transfer of the German Target Shares

Unter der aufschiebenden Bedingung, dass alle Vollzugsbedingungen (wie in Ziffer 5.2 definiert) eingetreten sind (bzw. auf deren Eintritt verzichtet wurde),		Subject to the full satisfaction or waiver of all Closing Conditions (as defined in Section 5.2),

2.2.1	verpflichten sich die Deutschen Verkäufer, die Deutschen Zielgeschäftsanteile mit der in Ziffer 5.3.1 vorgesehenen gesonderten Übertragungsurkunde an den Käufer 1 abzutreten, und	2.2.1	German Sellers undertake to transfer the German Target Shares to Purchaser 1 pursuant to a separate transfer deed as provided for in Section 5.3.1, and

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2.2.2	verpflichtet sich der Käufer 1, die Abtretung der Deutschen Zielgeschäftsanteile vom jeweiligen Deutschen Verkäufer anzunehmen	2.2.2	Purchaser 1 undertakes to accept the transfers of the German Target Shares from the respective German Seller

(„Deutsche Abtretung“).		(“German Transfer”).

2.3	Zustimmung, Verzichtserklärungen	2.3	Approval, Waivers

2.3.1	Die Deutschen Verkäufer haben den in Anlage 2.3.1 beigefügten Gesellschafterbeschluss der MP Deutschland gefasst, mit welchem sie dem Verkauf und der Abtretung der Deutschen Zielgeschäftsanteile an den Käufer 1 gemäß § 7.2 des Gesellschaftsvertrages der MP Deutschland zustimmen.	2.3.1

German Sellers have adopted the shareholder resolution of MP Germany as set out in Annex 2.3.1 to approve the sale and transfer of the German Target Shares to Purchaser 1 pursuant to Section 7.2 of the articles of association of MP Germany.

2.3.2	Die Gesellschafter des Verkäufers 1 haben den in Anlage 2.3.2 beigefügten Gesellschafterbeschluss des Verkäufers 1 gefasst, mit welchem sie dem Verkauf und der Abtretung (i) der Deutschen Zielgeschäftsanteile an den Käufer 1 und (ii) der Französischen Zielgesellschaftsanteile (wie in Ziffer 4.1.1 definiert) an den Käufer 3 zustimmen.	2.3.2

The partners of Seller 1 have adopted the partners' resolution of Seller 1 as set out in Annex 2.3.2 to approve the sale and transfer of (i) the German Target Shares to Purchaser 1 and (ii) the French Target Shares (as defined in Section 4.1.1) to Purchaser 3.

2.3.3	Der Ehegatte Verkäufer 3 stimmt der Transaktion und insbesondere dem Verkauf und der Übertragung der Deutschen Zielgeschäftsanteile hiermit gemäß den Bestimmungen des französischen Code Civil, insbesondere dessen Artikel 1424, zu.	2.3.3

Seller 3 Spouse hereby consents, according to the provisions of the French Civil Code and in particular its article 1424, to the Transaction and in particular to the sale and transfer of the German Target Shares.

2.3.4	Die Ehegattin des Verkäufers 6 hat dem Verkauf und der Abtretung der Deutschen Zielgeschäftsanteile gemäß Anlage 2.3.4 nach den jeweils einschlägigen Bestimmungen des französischen Code Civil und des California Family Code zugestimmt.	2.3.4

The spouse of Seller 6 has approved, according to the respective applicable provisions of both the French Civil Code and the California Family Code, the sale and transfer of the German Target Shares as set out in Annex 2.3.4.

2.3.5	Die Deutschen Verkäufer verzichten hiermit unbedingt und unwiderruflich auf jegliche Rechte, Anteile an einer der Gruppengesellschaften zu erwerben, wie beispielsweise aus etwaigen Vorkaufsrechten, Bezugsrechten oder sonstigen Erwerbsrechten aus oder im Zusammenhang mit dem bestehenden Gesellschaftsvertrag und der bestehenden Gesellschaftervereinbarung.	2.3.5

German Sellers hereby unconditionally and irrevocably waive any rights to acquire shares in any Group Company such as rights of first refusal, pre-emptions rights or other acquisition rights pursuant to or in connection with the existing articles of association and the shareholder agreement.

3.	Verkauf und Abtretung der US-Zielgesellschaftsanteile	3.	SALE And Transfer of US Target Partnership Interests

3.1	Verkauf der US-Zielgesellschaftsanteile	3.1	Sale of US Target Partnership Interests

Gemäß den Bestimmungen dieses Vertrages		Subject to the terms set out in this Agreement,

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3.1.1	verkauft der Verkäufer 2 hiermit die US-Kommanditanteile und alle weiteren Gesellschaftsanteile an MP USA, die der Verkäufer 2 möglicherweise noch hält, an den Käufer 2 („US-Zielgesellschaftsanteile“) und	3.1.1	Seller 2 hereby sells to Purchaser 2 the US Limited Partnership Interests and any other partnership interests that Seller 2 may own in MP USA (“US Target Partnership Interests”), and

3.1.2	kauft der Käufer 2 hiermit die US-Zielgesellschaftsanteile vom Verkäufer 2.	3.1.2	Purchaser 2 hereby purchases the US Target Partnership Interests from Seller 2.

3.2	Abtretung der US-Zielgesellschaftsanteile	3.2	Transfer of US Target Partnership Interests

Unter der aufschiebenden Bedingung, dass alle Vollzugsbedingungen (wie in Ziffer 5.2 definiert) eingetreten sind (bzw. auf deren Eintritt verzichtet wurde),		Subject to the full satisfaction or waiver of all Closing Conditions (as defined in Section 5.2),

3.2.1	verpflichtet sich Verkäufer 2, die US-Zielgesellschaftsanteile mit der in Ziffer 5.3.2 vorgesehenen gesonderten Übertragungsurkunde an den Käufer 2 abzutreten, und	3.2.1	Seller 2 undertakes to transfer the US Target Partnership Interests to Purchaser 2 pursuant to a separate transfer deed as provided for in Section 5.3.2, and

3.2.2	verpflichtet sich der Käufer 2, die Abtretung der US-Zielgesellschaftsanteile vom Verkäufer 2 anzunehmen	3.2.2	Purchaser 2 undertakes to accept the transfer of the US Target Partnership Interests from Seller 2

(„US-Abtretung“).		(“US Transfer”).

3.3	Zustimmungen	3.3	Approvals

3.3.1	Der Verkäufer 2 und MP Inc. (als general partner von MP USA) haben die als Anlage 3.3.1 beigefügten Beschlüsse von MP USA gefasst, mit welchen sie (i) dem Verkauf und der Abtretung der US-Zielgesellschaftsanteile an den Käufer 2 und (ii) der Übernahme der Kommanditistenstellung (limited partner) durch den Käufer 2 zustimmen sowie (iii) den Verzicht auf jegliche Erwerbs- und Bezugsrechte und Widersprüche in Zusammenhang mit dem Verkauf und der Abtretung der US-Zielgesellschaftsanteile erklären.	3.3.1

Seller 2 and MP Inc. (as general partner of MP USA) have adopted the resolutions of MP USA as set out in Annex 3.3.1 (i) to approve the sale and transfer of the US Target Partnership Interests to Purchaser 2, (ii) on the admission of Purchaser 2 as substitute limited partner and (iii) on the waiver of any purchase rights and objections in connection with the sale and transfer of the US Target Partnership Interests.

3.3.2	Die Gesellschafterversammlung des Verkäufers 2 hat den in Anlage 3.3.2 beigefügten Gesellschafterbeschluss des Verkäufers 2 gefasst, mit dem sie dem Verkauf und der Abtretung der US-Zielgesellschaftsanteile an den Käufer 2 zugestimmt hat.	3.3.2	The partners' meeting of Seller 2 has adopted the partners' resolution of Seller 2 as set out in Annex 3.3.2 to approve the sale and transfer of the US Target Partnership Interests to Purchaser 2.

4.	Verkauf und Abtretung der französischen zielgesellschaftsanteile	4.	SALE And Transfer of French Target Shares

4.1	Verkauf der Französischen Zielgesellschaftsanteile	4.1	Sale of French Target Shares

Gemäß den Bestimmungen dieses Vertrages		Subject to the terms set out in this Agreement,

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4.1.1	verkauft der Verkäufer 1 hiermit die Französischen Gesellschaftsanteile und alle weiteren Gesellschaftsanteile an MP Frankreich, die der Verkäufer 1 möglicherweise noch hält (“Französische Zielgesellschaftsanteile”; zusammen mit den Deutschen Zielgeschäftsanteilen und den US-Zielgesellschaftsanteilen “Verkaufte Anteile”), an den Käufer 3, und	4.1.1

Seller 1 hereby sells to Purchaser 3 the French Shares and any other shares that Seller 1 may own in MP France (“French Target Shares”, collectively with the German Target Shares and the US Target Partnership Interests, the “Sold Shares”), and

4.1.2	kauft der Käufer 3 hiermit die Französischen Zielgesellschaftsanteile vom Verkäufer 1.	4.1.2	Purchaser 3 hereby purchases the French Target Shares from Seller 1.

4.2	Abtretung der Französischen Zielgesellschaftsanteile	4.2	Transfer of French Target Shares

Unter der aufschiebenden Bedingung, dass alle Vollzugsbedingungen (wie in Ziffer 5.2 definiert) eingetreten sind (bzw. auf deren Eintritt verzichtet wurde),		Subject to the full satisfaction or waiver of all Closing Conditions (as defined in Section 5.2),

4.2.1	verpflichtet sich der Verkäufer 1, die Französischen Zielgesellschaftsanteile mit der in Ziffer 5.3.3 vorgesehenen gesonderten Übertragungsurkunde an den Käufer 3 abzutreten, und	4.2.1	Seller 1 undertakes to transfer the French Target Shares to Purchaser 3 pursuant to a separate transfer deed as provided for in Section 5.3.3, and

4.2.2	verpflichtet sich der Käufer 3, die Abtretung der Französischen Zielgesellschaftsanteile vom Verkäufer 1 anzunehmen	4.2.2	Purchaser 3 undertakes to accept the transfer of the French Target Shares from Seller 1

(„Französische Abtretung“).		(“French Transfer”).

4.3	Zustimmungen	4.3	Approvals

Der Verkäufer 1 hat den in Anlage 4.3 beigefügten Gesellschafterbeschluss der MP Frankreich gefasst, mit welchem er dem Verkauf und der Abtretung der Französischen Zielgesellschaftsanteile an den Käufer 3 gemäß dem Gesellschaftsvertrag der MP Frankreich zustimmt.

Seller 1 has adopted the shareholder resolution of MP France as set out in Annex 4.3 to approve the sale and transfer of the French Target Shares to Purchaser 3 pursuant to the articles of association of MP France.

5.	Vollzug	5.	CLOSING

5.1	Vollzug und Vollzugstag	5.1	Closing and Closing Date

Die Deutsche Abtretung, die US-Abtretung und die Französische Abtretung und die sonstigen Handlungen zum Vollzug dieses Vertrages gemäß Ziffer 5.3.4 bis Ziffer 5.3.13 erfolgen fünf (5) Bankarbeitstage nach Erfüllung aller – oder, soweit rechtlich möglich, nach wirksamem Verzicht der Parteien auf die – Vollzugsbedingungen (wie in Ziffer 5.2 definiert) („Voraussichtlicher Vollzugstag“), wobei der Tag, an dem das Vollzugsprotokoll (wie in Ziffer 5.4 definiert) entsprechend Ziffer 5.4 tatsächlich unterzeichnet wird, der „Vollzugstag“ ist und der Zeitpunkt, in dem das Vollzugsprotokoll von der letzten Partei unterzeichnet

The German Transfer, the US Transfer and the French Transfer and the other actions to consummate this Agreement pursuant to Sections 5.3.4 through 5.3.13 shall occur five (5) Business Days after all of the Closing Conditions (as defined in Section 5.2) have been fulfilled or, to the extent admissible by law, effectively waived by the Parties (“Targeted Closing Date”), whereby the date on which the Closing Memorandum (as defined in Section 5.4) is actually signed in accordance with Section 5.4 shall be the “Closing Date” and the moment on which the Closing Memorandum is signed by the last Party shall be the “Closing”.

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wird, der „Vollzug“ ist.

5.2	Vollzugsbedingungen	5.2	Closing Conditions

Sofern dieser Vertrag nichts anderes bestimmt, steht die Verpflichtung der Parteien zum Vollzug dieses Vertrages unter den folgenden kumulativen aufschiebenden Bedingungen („Vollzugsbedingungen“):		The obligation of the Parties to consummate this Agreement shall be subject to the satisfaction of the following cumulative conditions precedent (“Closing Conditions”):

5.2.1

Die kartellrechtlichen Freigaben der Transaktion (i) gemäß §§ 35 ff. GWB und (ii) gemäß dem U.S. Hart-Scott-Rodino Antitrust Improvements Act von 1976 in der jeweils gültigen Fassung („HSR Gesetz“) (die Freigabe nach dem HSR Gesetz im Einzelnen bewirkt oder herbeigeführt durch Ablauf oder vorzeitige Beendigung der für die Transaktion einschlägigen Wartefrist einschließlich etwaiger Verlängerungen dieser Wartefrist) ((i) und (ii) zusammen „Kartellfreigaben“) sowie die Unbedenklichkeitsbescheinigung gemäß § 58 Absatz 1 Satz 1 AWV („AWV-Freigabe“ und zusammen mit den Kartellfreigaben „Freigaben“) wurden nach dem jeweils einschlägigen Recht erteilt oder gelten als erteilt.

		5.2.1

The merger control clearances (i) pursuant to Sections 35 et seq. of the German Act Against Restraints of Competition and (ii) pursuant to the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) (the clearance pursuant to the HSR Act effected or demonstrated by the expiration or early termination of the waiting period, including any extension thereof, applicable to the Transaction) ((i) and (ii) together, the “Merger Clearances”) as well as the clearance certificate pursuant to Section 58 (1) Sentence 1 of the German Foreign Trade Regulation for the Transaction (“AWV Clearance” and together with the Merger Clearances, the “Clearances”) have been or are deemed to have been granted under applicable law.

5.2.2	Der Verkäufer 2 hat	5.2.2	Seller 2 has

a)	alle Anforderungen des New Jersey Industrial Site Recovery Act („ISRA“) auf eigene Kosten erfüllt,	a)	completed, at its sole cost, all applicable requirements of the New Jersey Industrial Site Recovery Act (“ISRA”);
b)

vor dem Vollzugstag (i) einen für den Käufer 2 zufriedenstellenden Response Action Outcome eingeholt, oder (ii) ein Sanierungszertifikat nach ISRA im Wesentlichen in der Form gemäß Anlage 5.2.2b) bei der zuständigen Behörde eingereicht, in der er zustimmt, alle Anforderungen nach ISRA auf eigene Kosten nach dem Vollzugstag zu erfüllen, und

		b)

prior to the Closing Date, (i) secured a Response Action Outcome reasonably satisfactory to Purchaser 2 or (ii) filed a remediation certificate under ISRA substantially in the form attached as Annex 5.2.2b) agreeing to complete all such requirements, at its sole cost, after the Closing Date; and

c)	alle im Rahmen von ISRA anfallenden Gebühren übernommen und die nach ISRA benötigten finanziellen Sicherheiten in ausreichendem Umfang bereitgestellt.	c)	has paid all ISRA related fees and provided all ISRA required financial assurance.

5.2.3	Der Einzel-Jahresabschluss der MP Deutschland, bestehend aus Bilanz, Gewinn- und Verlustrechnung, Kapitalflussrechnung und Lagebericht („Deutscher Jahresabschluss“) für das am 31. Dezember 2015 endende Geschäftsjahr („Geschäftsjahr 2015“) ist von MP Deutschland aufgestellt und von GHJ GmbH Wirtschaftsprüfungsgesellschaft geprüft und an den Käufer 1 übersandt worden.	5.2.3

The individual financial statements of MP Germany consisting of a balance sheet, profit & loss statement, statement of cash flows and the management report (“German Financial Statements”) for the fiscal year ending on 31 December 2015 (“Fiscal Year 2015”) have been prepared by MP Germany and audited by GHJ GmbH Wirtschaftsprüfungsgesellschaft and delivered to Purchaser 1.

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5.2.4	Der konsolidierte Jahresabschluss der MP Deutschland (für MP Deutschland, MP Asien, MP Frankreich und MP Inc.), bestehend aus der konsolidierten Bilanz und der konsolidierten Gewinn- und Verlustrechnung für das Geschäftsjahr 2015 („Deutscher Konsolidierter Jahresabschluss“) ist von MP Deutschland in Übereinstimmung mit den in Anlage 5.2.4 festgelegten Konsolidierungsregeln („Konsolidierungsregeln“) aufgestellt und an den Käufer 1 übersandt worden.	5.2.4

The consolidated financial statements of MP Germany (comprising MP Germany, MP Asia, MP France and MP Inc.), consisting of a consolidated balance sheet and consolidated statement of income for the Fiscal Year 2015 (“German Consolidated Financial Statements”) have been prepared in accordance with the consolidation rules set out in Annex 5.2.4 (“Consolidation Rules”) by MP Germany and delivered to Purchaser 1.

5.2.5	Eine konsolidierte Bilanz und eine konsolidierte Gewinn- und Verlustrechnung aller Gruppengesellschaften für das Geschäftsjahr 2015 („Konsolidierte Gruppenfinanzdaten“) ist von den Gruppengesellschaften in Übereinstimmung mit den Konsolidierungsregeln aufgestellt und an die Käufer übersandt worden.	5.2.5

A consolidated balance sheet and consolidated statement of income of all Group Companies for the Fiscal Year 2015 (“Group Consolidated Financial Information”) has been prepared by the Group Companies in accordance with the Consolidation Rules and delivered to Purchasers.

5.2.6	Der Einzel-Jahresabschluss der MP USA („US-Jahresabschluss“) für das Geschäftsjahr 2015 ist von MP USA aufgestellt und von Withum Smith + Brown PC geprüft und an den Käufer 2 übersandt worden.	5.2.6	The individual financial statements of MP USA (“US Financial Statements”) for the Fiscal Year 2015 have been prepared by MP USA and audited by Withum Smith + Brown, PC and delivered to Purchaser 2.

5.2.7	Der Einzel-Jahresabschluss der MP Frankreich („Französischer Jahresabschluss“) für das Geschäftsjahr 2015 ist von MP Frankreich aufgestellt und an den Käufer 3 übersandt worden.	5.2.7	The individual financial statements of MP France (“French Financial Statements”) for the Fiscal Year 2015 have been prepared by MP France and delivered to Purchaser 3.

5.2.8	Der Einzel-Jahresabschluss der MP Inc. („MP Inc. Jahresabschluss“) für das Geschäftsjahr 2015 ist von MP Inc. aufgestellt und an die Käufer übersandt worden.	5.2.8	The individual financial statements of MP Inc. (“MP Inc. Financial Statements”) for the Fiscal Year 2015 have been prepared by MP Inc. and delivered to Purchaser 1.

5.2.9	Der Einzel-Jahresabschluss der MP Asien („Asiatischer Jahresabschluss“) für das Geschäftsjahr 2015 ist von MP Asien aufgestellt und an den Käufer 1 übersandt worden.	5.2.9	The individual financial statements of MP Asia (“Asian Financial Statements”) for the Fiscal Year 2015 have been prepared by MP Asia and delivered to Purchaser 1.

Außerdem ist jede Partei berechtigt, den Vollzug dieses Vertrages zu verweigern, wenn und soweit es der Partei durch Urteil, Anordnung, Verfügung oder eine sonstige gegen die jeweilige Partei vollstreckbare Entscheidung mit Ausnahme der Freigaben untersagt ist, Vollzugshandlungen (wie in Ziffer 5.3 definiert) vorzunehmen („Hindernisse“), mit der Maßgabe, dass jede Partei verpflichtet ist, Handlungen zu unterlassen, die Hindernisse hervorrufen können, und angemessene Anstrengungen zu unternehmen, um Hindernisse zu vermeiden und zu überwinden.

Furthermore, each Party may refuse to consummate this Agreement if and as long as it is prohibited by a judgment, injunction, order or other decision enforceable against such Party, other than the Clearances, to take any Closing Action (“Obstacle”) provided, that each Party shall refrain from any action that could cause an Obstacle and shall use reasonable best efforts to prevent and overcome any Obstacle.

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5.3	Vollzugshandlungen	5.3	Closing Actions

Am Voraussichtlichen Vollzugstag haben die Parteien die folgenden Handlungen kumulativ und Zug um Zug vorzunehmen (oder ihre Vornahme zu veranlassen) („Vollzugshandlungen“):		On the Targeted Closing Date, the Parties shall take (or cause to be taken) cumulatively and simultaneously the following actions (“Closing Actions”):

5.3.1	Abtretung der Deutschen Zielgeschäftsanteile durch die Deutschen Verkäufer an den Käufer 1 durch Abschluss eines im Wesentlichen dem als Anlage 5.3.1 beigefügten Entwurf entsprechenden notariellen Abtretungsvertrages („Deutsche Übertragungsurkunde“).	5.3.1	The German Target Shares shall be transferred by German Sellers to Purchaser 1 by notarization of a transfer deed substantially in the form as set out in Annex 5.3.1 (“German Transfer Deed”).

5.3.2	Abtretung der US-Zielgesellschaftsanteile durch den Verkäufer 2 an den Käufer 2 durch Unterzeichnung einer im Wesentlichen dem als Anlage 5.3.2 beigefügten Entwurf entsprechenden Übertragungsurkunde.	5.3.2	The US Target Partnership Interests shall be transferred by Seller 2 to Purchaser 2 by execution of a transfer deed substantially in the form as set out in Annex 5.3.2.

5.3.3	Abtretung der Französischen Zielgesellschaftsanteile durch den Verkäufer 1 an den Käufer 3 durch Unterzeichnung einer im Wesentlichen dem als Anlage 5.3.3 beigefügten Entwurf entsprechenden Übertragungsurkunde.	5.3.3	The French Target Shares shall be transferred by Seller 1 to Purchaser 3 by execution of a transfer deed substantially in the form as set out in Annex 5.3.3.

5.3.4

Zahlung des DR Darlehensrückzahlungsbetrags durch Käufer 1 an MP Deutschland in Erfüllung sowohl (i) der gemäß Ziffer 1.6 auf den Verkäufer 1 übergegangenen Verpflichtung, an MP Deutschland den DR Darlehensrückzahlungsbetrag zu zahlen (Leistung durch Dritte gemäß § 267 BGB) als auch (ii) der Verpflichtung des Käufers 1, einen Teil des Vorläufigen Deutschen Kaufpreises in Höhe des DR Darlehensrückzahlungsbetrages zu zahlen (durch Erfüllung der Rückzahlungsverpflichtung von Verkäufer 1 gegenüber MP Deutschland anstelle einer Zahlung an den Verkäufer 1 als Leistung an Erfüllungs Statt gemäß § 364 BGB).

		5.3.4

Purchaser 1 shall pay to MP Germany the DR Loan Repayment Amount in fulfilment of both (i) the obligation to pay to MP Germany the DR Loan Repayment Amount assumed by Seller 1 in accordance with Section 1.6 (performance through third parties pursuant to Section 267 German Civil Code) and (ii) Purchaser 1's obligation to pay a portion of the Preliminary German Purchase Price in the amount of the DR Loan Repayment Amount (by fulfilling Seller 1's repayment obligation vis-vis MP Germany in lieu of payment to Seller 1 as substitute performance pursuant to Section 364 German Civil Code).

5.3.5	Zahlung des Deutschen Bonusbetrages (wie in Ziffer 12.4.1 definiert) durch Käufer 1 an MP Deutschland in Erfüllung sowohl (i) der Deutschen Bonusfinanzierungsverpflichtung (wie in Ziffer 12.4.1 definiert) des Verkäufers 1 gegenüber MP Deutschland als auch (ii) der Verpflichtung des Käufers 1, einen Teil des Vorläufigen Deutschen Kaufpreises in Höhe des Deutschen Bonusbetrages zu zahlen (durch Erfüllung der Zahlungsverpflichtung von Verkäufer 1 gegenüber MP Deutschland anstelle einer Zahlung an den Verkäufer 1 als Leistung an Erfüllungs Statt gemäß § 364 BGB).	5.3.5

Purchaser 1 shall pay to MP Germany the German Bonus Amount (as defined in Section 12.4.1) in fulfilment of both (i) Seller 1's German Bonus Funding Obligation (as defined in Section 12.4.1) towards MP Germany and (ii) Purchaser 1's obligation to pay a portion of the Preliminary German Purchase Price in the amount of the German Bonus Amount (by fulfilling Seller 1's payment obligation towards MP Germany in lieu of payment to Seller 1 as substitute performance pursuant to Section 364 German Civil Code).

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5.3.6	Zahlung des US-Bonusbetrages (wie in Ziffer 12.4.2 definiert) durch Käufer 2 an MP USA in Erfüllung sowohl (i) der US-Bonusfinanzierungsverpflichtung (wie in Ziffer 12.4.2 definiert) des Verkäufers 2 gegenüber MP USA als auch (ii) der Verpflichtung des Käufers 2, einen Teil des Vorläufigen US-Kaufpreises in Höhe des US-Bonusbetrages zu zahlen (durch Erfüllung der Zahlungsverpflichtung von Verkäufer 2 gegenüber MP USA anstelle einer Zahlung an den Verkäufer 2 als Leistung an Erfüllungs Statt gemäß § 364 BGB).	5.3.6

Purchaser 2 shall pay to MP USA the US Bonus Amount (as defined in Section 12.4.2) in fulfilment of both (i) Seller 2's US Bonus Funding Obligation (as defined in Section 12.4.2) towards MP USA and (ii) Purchaser 2's obligation to pay a portion of the Preliminary US Purchase Price in the amount of the US Bonus Amount (by fulfilling Seller 2's payment obligation towards MP USA in lieu of payment to Seller 2 as substitute performance pursuant to Section 364 German Civil Code).

5.3.7	Zahlung des LS-Potentiellen Steuerbetrages (wie in Ziffer 6.8.2 definiert) durch Käufer 1 an MP Deutschland nach Maßgabe von Ziffer 6.8.2 in Erfüllung der Verpflichtung des Käufers 1, einen Teil des Vorläufigen Deutschen Kaufpreises in Höhe des LS-Potentiellen Steuerbetrages zu zahlen (durch Bereitstellung der Mittel zur Zahlung der möglicherweise auf den Differenzbetrag (wie in Ziffer 6.8.2 definiert) anfallenden Lohnsteuer anstelle einer Zahlung an Verkäufer 3 als Leistung an Erfüllungs Statt gemäß § 364 BGB).	5.3.7

Purchaser 1 shall pay to MP Germany the LS Potential Tax Amount (as defined in Section 6.8.2) in accordance with Section 6.8.2 in fulfilment of Purchaser 1's obligation to pay a portion of the Preliminary German Purchase Price in the amount of the LS Potential Tax Amount by funding the wage tax potentially payable on the Difference Amount (as defined in Section 6.8.2) on behalf of Seller 3 in lieu of payment to Seller 3 as substitute performance pursuant to Section 364 German Civil Code).

5.3.8	Zahlung eines wie folgt berechneten Betrages durch den Käufer 1 an die Deutschen Verkäufer:	5.3.8	Purchaser 1 shall pay to German Sellers an amount equal to

a)	Vorläufiger Deutscher Kaufpreis (wie in Ziffer 6.4.1definiert),	a)	the Preliminary German Purchase Price (as defined in Section 6.4.1);

b)	abzüglich eines Betrages in Höhe des DR Darlehensrückzahlungsbetrages,	b)	minus an amount equal to the DR Loan Repayment Amount;

c)	abzüglich eines Betrages in Höhe des Deutschen Bonusbetrages (wie in Ziffer 12.4.1 definiert),	c)	minus an amount equal to the German Bonus Amount (as defined in Section 12.4.1);

d)	abzüglich eines Betrages in Höhe des LS-Potentiellen Steuerbetrages (wie in Ziffer 6.8.2 definiert),	d)	minus an amount equal to the LS Potential Tax Amount (as defined in Section 6.8.2);

e)

abzüglich eines Betrages in Höhe von EUR 6.640.000, der mögliche (i) Ansprüche des Käufers 1 aus der Deutschen Kaufpreisanpassung gemäß Ziffer 6.7 sowie (ii) Leakage-Ansprüche des Käufers 1 und/oder des Käufers 3 gemäß Ziffer 12.2 und (iii) Freistellungsansprüche des Käufers 1 gemäß Ziffer 12.4.4 (Transaktionsboni) und Ziffer 12.5 (Vorfälligkeitsentschädigung), sichert („Deutscher Sicherheitsbetrag I“),

		e)

minus an amount of EUR 6,640,000 securing possible (i) claims of Purchaser 1 for the Purchase Price Adjustment pursuant to Section 6.7, (ii) Leakage Claims of Purchaser 1 and/or Purchaser 3 under Section 12.2, as well as (iii) claims of Purchaser 1 under the indemnities pursuant to Section 12.4.4 (Transaction Bonuses) and Section 12.5 (Prepayment Penalties) (“German Escrow Amount I”);

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f)

abzüglich eines Betrags in Höhe von EUR 332.000, der mögliche Ansprüche des Käufers 1 und/oder des Käufers 3 gegen die Deutschen Verkäufer aus den Geschäftsgarantien (wie in Ziffer 9 definiert) und mögliche Steuerfreistellungsansprüche gemäß Ziffer 10.2.1 sichert („Deutscher Sicherheitsbetrag II“),

f)

minus an amount of EUR 332,000 securing possible claims of Purchaser 1 and/or Purchaser 3 against German Sellers under the Business Guarantees (as defined in Section 9) and possible Tax Indemnification Claims provided for in Section 10.2.1 (“German Escrow Amount II”);

g)

abzüglich eines Betrages in Höhe von EUR 1.800.000, der mögliche Ansprüche des Käufers 1 und/oder des Käufers 3 gegen den Verkäufer 3 aus der Lohnsteuerfreistellung gemäß Ziffer 10.3 sichert („Deutscher Sicherheitsbetrag III“),

g)

minus an amount of EUR 1,800,000 securing possible claims of Purchaser 1 and/or Purchaser 3 against Seller 3 under the indemnification for wage taxes provided for in Section 10.3 (“German Escrow Amount III”);

	(der Betrag gemäß dieser Ziffer 5.3.8 „Deutsche Vollzugszahlung“).		(the amount pursuant to this Section 5.3.8 “German Closing Payment”).

5.3.9	Zahlung eines wie folgt berechneten Betrages durch den Käufer 2 an den Verkäufer 2:	5.3.9	Purchaser 2 shall pay to Seller 2 an amount equal to:

a)	Vorläufiger US-Kaufpreis (wie in Ziffer 7.4.1 definiert),	a)	the Preliminary US Purchase Price (as defined in Section 7.4.1);

b)	abzüglich eines Betrages in Höhe des US-Bonusbetrags (wie in Ziffer 12.4.2 definiert),	b)	minus an amount equal to the US Bonus Amount (as defined in Section 12.4.2);

c)

abzüglich eines Betrages in Höhe von EUR 3.360.000, der mögliche (i) Ansprüche des Käufers 2 aus der US-Kaufpreisanpassung gemäß Ziffer 7.7 sowie (ii) Leakage-Ansprüche des Käufers 2 gemäß Ziffer 12.2 und (iii) Freistellungsansprüche des Käufers 2 gemäß Ziffer 12.4.4 (Transaktionsboni) sichert („US-Sicherheitsbetrag I“),

c)

minus an amount of EUR 3,360,000 securing possible (i) claims of Purchaser 2 for the US Purchase Price Adjustment pursuant to Section 7.7 as well as (ii) Leakage Claims of Purchaser 2 under Section 12.2 below and (iii) claims of Purchaser 2 under the indemnity pursuant to Section 12.4.4 (Transaction Bonuses) (“US Escrow Amount I”);

d)

abzüglich eines Betrages in Höhe von EUR 168.000, der mögliche Ansprüche des Käufers 2 gegen den Verkäufer 2 aus den Geschäftsgarantien (wie in Ziffer 9 definiert) und mögliche Steuerfreistellungsansprüche gemäß 10.2.1 sichert („US-Sicherheitsbetrag II“),

d)

minus an amount of EUR 168,000 securing possible claims of Purchaser 2 against Seller 2 under the Business Guarantees (as defined in Section 9) and possible Tax Indemnification Claims provided for in Section 10.2.1 (“US Escrow Amount II”);

	(der Betrag gemäß dieser Ziffer 5.3.9 „US-Vollzugszahlung“).		(the amount pursuant to this Section 5.3.9 “US Closing Payment”).

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5.3.10

Zahlung des (i) Deutschen Sicherheitsbetrages I, des Deutschen Sicherheitsbetrages II und des Deutschen Sicherheitsbetrages III durch den Käufer 1 und (ii) des US-Sicherheitsbetrages I und des US-Sicherheitsbetrages II durch den Käufer 2, jeweils auf Treuhandkonten der beurkundenden Notarin („Treuhandkonten“), die den Deutschen Sicherheitsbetrag I, den Deutschen Sicherheitsbetrag II, den Deutschen Sicherheitsbetrag III, den US-Sicherheitsbetrag I und den US-Sicherheitsbetrag II nach näherer Maßgabe eines im Wesentlichen Anlage 5.3.10 entsprechenden Treuhandvertrages („Treuhandvertrag“) als Treuhänderin für die Parteien verwalten wird.

		5.3.10

(I) Purchaser 1 shall pay the German Escrow Amount I, the German Escrow Amount II and the German Escrow Amount III and (ii) Purchaser 2 shall pay the US Escrow Amount I and the US Escrow Amount II, in each case into escrow accounts (“Escrow Accounts”) of the acting notary who shall administer the German Escrow Amount I, the German Escrow Amount II, the German Escrow Amount III, the US Escrow Amount I and the US Escrow Amount II as escrow agent on behalf of the Parties in accordance with an escrow agreement substantially in the form as attached hereto as Annex 5.3.10 (“Escrow Agreement”).

5.3.11	Unterzeichnung des Treuhandvertrages durch die Parteien und die beurkundende Notarin.	5.3.11	The Parties and the acting notary shall execute the Escrow Agreement.

5.3.12	Übergabe einer auf den Vollzugstag datierten ordnungsgemäß unterzeichneten und im Wesentlichen Anlage 5.3.12 entsprechenden Bestätigung durch den Verkäufer 2 an den Käufer 2, in der festgestellt wird, dass keine Gesellschaftsanteile an MP USA United States real property interest im Sinne von Abschnitt 897(c)(1)(A) des Internal Revenue Code von 1986 in der jeweils geltenden Fassung und allen dazu erlassenen und zu gegebener Zeit anwendbaren Regelungen und Bestimmungen sind.	5.3.12

Purchaser 2 shall receive, from Seller 2, a duly authorized and executed certificate, dated as of the Closing Date, substantially in the form as set out in Annex 5.3.12, stating that no interest in MP USA is a "United States real property interest" within the meaning of Section 897(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time.

5.3.13	Übergabe von durch den Verkäufer 2 und dessen direkte oder indirekte Gesellschafter zum Vollzugstag vollständig ausgefüllte und unterzeichnete Internal Revenue Service Formulare W-8ECI an den Käufer 2, die ausreichend sind, um zu verhindern, dass hinsichtlich der Zahlung des Vorläufigen US-Kaufpreises Quellensteuer einbehalten werden muss.	5.3.13

Purchaser 2 shall receive, from Seller 2 and each of its direct and indirect shareholders, completed applicable Internal Revenue Service Forms W-8ECI, executed by each of them as of the Closing Date, and sufficient to prevent any withholding Tax obligation imposed with respect to the payment of the Preliminary US Purchase Price.

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5.4	Vollzugsprotokoll	5.4	Closing Memorandum

Nach Erfüllung der Vollzugsbedingungen und Vornahme der Vollzugshandlungen werden die Parteien durch Unterzeichnung eines im Wesentlichen Anlage 5.4 entsprechenden Vollzugsprotokolls (“Vollzugsprotokoll“) bestätigen, dass die Deutsche Abtretung, die US-Abtretung und die Französische Abtretung nach diesem Vertrag vollzogen wurden. Mit Unterzeichnung des Vollzugsprotokolls gelten alle Vollzugsbedingungen endgültig und unwiderruflich als erfüllt. Die Parteien werden veranlassen, dass die beurkundende Notarin nach Erhalt einer Kopie des Vollzugsprotokolls die aktualisierte Gesellschafterliste der MP Deutschland beim Handelsregister einreicht. Unmittelbar nach Unterzeichnung des Vollzugsprotokolls wird der Verkäufer 3 seine Ämter als Geschäftsführer der MP Deutschland, als Geschäftsführer (gérant) der MP Frankreich und als director der MP Inc. niederlegen und die Käufer werden (i) durch entsprechende Gesellschafterbeschlüsse der MP Deutschland, der MP Frankreich und der MP Inc. neue Geschäftsführer der MP Deutschland, MP Frankreich und der MP Inc. bestellen und (ii) Gesellschafterbeschlüsse der MP Deutschland, MP Frankreich und MP Inc. fassen, mit dem Verkäufer 3 für seine Tätigkeit als Geschäftsführer bzw. gérant bzw. director Entlastung erteilt wird.

After the Closing Conditions have been satisfied and the Closing Actions have been performed, the Parties shall confirm, by way of signing a closing memorandum substantially in the form as set out in Annex 5.4 (“Closing Memorandum”) that the German Transfer, the French Transfer and the US Transfer have occurred. Upon execution of the Closing Memorandum, all Closing Conditions shall be finally and irrevocably deemed satisfied. The Parties shall procure the acting notary to file, upon receipt of a copy thereof, the updated shareholder list of MP Germany with the commercial register. Immediately after the execution of the Closing Memorandum, Seller 3 shall resign from her offices as managing director of MP Germany, as managing director (gérant) of MP France and as director of MP Inc. and Purchasers shall (i) appoint one or several new managing directors of MP Germany and MP France and one or several new directors of MP Inc. by adopting corresponding shareholder resolutions of MP Germany, MP France and MP Inc. and (ii) adopt shareholder resolutions of MP Germany, MP France and MP Inc. granting discharge to Seller 3 for her services as managing director, gérant or director, respectively.

6.	deutscher kaufpreis	6.	German PURCHASE PRICE

6.1	Wirtschaftlicher Stichtag	6.1	Effective Date

Der Verkauf der Deutschen Zielgeschäftsanteile und der Französischen Zielgesellschaftsanteile erfolgt mit wirtschaftlicher Wirkung zum 1. Januar 2016, 00.00 Uhr („Wirtschaftlicher Stichtag“). Der Verkauf und die Abtretung der Deutschen Zielgeschäftsanteile und der Französischen Zielgesellschaftsanteile erstrecken sich auf alle dazugehörigen Rechte und Ansprüche, insbesondere das Gewinnbezugsrecht für alle am Vollzugstag noch nicht ausgeschütteten Gewinne.

The sale of the German Target Shares and the French Target Shares shall be performed with economic effect as of 1 January 2016, 00.00 hours (“Effective Date”). The sale and transfer of the German Target Shares and the French Target Shares shall legally include all rights and claims pertaining thereto, in particular all entitlements to profits not yet distributed as of the Closing Date.

6.2	Kaufpreis für die Deutschen Zielgeschäftsanteile und die Französischen Zielgesellschaftsanteile	6.2	Purchase Price for the German Target Shares and the French Target Shares

Der „Deutsche Kaufpreis“ für die Deutschen Zielgeschäftsanteile und die Französischen Zielgesellschaftsanteile ist		The “German Purchase Price” for the German Target Shares and the French Target Shares shall be

6.2.1	ein fester Betrag in Höhe von EUR 134.390.000 (in Worten: einhundert vierunddreißig Millionen dreihundert neunzig tausend Euro) („Deutscher Grundkaufpreis“),	6.2.1	a fixed amount of EUR 134,390,000 (in words: one hundred thirty four million three hundred and ninety thousand Euro) (the “German Base Purchase Price”);

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6.2.2	abzüglich der Deutschen Nettofinanzverbindlichkeiten (wie in Ziffer 6.3.2 definiert) zum 31. Dezember 2015 (in EUR) beziehungsweise zuzüglich der Deutschen Nettokasse (wie in Ziffer 6.3.2 definiert) zum 31. Dezember 2015 (in EUR),	6.2.2	minus the German Net Debt (as defined in Section 6.3.2) as of 31 December 2015 (in EUR) or plus the German Net Cash (as defined in Section 6.3.2) as of 31 December 2015 (in EUR), as the case may be;

6.2.3	abzüglich eines pauschalen Abzugs für verschuldungsähnliche Positionen in Höhe von EUR 140.000,	6.2.3	minus an agreed lump-sum deduction for debt-like items in the amount of EUR 140,000;

6.2.4	abzüglich des Betrages, um den das Deutsche Nettoumlaufvermögen (wie in Ziffer 6.3.3 definiert) zum 31. Dezember 2015 den Betrag von EUR 5.100.000 unterschreitet, beziehungsweise zuzüglich des Betrages, um den das Deutsche Nettoumlaufvermögen (wie in Ziffer 6.3.3 definiert) zum 31. Dezember 2015 den Betrag von EUR 5.100.000 übersteigt, wobei sich der Deutsche Grundkaufpreis gemäß dieser Ziffer 6.2.4 um höchstens EUR 2.320.000 erhöhen kann,	6.2.4

minus the amount by which the German Net Working Capital (as defined in Section 6.3.3) as of 31 December, 2015 falls short of EUR 5,100,000 or plus the amount by which the German Net Working Capital (as defined in Section 6.3.3) as of 31 December 2015 exceeds the amount of EUR 5,100,000, as the case may be, provided, that the German Base Purchase Price shall in no event be increased by more than EUR 2,320,000 pursuant to this Section 6.2.4;

6.2.5	zuzüglich 4% des US-Geschäftsanteilswertes (wie in Ziffer 7.2 definiert und gemäß Ziffern 7.3 bis 7.6 ermittelt),	6.2.5	plus 4% of the US Equity Value (as defined in Section 7.2 and determined according to Sections 7.3 through 7.6);

6.2.6	abzüglich 66,4% einer eventuellen EBITDA-Anpassung (wie in Ziffer 6.3.4 definiert), und	6.2.6	minus 66.4% of the EBITDA Adjustment (as defined in Section 6.3.4), if any; and

6.2.7	zuzüglich 3% Zinsen p.a. auf den Saldo der Beträge gemäß Ziffer 6.2.1 bis Ziffer 6.2.6 ab (einschließlich) dem Wirtschaftlichen Stichtag bis zum Vollzugstag, wobei (i) für einen etwaigen Zeitraum, in dem nur die Vollzugsbedingungen gemäß Ziffer 5.2.1, nicht aber alle sonstigen Vollzugsbedingungen gemäß Ziffern 5.2.2 bis 5.2.9 erfüllt sind, keine Zinsen anfallen und (ii) sich der Zinssatz ab dem 1. März 2016 von 3% p.a. auf 5% p.a. erhöht.	6.2.7

plus interest at a rate of 3% p.a. on the balance of the amounts pursuant to Section 6.2.1 through 6.2.6 from (and including) the Effective Date until the Closing Date, provided, that (i) no interest shall accrue for the period between the fulfilment of all Closing Conditions pursuant to Section 5.2.1 and the fulfilment of the other Closing Conditions pursuant to Sections 5.2.2 through 5.2.9, if applicable, and (ii) the interest rate shall increase from 3% p.a. to 5% p.a as from March 1, 2016.

6.3	Details des Deutschen Kaufpreises	6.3	Details of the German Purchase Price

6.3.1	„Deutscher Kassenbestand“ ist die Summe der folgenden Vermögensgegenstände der Gruppengesellschaften außer MP USA gemäß dem Finalen Deutschen Konsolidierten Jahresabschluss (wie in Ziffer 6.6.5 definiert):	6.3.1

“German Cash” shall be the aggregate amount of all of the following assets of the Group Companies except MP USA, as shown in the Final German Consolidated Financial Statements (as defined in Section 6.6.5):

a)	Barvermögen,	a)	cash on hand;

b)	Guthaben auf Konten bei Banken und anderen Kreditinstituten,	b)	cash on accounts with banks and other financial institutions;

c)	Schecks,	c)	cheques;

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d)	Darlehensforderungen gegen Gesellschafter und Dritte, und	d)	loan receivables against shareholders and third parties; and

e)	Körperschaftsteuer- und Gewerbesteuerforderungen,	e)	corporate income and trade tax receivables;

insbesondere derjenigen Vermögensgegenstände, die auf den in Anlage 6.3.1 durch die jeweilige Kontonummer aus dem Buchungssystem der MP Deutschland identifizierten Konten gebucht sind (wobei für MP Asien, MP Frankreich und MP Inc. die entsprechenden Konten aus deren jeweiligen Buchungssystemen herangezogen werden).

in particular the assets booked in the accounts identified in Annex 6.3.1 by the account numbers of the accounting system of MP Germany (it being understood that for MP Asia, MP France and MP Inc., the corresponding items in their respective accounting systems shall be used).

6.3.2	„Deutsche Finanzverbindlichkeiten“ ist die Summe der folgenden Rückstellungen und Verbindlichkeiten der Gruppengesellschaften außer MP USA gemäß dem Finalen Deutschen Konsolidierten Jahresabschluss (wie in Ziffer 6.6.5 definiert):	6.3.2

“German Debt” shall be the aggregate amount of all of the following accruals and liabilities of the Group Companies except MP USA, as shown in the Final German Consolidated Financial Statements (as defined in Section 6.6.5):

a)

Verbindlichkeiten aus zinstragenden und nicht zinstragenden Darlehen von Banken oder sonstigen Kreditinstituten, von Verkäufern oder von einer Verbundenen Partei (wie in Ziffer 12.2.2 definiert), einschließlich aufgelaufener Zinsen,

		a)	borrowings, whether interest-bearing or non-interest bearing, from banks, other financial institutions, the Sellers or any Related Party (as defined in Section 12.2.2), including any accrued interest;

b)	von einer Gruppengesellschaft ausgegebene Anleihen, Wechsel und andere Schuldverschreibungen oder Wandelschuldverschreibungen einschließlich aufgelaufener Zinsen,	b)	bonds, notes and other instruments of debt or convertible debt issued by any Group Company, including any accrued interest;

c)	Körperschaftsteuer- und Gewerbesteuerrückstellungen und -verbindlichkeiten,	c)	provisions and liabilities for corporate income and trade taxes;

d)	Verbindlichkeiten aus Finanzierungsleasing, Verkaufs- und Rückmiet- und ähnlichen Vereinbarungen,	d)	finance leases, sale and lease back and similar arrangements;

e)	jede an die Verkäufer oder eine Verbundene Partei zahlbare Dividende, Gewinnabführung, Kapitalrückgewähr oder sonstige Ausschüttung,	e)	any dividend, transfer of profit, capital repayment, other distribution payable to Sellers or a Related Party;

f)	Rückstellungen für Altersteilzeit und Jubiläumszahlungen und ähnliche Leistungen an Arbeitnehmer, und	f)	provisions for old age part time and jubilee payments and similar employee benefits; and

g)	Rückstellungen für Ausgleichszahlungen an Handelsvertreter,	g)	provisions for compensation payments to commercial agents;

insbesondere derjenigen Rückstellungen und Verbindlichkeiten, die auf den in Anlage 6.3.2 durch die jeweilige Kontonummer aus dem Buchungssystem der MP Deutschland identifizierten Konten gebucht sind (wobei für MP Asien, MP Frankreich und MP Inc. die in particular the accruals and liabilities booked in the accounts identified in Annex 6.3.2 by the account numbers of the accounting system of MP Germany (it being understood that for MP Asia, MP France and MP Inc., the

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entsprechenden Konten aus deren jeweiligen Buchungssystemen herangezogen werden).		corresponding items in their respective accounting systems shall be used).

„Deutsche Nettofinanzverbindlichkeiten“ sind die Deutschen Finanzverbindlichkeiten abzüglich des Deutschen Kassenbestandes und die „Deutsche Nettokasse“ ist der Deutsche Kassenbestand abzüglich der Deutschen Finanzverbindlichkeiten.

“German Net Debt” shall be the German Debt minus the German Cash and “German Net Cash” shall be the German Cash minus the German Debt.

6.3.3	„Deutsches Nettoumlaufvermögen“ ist der konsolidierte Saldo der folgenden Aktiva und Passiva der Gruppengesellschaften außer MP USA gemäß dem Finalen Deutschen Konsolidierten Jahresabschluss (wie in Ziffer 6.6.5 definiert):	6.3.3

“German Net Working Capital” shall be the consolidated balance of all of the following assets and liabilities of the Group Companies except MP USA, as shown in the Final German Consolidated Financial Statements (as defined in Section 6.6.5):

a)	Vorräte,	a)	inventories;

b)	zuzüglich Forderungen aus Lieferung und Leistung,	b)	plus trade accounts receivable;

c)	abzüglich Verbindlichkeiten aus Lieferung und Leistung,	c)	minus trade accounts payable;

d)	zuzüglich Steuerforderungen und abzüglich Steuerrückstellungen und Steuerverbindlichkeiten, jeweils soweit nicht im Zusammenhang mit Körperschaft- oder Gewerbesteuer,	d)	plus Tax receivables and minus Tax provisions in each case to the extent not related to corporate income or trade tax;

e)	zuzüglich sonstiger Vermögensgegenstände,	e)	plus other assets;

f)	abzüglich sonstiger Verbindlichkeiten (soweit nicht aus Steuern),	f)	minus other liabilities;

g)	abzüglich sonstiger Rückstellungen,	g)	minus other provisions;

h)	zuzüglich aktiver Rechnungsabgrenzungsposten, und	h)	plus prepaid expenses; and

i)	abzüglich passiver Rechnungsabgrenzungsposten,	i)	minus deferred income;

insbesondere derjenigen Aktiva und Passiva, die auf den in Anlage 6.3.3 durch die jeweilige Kontonummer aus dem Buchungssystem der MP Deutschland identifizierten Konten gebucht sind (wobei für MP Asien, MP Frankreich und MP Inc. die entsprechenden Konten aus deren jeweiligen Buchungssystemen herangezogen werden).

in particular the assets and liabilities booked in the accounts identified in Annex 6.3.3 by the account numbers of the accounting system of MP Germany (it being understood that for MP Asia, MP France and MP Inc., the corresponding items in their respective accounting systems shall be used).

Positionen, die von der Definition des Deutschen Kassenbestandes oder der Deutschen Verbindlichkeiten erfasst werden, sind von der Definition des Deutschen Nettoumlaufvermögens ausgeschlossen.		Any item defined as German Cash or as German Debt shall be excluded from the definition of German Net Working Capital.

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6.3.4	“EBITDA-Anpassung” ist der mit dem Faktor 11,0 multiplizierte Betrag, um den das Maßgebliche Konsolidierte EBITDA 2015 (wie in Ziffer 6.3.5 definiert) der Gruppengesellschaften den Betrag von EUR 18.000.000 unterschreitet.	6.3.4

“EBITDA Adjustment" shall be an amount equal to (i) 11.0 multiplied with (ii) the amount by which the Relevant Consolidated EBITDA 2015 (as defined in Section 6.3.5) of the Group Companies falls short of EUR 18,000,000.

6.3.5	„Maßgebliches Konsolidiertes EBITDA 2015“ ist das Konsolidierte EBITDA der Gruppengesellschaften für das Kalenderjahr 2015 gemäß den Finalen Konsolidierten Gruppenfinanzdaten (wie in Ziffer 6.6.5 definiert) und angepasst wie in Anlage 6.3.5 näher beschrieben.	6.3.5

"Relevant Consolidated EBITDA 2015" shall be the Consolidated EBITDA of the Group Companies for the calendar year 2015 as shown in the Final Group Consolidated Financial Information (as defined in Section 6.6.5) and adjusted as detailed in Annex 6.3.5.

6.4	Grundlage für die Berechnung des Deutschen Kaufpreises	6.4	Basis for Calculation of the German Purchase Price

6.4.1	Der Deutsche Kaufpreis, wie er anhand der Fassungen des Deutschen Konsolidierten Jahresabschlusses und der Konsolidierten Gruppenfinanzdaten berechnet wird, die von den Verkäufern am Deutschen Jahresabschluss-Übergabedatum gemäß Ziffer 6.4.2 übergeben werden (also vor Überprüfung durch die Käufer), ist der „Vorläufige Deutsche Kaufpreis“. Indikative Beispielsberechnungen des Vorläufigen Deutschen Kaufpreises zum 31. Dezember 2015 sind als Anlage 6.4.1 beigefügt.	6.4.1

The German Purchase Price, as calculated on the basis of the versions of the German Consolidated Financial Statements and the Group Consolidated Financial Information delivered by Sellers on the German Delivery Date pursuant to Section 6.4.2 (i.e. before the review by the Purchasers) is referred to as the “Preliminary German Purchase Price”. Indicative sample calculations of the Preliminary German Purchase Price as of 31 December 2015 are attached as Annex 6.4.1.

6.4.2

Entweder (je nachdem, was später ist) zum Zeitpunkt (i) der Fertigstellung (einschließlich Prüfung, sofern einschlägig) des Deutschen Jahresabschlusses, des Deutschen Konsolidierten Jahresabschlusses, des Französischen Jahresabschlusses, des MP Inc. Jahresabschlusses und des Asiatischen Jahresabschlusses (zusammen „Jahresabschlüsse der Deutschen Gruppe“) und der Konsolidierten Gruppenfinanzdaten oder (ii) des Erhalts aller Freigaben werden die Deutschen Verkäufer dem Käufer 1 die Jahresabschlüsse der Deutschen Gruppe und die Konsolidierten Gruppenfinanzdaten zusammen mit einer Berechnung der Deutschen Nettofinanzverbindlichkeiten (beziehungsweise der Deutschen Nettokasse), des Deutschen Nettoumlaufvermögens und des Maßgeblichen Konsolidierten EBITDA 2015 auf Basis der vorgenannten Jahresabschlüsse der Deutschen Gruppe und der Konsolidierten Gruppenfinanzdaten übergeben (der Tag des Erhalts des Deutschen Jahresabschlusses und der Konsolidierten Gruppenfinanzdaten durch den Käufer 1 „Deutsches Jahresabschluss-Übergabedatum“) mit einer Berechnung des hieraus abgeleiteten Vorläufigen Deutschen Kaufpreises. Zum Zweck der Überprüfung der

		6.4.2

By the later of (i) the completion (including audit where applicable) of the German Financial Statements, the German Consolidated Financial Statements, the French Financial Statements, the MP Inc. Financial Statements and the Asian Financial Statements (collectively “Financial Statements of the German Group”) and the Group Consolidated Financial Information and (ii) the date on which the Clearances have been obtained, German Sellers shall deliver to Purchaser 1 the Financial Statements of the German Group and the Group Consolidated Financial Information together with a calculation of the German Net Debt (or the German Net Cash, as the case may be), the German Net Working Capital and the Relevant Consolidated EBITDA 2015 based on the aforementioned Financial Statements of the German Group and the Group Consolidated Financial Information (the date of receipt of the Financial Statements of the German Group and the Group Consolidated Financial Information by Purchaser 1 “German Accounts Delivery Date”), and a calculation of the Preliminary German Purchase Price derived therefrom. For the purpose of reviewing and verifying the Financial Statements of the German Group and the Group Consolidated Financial Information, Purchaser 1 and its advisers shall be

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Jahresabschlüsse der Deutschen Gruppe und der Konsolidierten Gruppenfinanzdaten wird dem Käufer 1 und seinen Beratern unverzüglich, aber nur im hierfür benötigten Umfang, Zugang zu den Gruppengesellschaften, deren Management, Mitarbeitern, Beratern und Wirtschaftsprüfern und zu Dokumenten, Daten und anderen verfügbaren Informationen über die Gruppengesellschaften gewährt und – vorausgesetzt, dass der Käufer 1 einen Hold Harmless Letter in dem von den Wirtschaftsprüfern benötigten Umfang unterzeichnet – auch zu den Arbeitspapieren der Wirtschaftsprüfer. Die Verkäufer werden die Wirtschaftsprüfer gegenüber dem Käufer 1 von ihrer beruflichen und vertraglichen Schweigepflicht entbinden und werden hierzu auch alle Gruppengesellschaften veranlassen.

granted access, without undue delay and only to the extent required for the purpose hereof, to all Group Companies, their management, employees, advisers and auditors and to documents, data and other information available to any Group Company and, subject to Purchaser 1 signing a hold harmless letter as required by the auditor, to the work papers of the auditors. Sellers will, and will cause each Group Company to, release the auditors from any professional or contractual confidentiality obligation towards Purchasers and any of their advisers.

6.4.3	Die Jahresabschlüsse der Deutschen Gruppe und die Konsolidierten Gruppenfinanzdaten werden auf der Grundlage (und in der Rangfolge) der folgenden Regeln aufgestellt:	6.4.3	The Financial Statements of the German Group and the Group Consolidated Financial Information, shall be prepared by using, in the following hierarchy:

a)	soweit anwendbar, der Konsolidierungsregeln,	a)	to the extent applicable, the Consolidation Rules,

b)

der Bilanzierungsregeln (insbesondere Aktivierungs- und Bewertungswahlrechte), die bei der Vorbereitung des vorangegangenen Jahresabschlusses unter Wahrung der Bewertungs- und Bilanzkontinuität angewandt wurden (insbesondere die angewandten und gleichbleibenden Bilanzierungs- und Bewertungswahlrechte) und

		b)

the accounting rules (in particular recognition options and valuation options), that were used in the preparation of the previous financial statements consistently applied (including, without limitation, the consistent use of any discretionary rights), and

c)

unter Wahrung der Vorschriften des HGB für MP Deutschland und unter Wahrung der Grundsätze ordnungsgemäßer Buchführung und Bilanzierung, die für MP USA, MP Inc., MP Frankreich und MP Asien, in der jeweils zum 31. Dezember 2015 geltenden Fassung Anwendung finden.

		c)

in accordance with the German Commercial Code for MP Germany and in accordance with the applicable generally accepted accounting principles of the relevant jurisdiction for MP USA, MP Inc. MP France and MP Asia, in each case as in effect as of December 31, 2015.

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6.5	Überprüfung des Vorläufigen Deutschen Kaufpreises durch Käufer 1 nach Vollzug	6.5	Review of Preliminary German Purchase Price by Purchaser 1 after the Closing

6.5.1

Der Käufer 1 kann dem Deutschen Konsolidierten Jahresabschluss, den Konsolidierten Gruppenfinanzdaten und der sich daraus ergebenden Berechnung der Deutschen Nettofinanzverbindlichkeiten (beziehungsweise der Deutschen Nettokasse), des Deutschen Nettoumlaufvermögens und des Maßgeblichen Konsolidierten EBITDA 2015 innerhalb von zwanzig (20) Bankarbeitstagen nach dem Deutschen Jahresabschluss-Übergabedatum („Deutsche Widerspruchsfrist“) schriftlich gegenüber den Deutschen Verkäufern unter näherer Begründung der einzelnen Punkte des Widerspruchs widersprechen („Deutscher Widerspruch“). Positionen oder Beträge, denen nicht durch den Deutschen Widerspruch widersprochen wird, sind für die Parteien endgültig und bindend, sofern diese nicht ihrem Gegenstand nach in Verbindung mit den im Deutschen Widerspruch angeführten Punkten angepasst werden müssen. Der Deutsche Widerspruch verhindert nicht den Vollzug dieses Vertrages, sondern kann lediglich zu einer nachträglichen Anpassung des Vorläufigen Deutschen Kaufpreises führen.

		6.5.1

Within twenty (20) Business Days after the German Accounts Delivery Date (“German Objection Period”), Purchaser 1 shall be entitled to give written notice to German Sellers setting out in detail the particulars of any disagreement with the German Consolidated Financial Statements, the Group Consolidated Financial Information, the German Net Debt (or the German Net Cash, as the case may be), the German Net Working Capital or the Relevant Consolidated EBITDA 2015 (“German Notice of Objection”), whereby any item or amount as to which no dispute is raised in the German Notice of Objection shall be final and binding on the Parties, unless such item or amount is by nature adjusted in connection with the matters raised in the German Notice of Objection. The German Notice of Objection does not prevent the Closing, but may only lead to a subsequent adjustment of the Preliminary German Purchase Price.

6.5.2	Legt der Käufer 1 nicht innerhalb der Deutschen Widerspruchsfrist einen Deutschen Widerspruch gegen den Deutschen Konsolidierten Jahresabschluss oder die Konsolidierten Gruppenfinanzdaten ein, werden der Deutsche Konsolidierte Jahresabschluss und/oder die Konsolidierten Gruppenfinanzdaten der Finale Deutsche Konsolidierte Jahresabschluss und/oder die Finalen Konsolidierten Gruppenfinanzdaten (wie jeweils in Ziffer 6.6.5 definiert).	6.5.2

If, within the German Objection Period, Purchaser 1 does not deliver a German Notice of Objection against the German Consolidated Financial Statements and/or the Group Consolidated Financial Information, the German Consolidated Financial Statements and/or the Group Consolidated Financial Information shall become the Final German Consolidated Financial Statements and/or the Final Group Consolidated Financial Information (each as defined in Section 6.6.5).

6.5.3	Wenn und soweit der Käufer 1 einen Deutschen Widerspruch einlegt, werden die Deutschen Verkäufer innerhalb von zwanzig (20) Bankarbeitstagen nach Erhalt eines solchen Deutschen Widerspruchs versuchen, eine Einigung mit dem Käufer 1 hinsichtlich des Deutschen Widerspruchs, des Deutschen Konsolidierten Jahresabschlusses, der Konsolidierten Gruppenfinanzdaten, der Deutschen Nettofinanzverbindlichkeiten (beziehungsweise der Deutschen Nettokasse), des Deutschen Nettoumlaufvermögens sowie des Maßgeblichen Konsolidierten EBITDA 2015 herbeizuführen.	6.5.3

If and to the extent Purchaser 1 delivers a German Notice of Objection, German Sellers shall, within a period of twenty (20) Business Days after receipt of such German Notice of Objection, attempt to reach an agreement with Purchaser 1 regarding the German Notice of Objection and to agree on the German Consolidated Financial Statements, the Group Consolidated Financial Information, the German Net Debt (or the German Net Cash, as the case may be), on the German Net Working Capital and the Relevant Consolidated 2015 EBITDA.

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6.6	Schiedsgutachterverfahren	6.6	Expert Proceedings

6.6.1

Wenn und soweit sich die Parteien nicht gemäß Ziffer 6.5.3 über den Deutschen Widerspruch einigen, sind sowohl die Deutschen Verkäufer als auch der Käufer 1 berechtigt, den Deutschen Widerspruch und alle streitigen Gegenstände bezüglich der Deutschen Nettokasse bzw. der Deutschen Nettofinanzverbindlichkeiten, des Deutschen Nettoumlaufvermögens oder des Maßgeblichen Konsolidierten EBITDA 2015 an KPMG, München („Deutscher Sachverständiger“) zu verweisen und die Deutschen Verkäufer einerseits und der Käufer 1 andererseits sind verpflichtet, den Deutschen Sachverständigen gemeinsam zu beauftragen, als Schiedsgutachter die Deutsche Nettokasse (bzw. die Deutschen Nettofinanzverbindlichkeiten), das Deutsche Nettoumlaufvermögen und das Maßgebliche Konsolidierte EBITDA 2015 zu ermitteln, soweit diese Positionen zwischen den Parteien streitig sind. Falls (i) der Deutsche Sachverständige den Auftrag nicht annimmt und (ii) die Deutschen Verkäufer und Käufer 1 sich nicht innerhalb von (fünf) 5 Bankarbeitstagen nach der Aufforderung durch eine Partei, einen neuen Deutschen Sachverständigen zu bestellen, auf einen Ersatz einigen können, wird der Deutsche Sachverständige vom Vorstand des Instituts der Wirtschaftsprüfer in Deutschland e.V. mit für die Parteien bindender Wirkung benannt.

6.6.1

If the Parties do not agree pursuant to Section 6.5.3 on the German Notice of Objection, both German Sellers and Purchaser 1 shall be entitled to refer the German Notice of Objection and the items in dispute with respect to the German Net Cash or the German Net Debt, as the case may be, the German Net Working Capital or the Relevant Consolidated EBITDA 2015 to KPMG, Munich (“German Expert”) and German Sellers on the one hand and Purchaser 1 on the other hand shall be obliged to mutually engage the German Expert to act as an arbiter to determine the German Net Cash (or German Net Debt, as the case may be), the German Net Working Capital and the Relevant Consolidated EBITDA 2015, if and to the extent such positions are in dispute between the Parties. If (i) the German Expert does not accept the engagement and (ii) German Sellers and Purchaser 1 are unable to agree on a replacement within five (5) Business Days after either Party has requested from the other Party to agree on such replacement, the German Expert shall be selected by the Chairman of the German Institute for Certified Public Accounts with binding effect on all Parties.

6.6.2

Der Deutsche Sachverständige soll angewiesen werden, das Verfahren auf faire und unparteiische Art und Weise durchzuführen und den Deutschen Verkäufern und dem Käufer 1 die Möglichkeit zu geben, ihre Argumente schriftlich und in mindestens einer Anhörung vorzutragen und seine Entscheidung in einem schriftlichen Sachverständigengutachten innerhalb eines angemessenen Zeitrahmens von längstens zwei (2) Monaten zu treffen. Die Deutschen Verkäufer und der Käufer 1 haben dafür Sorge zu tragen, dass dem Deutschen Sachverständigen im Rahmen des gesetzlich Zulässigen jegliche Unterstützung sowie Zugang zu allen Informationen, die der Deutsche Sachverständige zur Bestimmung der Deutschen Nettokasse (bzw. der Deutschen Nettofinanzverbindlichkeiten), des Deutschen Nettoumlaufvermögens und des Maßgeblichen Konsolidierten EBITDA 2015 benötigt, gewährt wird. Eine solche Unterstützung und Zusammenarbeit beinhaltet insbesondere, dass dem Deutschen Sachverständigen auf Verlangen alle relevanten Bücher und Geschäftsunterlagen der

6.6.2

The German Expert shall be instructed to conduct the proceedings in a fair and impartial manner, to give the German Sellers and Purchaser 1 the opportunity to present their arguments in writing and in at least one hearing and to deliver its decision in a written expert opinion within a reasonable timeframe, not exceeding two (2) months. The German Sellers and Purchaser 1 shall procure, to the extent legally permitted, that the German Expert is given all assistance and access to all such information the German Expert may require in order to determine the German Net Cash (or German Net Debt, as the case may be), the German Net Working Capital and the Relevant Consolidated EBITDA 2015 items in dispute. Such cooperation and assistance shall include, without limitation, the making available of all relevant books and records of the Group Companies except MP USA, any supporting documentation relating to the German Consolidated Financial Statements and the Group Consolidated Financial Information and, subject to signing of a hold harmless letter as required by the respective auditor, the work pa-

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Gruppengesellschaften außer MP USA, unterstützende Unterlagen zu dem Deutschen Konsolidierten Jahresabschluss und den Konsolidierten Gruppenfinanzdaten und die Arbeitspapiere der Wirtschaftsprüfer der Gruppengesellschaften außer MP USA (unter der Voraussetzung, dass ein Hold Harmless Letter im vom jeweiligen Wirtschaftsprüfer benötigten Umfang unterzeichnet wird) sowie alle weiteren die Gruppengesellschaften (außer MP USA) betreffenden relevanten Informationen zugänglich gemacht werden.

pers of the auditors of the Group Companies except MP USA as well as any other relevant information relating to the Group Companies, except MP USA, as requested by the German Expert.

6.6.3	Die Kosten des Deutschen Sachverständigen werden von den Deutschen Verkäufern einerseits und von dem Käufer 1 andererseits in einem vom Deutschen Sachverständigen zu bestimmenden Verhältnis gemäß § 91 Absatz 1 Satz 1 und § 92 Abs. 1 ZPO getragen, d.h. die Kosten werden im Verhältnis des Obsiegens der jeweiligen Partei aufgeteilt.	6.6.3

The fees of the German Expert shall be paid by the German Sellers on the one hand and Purchaser 1 on the other hand in the ratio pursuant to Section 91 para 1 sentence 1 and Section 92 para 1 of the German Civil Law Proceedings Act to be determined by the German Expert, i.e. the fees are split depending on the degree to which each Party succeeds.

6.6.4

Der Deutsche Sachverständige stellt – nur für Zwecke der Kaufpreisberechnung nach diesem Vertrag – angepasste Fassungen des Deutschen Konsolidierten Jahresabschlusses und der Konsolidierten Gruppenfinanzdaten auf, die alle aus Sicht des Deutschen Sachverständigen gebotenen Anpassungen bezüglich der streitigen Gegenstände der Deutschen Nettokasse (bzw. der Deutschen Nettofinanzverbindlichkeiten), des Deutschen Nettoumlaufvermögens und des Maßgeblichen Konsolidierten EBITDA 2015 beinhalten, und übermittelt diese zeitgleich an den Käufer 1 einerseits und die Deutschen Verkäufer andererseits. Der Deutsche Sachverständige handelt als Schiedsgutachter i.S.d. §§ 317 ff. BGB und nicht als Schiedsrichter und entscheidet auf der Basis der in Ziffer 6.2 bis Ziffer 6.4 niedergelegten Regeln über die ihm vorgelegten streitigen Punkte, und zwar innerhalb der Bandbreite der aus dem Deutschen Widerspruch ersichtlichen Positionen der Parteien, inwieweit jeweils der Konsolidierte Deutsche Jahresabschluss und die Konsolidierten Gruppenfinanzdaten, die Deutschen Nettofinanzverbindlichkeiten (beziehungsweise die Deutsche Nettokasse), das Deutsche Nettoumlaufvermögen und das Maßgebliche Konsolidierte EBITDA 2015 angepasst werden müssen. Die Festlegung der Deutschen Nettofinanzverbindlichkeiten (beziehungsweise der Deutschen Nettokasse), des Deutschen Nettoumlaufvermögens und des Maßgeblichen Konsolidierten EBITDA 2015 durch den Deutschen Sachverständigen ist, außer im Falle offensichtlicher Fehler, nach

6.6.4

The German Expert shall – only for purposes of the determination of any purchase price hereunder – determine adjusted versions of the German Consolidated Financial Statements and the Group Consolidated Financial Information, reflecting the adjustments made by the German Expert when determining the German Net Cash (or German Net Debt, as the case may be), German Net Working Capital and Relevant Consolidated EBITDA 2015 items in dispute and deliver it simultaneously to Purchaser 1 on the one hand and German Sellers on the other hand. The German Expert shall act as an arbiter in accordance with Sections 317 et seq. of the German Civil Code and not as arbitrator, and based on the provisions and principles set forth or referred to in Section 6.2 through Section 6.4, but only with respect to the remaining differences submitted to it and within the scope of the amounts determined by the Parties in respect of each item in the German Notice of Objection, decide whether and to what extent the German Consolidated Financial Statements, the Group Consolidated Financial Information, the German Net Debt (or the German Net Cash, as the case may be), the German Net Working Capital and the Relevant Consolidated EBITDA 2015, as relevant, require adjustment. Save for manifest error, the German Expert’s determination of the German Net Debt (or the German Net Cash, as the case may be), the German Net Working Capital and the Relevant Consolidated EBITDA 2015 shall be binding on the Parties in accordance with Section 319 BGB.

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	Maßgabe von § 319 BGB bindend.

6.6.5

Der jeweils finale und bindende (i) Konsolidierte Deutsche Jahresabschluss, wie er gemäß Ziffer 6.5.3 von den Parteien vereinbart oder gemäß Ziffer 6.6.4 vom Deutschen Sachverständigen festgelegt wurde, wird als „Finaler Deutscher Konsolidierter Jahresabschluss“ bezeichnet und (ii) die Konsolidierten Gruppenfinanzdaten, wie sie gemäß Ziffer 6.5.3 von den Parteien vereinbart oder gemäß Ziffer 6.6.4 vom Deutschen Sachverständigen festgelegt wurden, werden als „Finale Konsolidierte Gruppenfinanzdaten“ bezeichnet. Der endgültige Betrag des Deutschen Kaufpreises wird auf Grundlage des Finalen Deutschen Konsolidierten Jahresabschlusses, der Finalen Konsolidierten Gruppenfinanzdaten und des Finalen US-Jahresabschlusses berechnet.

		6.6.5

The final and binding (i) German Consolidated Financial Statements as agreed upon between the Parties pursuant to Section 6.5.3 or as determined by the German Expert pursuant to Section 6.6.4 are referred to as the “Final German Consolidated Financial Statements” and (ii) Group Consolidated Financial Information as agreed upon between the Parties pursuant to Section 6.5.3 or as determined by the German Expert pursuant to Section 6.6.4 are referred to as the “Final Group Consolidated Financial Information”. The final amount of the German Purchase Price shall be determined on the basis of the Final German Consolidated Financial Statements, the Final Group Consolidated Information and the Final US Financial Statements.

6.7	Zahlung von Anpassungen des Vorläufigen Deutschen Kaufpreises	6.7	Payment of Adjustments of Preliminary German Purchase Price

Abweichungen zwischen dem Vorläufigen Deutschen Kaufpreis und dem Deutschen Kaufpreis („Deutsche Kaufpreisanpassung“) werden wie folgt ausgeglichen:		Any differences between the Preliminary German Purchase Price and the German Purchase Price (“German Purchase Price Adjustment”) shall be paid as follows:

6.7.1	Wenn der Vorläufige Deutsche Kaufpreis den Deutschen Kaufpreis übersteigt, erstatten die Deutschen Verkäufer (in dem in Ziffer 14.4.4a), Ziffer 14.4.4b) und Ziffer 14.4.4c) genannten Verhältnis) dem Käufer 1 die Differenz, wobei Einverständnis darüber herrscht, dass solche Erstattungsansprüche durch den Deutschen Sicherheitsbetrag I gesichert sind und gemäß Ziffer 8.1.2a) ausgeglichen werden.	6.7.1

If the Preliminary German Purchase Price exceeds the German Purchase Price, German Sellers shall (pro rata as set out in Section 14.4.4a), Section 14.4.4b) and Section 14.4.4c)) reimburse the difference to Purchaser 1, it being understood that such reimbursement claims are secured by the German Escrow Amount I and shall be settled in accordance with Section 8.1.2a).

6.7.2	Wenn der Vorläufige Deutsche Kaufpreis den Deutschen Kaufpreis unterschreitet, zahlt der Käufer 1 die Differenz an die Deutschen Verkäufer (in dem in Ziffer 14.4.4a), Ziffer 14.4.4b) und Ziffer 14.4.4c) genannten Verhältnis).	6.7.2

If the Preliminary German Purchase Price falls short of the German Purchase Price, Purchaser 1 shall pay the difference to German Sellers (pro rata as set out in Section 14.4.4a), Section 14.4.4b) and Section 14.4.4c)).

6.8	Allokation des Deutschen Kaufpreises	6.8	Allocation of German Purchase Price

6.8.1	EUR 157.386,73 des Deutschen Kaufpreises entfallen auf die Französischen Zielgesellschaftsanteile ("Französischer Kaufpreis") und der Rest des Deutschen Kaufpreises entfällt auf die Deutschen Zielgeschäftsanteile. Die Zahlung des Französischen Kaufpreises erfolgt durch den Käufer 1 als Teil des Deutschen Kaufpreises im Namen und für Rechnung des Käufers 3.	6.8.1

EUR 157,386.73 of the German Purchase Price shall be allocated to the French Target Shares (the "French Purchase Price") and the remainder of the German Purchase Price shall be allocated to the German Target Shares. The French Purchase Price shall be paid by Purchaser 1 as part of the German Purchase Price for and on behalf of Purchaser 3.

6.8.2	Ein Teil des Vorläufigen Deutschen	6.8.2	A portion of the Preliminary German Purchase

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Kaufpreises, der gemäß Anlage 6.8.2 auf den Verkäufer 3 entfällt („LS-Betrag“), stellt eine disproportionale Erlösverteilung dar. Der Unterschied zwischen dem LS-Betrag und dem Betrag, der auf Verkäufer 3 entfallen würde, wenn die Allokation des Vorläufigen Deutschen Kaufpreises streng nach der prozentualen Beteiligung von Verkäufer 3 an MP Deutschland vorgenommen worden wäre, wird im Folgenden als „Differenzbetrag“ bezeichnet. Vor dem Hintergrund der ungeklärten Besteuerungssituation und lediglich als Vorsichtsmaßnahme haben die Deutschen Verkäufer dafür Sorge zu tragen, dass MP Deutschland (i) den Betrag der Steuern bestimmt, welcher auf den Differenzbetrag anfallen würde, wenn der Differenzbetrag als Arbeitslohn qualifiziert würde (einschließlich des Arbeitgeberanteils an etwaigen Sozialversicherungsbeiträgen) („LS-Potentieller Steuerbetrag“) und (ii) die Parteien drei (3) Werktage vor dem Voraussichtlichen Vollzugstag schriftlich über die Höhe des LS-Potentiellen Steuerbetrages (einschließlich Einzelheiten seiner Berechnung) unterrichtet. Der LS-Potentielle Steuerbetrag soll gemäß Ziffer 5.3.7 nicht an die Deutschen Verkäufer gezahlt, sondern vom Vorläufigen Deutschen Kaufpreis abgezogen und durch Käufer 1 in Erfüllung seiner Verpflichtung, den Vorläufigen Deutschen Kaufpreis zu zahlen, an MP Deutschland gezahlt werden. Der Verkäufer 3 und die Käufer haben dafür Sorge zu tragen, dass MP Deutschland als Zahlstelle namens und für Rechnung des Verkäufers 3 einen Betrag in Höhe der Lohnsteuer (zuzüglich Solidaritätszuschlag und gegebenenfalls Kirchensteuer hierauf), welche im LS-Potentiellen Steuerbetrag enthalten ist, als Lohnsteuer anmeldet und an das zuständige Finanzamt zahlt (um dem zuständigen Finanzamt die Prüfung der Besteuerung des Differenzbetrages zu ermöglichen). Der Verkäufer 3 nimmt die Prüfung der Besteuerung des Differenzbetrages vor. Der Verkäufer 3 und die Käufer haben zudem dafür Sorge zu tragen, dass MP Deutschland einen Betrag in Höhe etwaiger Sozialversicherungsbeiträge, welche im LS-Potentiellen Steuerbetrag enthalten sind, an das zuständige Finanzamt abführen wird. Wenn und soweit eine Steuer gegenüber einer Gruppengesellschaft festgesetzt oder von dieser zu entrichten ist (einschließlich als Folge einer sekundärer Haftung), welche sich aus der disproportionalen Erlösverteilung gemäß dieser Ziffer 6.8.2 ergibt, wird der Verkäufer 3 an den Käufer 1 einen Betrag in Höhe dieser Steuern zahlen, es sei denn und soweit die Gruppengesellschaft für diese Steuer bereits

Price allocated to Seller 3 as set out in Annex 6.8.2 (the “LS Amount”) constitutes a disproportional allocation of proceeds. The difference between the LS Amount and the amount that would have been allocated to Seller 3 had the allocation of the Preliminary German Purchase Price been effected strictly pro rata pursuant to the shareholding of Seller 3 in MP Germany is referred to hereinafter as “Difference Amount”. In view of the uncertain Tax situation and for precautionary purposes only, the German Sellers shall procure that MP Germany (i) determines the amount of Taxes that would be applicable to the Difference Amount if the Difference Amount qualified as wage (including, the employer's portion of any social security contributions) (“LS Potential Tax Amount”) and (ii) notifies in writing the Parties three (3) Business Days prior to the Targeted Closing Date of the LS Potential Tax Amount (including details of its calculation). The LS Potential Tax Amount shall not be paid to German Sellers, but be subtracted from the Preliminary German Purchase Price and be paid by Purchaser 1 to MP Germany in fulfilment of Purchaser 1's obligation to pay the Preliminary German Purchase Price as set out in Section 5.3.7. Seller 3 and Purchasers shall procure that MP Germany will declare and pay as paying agent an amount equal to the wage tax (plus any solidarity surcharge and, if any, church tax thereon) included in the LS Potential Tax Amount to the competent Tax authority on behalf and for the account of Seller 3 (to allow the competent Tax authority a review of the taxation of the Difference Amount). Seller 3 will conduct the review of the taxation of the Difference Amount. Seller 3 and Purchasers shall further procure that MP Germany will pay an amount equal to any social security contributions included in the LS Potential Tax Amount (if any) to the competent Tax Authority. If and to the extent that any Tax is imposed on or payable by any Group Company (including as a result of a secondary liability) which arises from the disproportional allocation of proceeds pursuant to this Section 6.8.2, Seller 3 shall pay to Purchaser 1 an amount equal to such Tax, unless and to the extent the Group Company has already been otherwise reimbursed for such Tax under this Section; any such payment shall be made on a Euro-for-Euro basis without any deduction, limitation or condition. Section 10.6 shall apply accordingly.

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	anders gemäß dieser Ziffer entschädigt wurde; jede solche Zahlung hat auf Euro-für-Euro-Basis ohne jeglichen Abzug, Beschränkung oder Bedingung zu erfolgen. Ziffer 10.6 findet entsprechend Anwendung.

7.	US-KAUFPREIS	7.	US PURchase PRICE

7.1	Wirtschaftlicher Stichtag	7.1	Effective Date

Der Verkauf der US-Zielgesellschaftsanteile erfolgt mit wirtschaftlicher Wirkung zum Wirtschaftlichen Stichtag. Der Verkauf und die Abtretung der US-Zielgesellschaftsanteile erstrecken sich auf alle dazugehörigen Rechte und Ansprüche, insbesondere das Gewinnbezugsrecht für alle am Vollzugstag noch nicht ausgeschütteten Gewinne.

The sale of the US Target Partnership Interests shall be performed with economic effect as of the Effective Date. The sale and transfer of the US Target Partnership Interests shall legally include all rights and claims pertaining thereto, in particular all entitlements to profits not yet distributed as of the Closing Date.

7.2	Kaufpreis für die US-Zielgesellschaftsanteile	7.2	Purchase Price for the US Target Partnership Interests

Der „US-Kaufpreis“ für die US-Zielgesellschaftsanteile entspricht 96% des US-Geschäftsanteilswerts (wie nachstehend definiert) zuzüglich 3% Zinsen p.a. auf 96% des US-Geschäftsanteilswertes ab (einschließlich) dem Wirtschaftlichen Stichtag bis zum Vollzugstag, wobei (i) für einen etwaigen Zeitraum, in dem nur die Vollzugsbedingungen gemäß Ziffer 5.2.1, nicht aber alle sonstigen Vollzugsbedingungen gemäß Ziffer 5.2.2 bis Ziffer 5.2.9 erfüllt sind, keine Zinsen anfallen, und (ii) sich der Zinssatz ab 1. März 2016 von 3% p.a. auf 5% p.a. erhöht. Der „US-Geschäftsanteilswert“ ist

The “US Purchase Price” for the US Target Partnership Interests shall be (i) 96% of the US Equity Value (as defined below) plus (ii) interest on 96% of the US Equity Value at a rate of 3% p.a. from (and including) the Effective Date until the Closing Date, provided, that (i) no interest shall accrue for the period between the fulfillment of all Closing Conditions pursuant to Section 5.2.1 and the fulfillment of the other Closing Conditions pursuant to Sections 5.2.2 through 5.2.9, as applicable, and (ii) the interest rate shall increase from 3% p.a. to 5% p.a as from March 1, 2016. The “US Equity Value” shall be

7.2.1	ein fester Betrag in Höhe von EUR 68.010.000 (in Worten: achtundsechzig Millionen zehntausend Euro) („US-Grundkaufpreis“),	7.2.1	a fixed amount of EUR 68,010,000 (in words: sixty eight million ten thousand Euro) (the “US Base Purchase Price”);

7.2.2	abzüglich der US-Nettofinanzverbindlichkeiten (wie in Ziffer 7.3.2 definiert) zum 31. Dezember 2015 (in EUR) beziehungsweise zuzüglich der US-Nettokasse (wie in Ziffer 7.3.2 definiert) zum 31. Dezember 2015 (in EUR),	7.2.2	minus the US Net Debt (as defined in Section 7.3.2) as of December 31, 2015 (in EUR) or plus the US Net Cash (as defined in Section 7.3.2) as of 31 December 2015 (in EUR), as the case may be;

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7.2.3	abzüglich eines pauschalen Abzugs für verschuldungsähnliche Positionen in Höhe von EUR 468.000,	7.2.3	minus an agreed lump-sum deduction for debt-like items in the amount of EUR 468,000;

7.2.4	abzüglich des Betrages, um den das US-Nettoumlaufvermögen (wie in Ziffer 7.3.3 definiert) abzüglich des nach den Konsolidierungsregeln zu eliminierenden Zwischengewinns (Intercompany Profit) („Angepasstes US-Nettoumlaufvermögen“) zum 31. Dezember 2015 den Betrag von EUR 3.979.000 unterschreitet, beziehungsweise zuzüglich des Betrages, um den das Angepasste US-Nettoumlaufvermögen zum 31. Dezember 2015 den Betrag von EUR 3.979.000 übersteigt, wobei sich der US-Grundkaufpreis gemäß dieser Ziffer 7.2.4 um höchstens EUR 1.840.000 erhöhen kann,	7.2.4

minus the amount by which the US Net Working Capital (as defined in Section 7.3.3) less the intercompany profit to be eliminated in accordance with the Consolidation Rules (the “Adjusted US Net Working Capital”) as of 31 December 2015 falls short of EUR 3,979,000 or plus the amount by which the Adjusted US Net Working Capital as of 31 December 2015 exceeds the amount of EUR 3,979,000, as the case may be, provided, that the US Base Purchase Price shall in no event be increased by more than EUR 1,840,000 pursuant to this Section 7.2.4;

7.2.5	abzüglich 33,6% einer eventuellen EBITDA-Anpassung.	7.2.5	minus 33.6% of the EBITDA Adjustment, if any.

7.3	Details des US-Kaufpreises	7.3	Details of US Purchase Price

7.3.1	„US-Kassenbestand“ ist die Summe der folgenden Vermögensgegenstände der MP USA gemäß dem Finalen US-Jahresabschluss (wie in Ziffer 7.6.5 definiert):	7.3.1	“US Cash” shall be the aggregate amount of all of the following assets of MP USA as shown in the Final US Financial Statements (as defined in Section 7.6.5):

a)	Barvermögen,	a)	cash on hand;

b)	Guthaben auf Konten bei Banken und anderen Finanzinstituten,	b)	cash on accounts with banks and other financial institutions;

c)	Schecks,	c)	cheques;

d)	Darlehensforderungen gegen Gesellschafter und Dritte, und	d)	loan receivables against shareholders and third parties; and

e)	Körperschaftsteuer- und Gewerbesteuerforderungen,	e)	corporate income and trade tax receivables;

insbesondere derjenigen Vermögensgegenstände, die auf den in Anlage 7.3.1 durch die jeweilige Kontonummer aus dem Buchungssystem der MP USA identifizierten Konten gebucht sind.		in particular the assets booked in the accounts identified in Annex 7.3.1 based on the account numbers of the accounting system of MP USA.

7.3.2	„US-Finanzverbindlichkeiten“ ist die Summe der folgenden Verbindlichkeiten und Rückstellungen der MP USA gemäß dem Finalen US-Jahresabschluss (wie in Ziffer 7.6.5 definiert):	7.3.2	“US Debt” shall be the aggregate amount of all of the following accruals and liabilities of MP USA as shown in the Final US Financial Statements (as defined in Section 7.6.5):

a)

Verbindlichkeiten aus zinstragenden und nicht zinstragenden Darlehen von Banken oder sonstigen Kreditinstituten, von Verkäufern oder von einer Verbundenen Partei (wie in Ziffer 12.2.2 definiert), einschließlich aufgelaufener

		a)	borrowings, whether interest-bearing or non-interest bearing, from banks, other financial institutions, the Sellers or any Related Party (as defined in Section 12.2.2), including any accrued interest;

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Zinsen,

b)	von einer Gruppengesellschaft ausgegebene Anleihen, Wechsel und anderen Schuldverschreibungen oder Wandelschuldverschreibungen einschließlich aufgelaufener Zinsen,	b)	bonds, notes and other instruments of debt or convertible debt issued by any Group Company, including any accrued interest;

c)	Körperschaftsteuer- und Gewerbesteuerrückstellungen und -verbindlichkeiten,	c)	provisions and liabilities for corporate income and trade taxes;

d)	Verbindlichkeiten aus Finanzierungsleasing, Verkaufs- und Rückmiet- und ähnlichen Vereinbarungen,	d)	finance leases, sale and lease back and similar arrangements;

e)	jede an die Verkäufer oder eine Verbundene Partei (wie in Ziffer 12.2.2 definiert) zahlbare Dividende, Gewinnabführung, Kapitalrückgewähr oder sonstige Ausschüttung,	e)	any dividend, transfer of profit, capital repayment, other distribution payable to Sellers or a Related Party;

f)	Rückstellungen für Altersteilzeit und Jubiläumszahlungen und ähnliche Leistungen an Arbeitnehmer, und	f)	provisions for old age part time and jubilee payments and similar employee benefits; and

g)	Rückstellungen für Ausgleichszahlungen an Handelsvertreter,	g)	provisions for compensation payments to commercial agents;

insbesondere derjenigen Verbindlichkeiten und Rückstellungen, die auf den in Anlage 7.3.2 durch die jeweilige Kontonummer aus dem Buchungssystem der MP USA identifizierten Konten gebucht sind.		in particular the accruals and liabilities booked in the accounts identified in Annex 7.3.2 based on the account numbers of the accounting system of MP USA.

Die „US-Nettofinanzverbindlichkeiten“ sind die US-Finanzverbindlichkeiten abzüglich des US-Kassenbestandes und die „US-Nettokasse“ ist der US-Kassenbestand abzüglich der US-Finanzverbindlichkeiten.		“US Net Debt” shall be the US Debt minus the US Cash and “US Net Cash” shall be the US Cash minus the US Debt.

7.3.3	„US-Nettoumlaufvermögen“ ist der Saldo der folgenden Aktiva und Passiva der MP USA gemäß dem Finalen US-Jahresabschluss (wie in Ziffer 7.6.5 definiert):	7.3.3	“US Net Working Capital” shall be the balance of all of the following assets and liabilities of MP USA, as shown in the Final US Financial Statements (as defined in Section 7.6.5):

a)	Vorräte,	a)	inventories;

b)	zuzüglich Forderungen aus Lieferung und Leistung,	b)	plus trade accounts receivable;

c)	abzüglich Verbindlichkeiten aus Lieferung und Leistung,	c)	minus trade accounts payable;

d)	zuzüglich geleisteter Kautionen (deposits),	d)	plus deposits;

e)	zuzüglich Steuerforderungen und abzüglich Steuerrückstellungen, jeweils soweit nicht im Zusammenhang mit Körperschaft- oder Gewerbesteuer,	e)	plus Tax receivables and minus tax provisions in each case to the extent not related to corporate income or trade tax;

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f)	zuzüglich sonstiger Vermögensgegenstände (other current assets),	f)	plus other current assets;

g)	zuzüglich aktiver Rechnungsabgrenzungsposten,	g)	plus prepaid expenses;

h)	abzüglich sonstiger Rückstellungen,	h)	minus accrued expenses;

i)	abzüglich Vorauszahlungen von Kunden (customer deposits),	i)	minus customer deposits;

j)	abzüglich sonstiger Verbindlichkeiten (other current liabilities),	j)	minus other current liabilities;

k)	abzüglich aufgeschobener Mietzahlungen, und	k)	minus deferred rent; and

l)	abzüglich passiver Rechnungsabgrenzungsposten,	l)	minus deferred income;

insbesondere der Aktiva und Passiva, die auf den in Anlage 7.3.3 durch die jeweilige Kontonummer aus dem Buchungssystem der MP USA identifizierten Konten gebucht sind.		in particular the assets and liabilities booked in the accounts identified in Annex 7.3.3 based on the account numbers of the accounting system of MP USA.

Positionen, die von der Definition des US-Kassenbestandes oder der US-Finanzverbindlichkeiten erfasst werden, sind von der Definition des US-Nettoumlaufvermögens ausgeschlossen.		Any item defined as US Cash or as US Debt shall be excluded from the definition of US Net Working Capital.

7.4	Grundlage für die Berechnung des US-Kaufpreises	7.4	Basis for Calculation of the US Purchase Price

7.4.1	Der US-Kaufpreis, wie er anhand der Fassungen der Konsolidierten Gruppenfinanzdaten und des US-Jahres-abschlusses, die von den Verkäufern am US-Jahresabschluss-Übergabedatum gemäß Ziffer 7.4.2 übergeben werden, ermittelt wird (also vor der Überprüfung durch die Käufer), ist der „Vorläufige US-Kaufpreis“. Indikative Beispielsberechnungen des Vorläufigen US-Kaufpreises zum 31. Dezember 2015 sind in Anlage 7.4.1 beigefügt.	7.4.1

The US Purchase Price, as calculated on the basis of the versions of the US Financial Statements and the Group Consolidated Financial Information delivered by Sellers on the US Accounts Delivery Date pursuant to Section 7.4.2 (i.e. before the review by the Purchasers) is referred to as the “Preliminary US Purchase Price”. Indicative sample calculations of the Preliminary US Purchase Price as of 31 December, 2015 are attached as Annex 7.4.1

7.4.2	Entweder (je nachdem, was später ist) zum Zeitpunkt (i) der Fertigstellung (einschließlich Prüfung, soweit einschlägig) des US-Jahresabschlusses oder (ii) des Erhalts aller Freigaben wird der Verkäufer 2 dem Käufer 2 den US-Jahresabschluss zusammen mit einer Berechnung der US-Nettofinanzverbindlichkeiten (beziehungsweise der US-Nettokasse), und des US-Nettoumlaufvermögens auf Basis des vorgenannten US-Jahresabschlusses und der vorgenannten Konsolidierten Gruppenfinanzdaten übergeben (der Tag des	7.4.2

By the later of (i) the completion (including audit) of the US Financial Statements, and (ii) the date on which the Clearances have been obtained, Seller 2 shall deliver to Purchaser 2 the US Financial Statements together with a calculation of the US Net Debt or the US Cash, as the case may be, and the US Net Working Capital based on the aforementioned US Financial Statements and the Group Consolidated Financial Information (the date of receipt of the US Financial Statements by Purchaser 2 “US Accounts Delivery Date”), and a calculation of the Preliminary US Purchase Price derived

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Erhalts des US-Jahresabschlusses durch den Käufer 2 „US-Jahresabschluss-Übergabedatum“) mit einer Berechnung des hieraus abgeleiteten Vorläufigen US-Kaufpreises. Zum Zweck der Überprüfung des US-Jahresabschlusses wird dem Käufer 2 und seinen Beratern unverzüglich, aber nur im hierfür benötigten Umfang, Zugang zu MP USA, dessen Management, Mitarbeitern, Beratern und Wirtschaftsprüfern und zu Dokumenten, Daten und anderen verfügbaren Informationen zu MP USA gewährt und – vorausgesetzt dass der Käufer 1 einen Hold Harmless Letter in dem von den Wirtschaftsprüfern benötigten Umfang unterzeichnet – zu den Arbeitspapieren der Wirtschaftsprüfer. Die Verkäufer werden die Wirtschaftsprüfer gegenüber dem Käufer 2 von ihrer beruflichen und vertraglichen Schweigepflicht entbinden und werden hierzu auch MP USA veranlassen.

therefrom. For the purpose of reviewing and verifying the US Financial Statements, Purchaser 2 and its advisers shall be granted access, without undue delay and only to the extent required for the purpose hereof to MP USA, its management, employees, advisers and auditors and to documents, data and other information available to MP USA and, subject to Purchaser 2 signing a hold harmless letter as required by the auditor, to the work papers of the auditors. Sellers will, and will cause MP USA to, release the auditors from any professional or contractual confidentiality obligation towards any Purchaser and any of their advisers.

7.4.3	Der US-Jahresabschluss wird auf der Grundlage (und in der Rangfolge) der folgenden Regeln aufgestellt:	7.4.3	The US Financial Statements shall be prepared by using, in the following hierarchy:

a)

der Bilanzierungsregeln (insbesondere Aktivierungs- und Bewertungswahlrechte), die bei der Vorbereitung des vorangegangenen Jahresabschlusses unter Wahrung der Bilanzkontinuität angewandt wurden (insbesondere die angewandten und gleichbleibenden Bilanzierungs- und Bewertungswahlrechte), und

		a)

the accounting rules (in particular recognition options and valuation options), that were used in the preparation of the previous financial statements consistently applied (including, without limitation, the consistent use of any discretionary rights), and

b)	unter Wahrung der U.S. Generally Accepted Accounting Principles in der zum 31. Dezember 2015 geltenden Fassung.	b)	in accordance with the U.S. Generally Accepted Accounting Principles as in effect as of 31 December 2015.

7.5	Überprüfung des Vorläufigen US-Kaufpreises durch Käufer 2 nach Vollzug	7.5	Review of Preliminary US Purchase Price by Purchaser 2 after the Closing

7.5.1

Der Käufer 2 kann dem US-Jahresabschluss und der sich daraus ergebenden Berechnung der US-Nettofinanzverbindlichkeiten (beziehungsweise der US-Nettokasse) und des US-Nettoumlaufvermögens innerhalb von zwanzig (20) Bankarbeitstagen nach dem US-Jahresabschluss-Übergabedatum („US-Widerspruchsfrist“) schriftlich gegenüber dem Verkäufer 2 unter näherer Begründung der einzelnen Punkte des Widerspruchs widersprechen („US-Widerspruch“). Positionen oder Beträge, denen nicht durch den US-Widerspruch widersprochen wird, sind für die Parteien endgültig und bindend, sofern diese nicht ihrem Gegenstand nach in Verbindung mit den im US-Widerspruch angeführten Punkten angepasst werden müssen. Der US-Widerspruch verhindert nicht

		7.5.1

Within twenty (20) Business Days after the US Accounts Delivery Date (“US Objection Period”), Purchaser 2 shall be entitled to give written notice to Seller 2 setting out in detail the particulars of any disagreement with the US Financial Statements, the US Net Debt or the US Net Cash, as the case may be, and the US Net Working Capital (“US Notice of Objection”), whereby any item or amount as to which no dispute is raised in the US Notice of Objection shall be final and binding on the Parties, unless such item or amount is by nature adjusted in connection with the matters raised in the US Notice of Objection. The US Notice of Objection does not prevent the Closing, but may only lead to a subsequent adjustment of the Preliminary US Purchase Price.

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	den Vollzug, sondern kann lediglich zu einer nachträglichen Anpassung des Vorläufigen US-Kaufpreises führen.

7.5.2	Legt der Käufer 2 nicht innerhalb der US-Widerspruchsfrist einen US-Widerspruch gegen den US-Jahresabschluss ein, wird der Vorläufige US-Jahresabschluss der Finale US-Jahresabschluss (wie in Ziffer 7.6.5 definiert).	7.5.2

If, within the US Objection Period, Purchaser 2 does not deliver a US Notice of Objection against the US Financial Statements, the US Financial Statements shall become the Final US Financial Statements (as defined in Section 7.6.5).

7.5.3	Wenn und soweit der Käufer 2 einen US-Widerspruch einlegt, wird der Verkäufer 2 innerhalb von zwanzig (20) Bankarbeitstagen nach Erhalt eines solchen US-Widerspruchs versuchen, eine Einigung mit dem Käufer 2 hinsichtlich des US-Widerspruchs, der US-Nettofinanzverbindlichkeiten (beziehungsweise der US-Nettokasse) sowie des US-Nettoumlaufvermögens herbeizuführen.	7.5.3

If and to the extent Purchaser 2 delivers a US Notice of Objection, Seller 2 shall, within a period of twenty (20) Business Days after receipt of such US Notice of Objection, attempt to reach an agreement with Purchaser 2 regarding the US Notice of Objection and to agree on the US Financial Statements, the US Net Debt or the US Net Cash, as the case may be, and on the US Net Working Capital.

7.6	Schiedsgutachterverfahren	7.6	Expert Proceedings

7.6.1

Wenn und soweit sich die Parteien nicht gemäß Ziffer 7.5.3über den US-Widerspruch einigen, sind sowohl der Verkäufer 2 als auch der Käufer 2 berechtigt, den US-Widerspruch und alle streitigen Gegenstände bezüglich der US-Nettokasse bzw. der US-Nettofinanzverbindlichkeiten oder des US-Nettoumlaufvermögens an KPMG, München („US-Sachverständiger“) zu verweisen und der Verkäufer 2 einerseits und der Käufer 2 andererseits sind verpflichtet, den US-Sachverständigen gemeinsam zu beauftragen, als Schiedsgutachter die US-Nettokasse (bzw. die US-Nettofinanzverbindlichkeiten) und das US-Nettoumlaufvermögen zu ermitteln, soweit diese Positionen zwischen den Parteien streitig sind. Falls (i) der US-Sachverständige den Auftrag nicht annimmt und (ii) der Verkäufer 2 und der Käufer 2 sich nicht innerhalb von fünf (5) Bankarbeitstagen nach der Aufforderung durch eine Partei, einen neuen US-Sachverständigen zu bestellen, auf einen Ersatz einigen können, wird der US-Sachverständige vom Vorstand des Instituts der Wirtschaftsprüfer in Deutschland e.V. mit bindender Wirkung für alle Parteien ausgesucht.

		7.6.1

If the Parties do not agree pursuant to Section 7.5.3 on the US Notice of Objection, both Seller 2 and Purchaser 2 shall be entitled to refer the US Notice of Objection and the items in dispute with respect to the US Net Cash or the US Net Debt, as the case may be, and the US Net Working Capital to KPMG, Munich (“US Expert”) and Seller 2 on the one hand and Purchaser 2 on the other hand shall be obliged to mutually engage the US Expert to act as an arbiter to determine the US Net Cash (and the US Net Debt, as the case may be) and the US Net Working Capital, if and to the extent such positions are in dispute between the Parties. If (i) the US Expert does not accept the engagement and (ii) Seller 2 and Purchaser 2 are unable to agree on a replacement within five (5) Business Days after either Party has requested from the other Party to agree on such replacement, the US Expert shall be selected by the Chairman of the German Institute for Certified Public Accounts with binding effect on all Parties.

7.6.2	Der US-Sachverständige soll angewiesen werden, das Verfahren auf faire und unparteiische Art und Weise durchzuführen und dem Verkäufer 2 und dem Käufer 2 die Möglichkeit zu geben, ihre Argumente schriftlich und in mindestens einer Anhörung vorzutragen und seine Entscheidung in einem schriftlichen Sachverständigengutachten innerhalb eines angemessenen Zeitrahmens von längstens	7.6.2

The US Expert shall be instructed to conduct the proceedings in a fair and impartial manner, to give Seller 2 and Purchaser 2 the opportunity to present their arguments in writing and in at least one hearing and to deliver its decision in a written expert opinion within a reasonable timeframe, not exceeding two (2) months. Seller 2 and Purchaser 2 shall procure, to the extent legally permitted, that the US Expert is given all

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zwei (2) Monaten zu treffen. Der Verkäufer 2 und der Käufer 2 haben dafür Sorge zu tragen, dass dem US-Sachverständigen im Rahmen des gesetzlich Zulässigen jegliche Unterstützung sowie Zugang zu allen Informationen, die der US-Sachverständige zur Bestimmung der US-Nettokasse oder US-Nettofinanzverbindlichkeiten und des US-Nettoumlaufvermögens benötigt, gewährt wird. Eine solche Unterstützung und Zusammenarbeit beinhaltet insbesondere, dass dem US-Sachverständigen auf Verlangen alle relevanten Bücher und Geschäftsunterlagen von MP USA, unterstützende Unterlagen zu dem US-Jahresabschluss und die Arbeitspapiere der Wirtschaftsprüfer von MP USA (unter der Voraussetzung, dass ein Hold Harmless Letter im vom jeweiligen Wirtschaftsprüfer benötigten Umfang unterzeichnet wird) sowie alle weiteren MP USA betreffenden relevanten Informationen zugänglich gemacht werden.

assistance and access to all such information the US Expert may require in order to determine the US Net Cash or US Net Debt, and the US Net Working Capital items in dispute. Such cooperation and assistance shall include, without limitation, the making available of all relevant books and records of MP USA, any supporting documentation relating to the US Financial Statements and, subject to signing of a hold harmless letter as required by the auditor of MP USA, the work papers of the auditors of MP USA as well as any other relevant information relating to MP USA, as requested by the US Expert.

7.6.3	Die Kosten des US-Sachverständigen werden vom Verkäufer 2 einerseits und vom Käufer 2 andererseits in einem vom US-Sachverständigen zu bestimmenden Verhältnis gemäß § 91 Absatz 1 Satz 1 und § 92 Abs. 1 ZPO, getragen, d.h. die Kosten werden im Verhältnis des Obsiegens der jeweiligen Partei aufgeteilt.	7.6.3

The fees of the US Expert shall be paid by Seller 2 on the one hand and Purchaser 2 on the other hand in the ratio pursuant to Section 91 para 1 sentence 1 and Section 92 para 1 of the German Civil Law Proceedings Act to be determined by the US Expert, i.e. the fees are split depending on the degree to which each Party succeeds.

7.6.4

Der US-Sachverständige stellt – nur für Zwecke der Kaufpreisberechnung nach diesem Vertrag – eine angepasste Fassung des US-Jahresabschlusses auf, die alle aus Sicht des US-Sachverständigen gebotenen Anpassungen bezüglich der streitigen Gegenstände der US-Nettokasse (bzw. der US-Nettofinanzverbindlichkeiten) und des US-Nettoumlaufvermögens beinhalten und übermittelt diese zeitgleich an den Käufer 2 einerseits und Verkäufer 2 andererseits. Der US-Sachverständige handelt als Schiedsgutachter i.S.d. §§ 317 ff. BGB und nicht als Schiedsrichter und entscheidet auf Basis der in Ziffer 7.2 bis Ziffer 7.4 niedergelegten Regeln über die ihm vorgelegten streitigen Punkte, und zwar innerhalb der Bandbreite der aus dem US-Widerspruch ersichtlichen Positionen der Parteien, inwieweit jeweils der US-Jahresabschluss, die US-Nettofinanzverbindlichkeiten (beziehungsweise die US-Nettokasse) und das US-Nettoumlaufvermögen angepasst werden müssen. Die Feststellung der US-Nettofinanzverbindlichkeiten bzw. der US-Nettokasse und des US-Nettoumlaufvermögens durch den US-

7.6.4

The US Expert shall – only for purposes of the determination of any purchase price hereunder – determine adjusted versions of the US Financial Statements reflecting the adjustments made by the US Expert when determining the US Net Cash (and the US Net Debt, as the case may be) and the US Net Working Capital items in dispute and deliver it simultaneously to Purchaser 2 and Seller 2. The US Expert shall act as an arbiter in accordance with Sections 317 et seq. BGB and not as arbitrator, and, based on the provisions and principles set forth or referred to in Section 7.2 through Section 7.4, but only with respect to the remaining differences submitted to it and within the scope of the amounts determined by the Parties in respect of each item in the US Notice of Objection, decide whether and to what extent the US Financial Statements, the US Net Debt or the US Net Cash, as the case may be, and the US Net Working Capital, as relevant, require adjustment. Save for manifest error, the US Expert’s determination of the US Net Debt or the US Net Cash, as the case may be, and the US Net Working Capital shall be binding on the Parties in accordance with Section 319 German

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	Sachverständigen ist, außer im Falle offensichtlicher Fehler, nach Maßgabe von § 319 BGB bindend.		Civil Code.

7.6.5	Der finale und bindende US-Jahresabschluss, wie gemäß Ziffer 7.5.3von den Parteien vereinbart oder gemäß Ziffer 7.6.4 vom US-Sachverständigen festgelegt, wird als „Finaler US-Jahresabschluss“ bezeichnet. Der endgültige Betrag des US-Kaufpreises wird auf Grundlage der Finalen Konsolidierten Gruppenfinanzdaten und des Finalen US-Jahresabschlusses berechnet.	7.6.5

The final and binding US Financial Statements as agreed upon between the Parties pursuant to Section 7.5.3 or as determined by the US Expert pursuant to Section 7.6.4 are referred to as the “Final US Financial Statements”. The final amount of the US Purchase Price is determined on the basis of the Final Group Consolidated Information and the Final US Financial Statements.

7.7	Zahlung von Anpassungen des Vorläufigen US-Kaufpreises	7.7	Payment of Adjustments of Preliminary US Purchase Price

Abweichungen zwischen dem Vorläufigen US-Kaufpreis und dem US-Kaufpreis („US-Kaufpreisanpassung“) werden wie folgt ausgeglichen:		Any differences between the Preliminary US Purchase Price and the US Purchase Price (“US Purchase Price Adjustment”) shall be paid as follows:

7.7.1	Wenn der Vorläufige US-Kaufpreis den US-Kaufpreis übersteigt, erstattet der Verkäufer 2 dem Käufer 2 die Differenz, wobei Einverständnis darüber besteht, dass solche Erstattungsansprüche durch den US-Sicherheitsbetrag I gesichert sind und gemäß Ziffer 8.1.2b) ausgeglichen werden.	7.7.1

If the Preliminary US Purchase Price exceeds the US Purchase Price, Seller 2 shall reimburse the difference to Purchaser 2, it being understood that such reimbursement claims are secured by the US Escrow Amount I and shall be settled in accordance with Section 8.1.2b).

7.7.2	Wenn der Vorläufige US-Kaufpreis den US-Kaufpreis unterschreitet, zahlt der Käufer 2 dem Verkäufer 2 die Differenz.	7.7.2	If the Preliminary US Purchase Price falls short of the US Purchase Price, Purchaser 2 shall pay the difference to Seller 2.

8.	FÄLLIGKEIT UND BANKKONTEN	8.	DUE DATES AND ACCOUNTS

8.1	Fälligkeit	8.1	Due Dates

8.1.1	Der Deutsche Kaufpreis und der US-Kaufpreis sind wie folgt fällig und zahlbar:	8.1.1	The German Purchase Price and the US Purchase Price shall be due and payable as follows:

a)

Die Deutsche Vollzugszahlung ist am Voraussichtlichen Vollzugstag fällig und zahlbar und wird am Voraussichtlichen Vollzugstag auf ein Bankkonto oder mehrere Bankkonten gezahlt, das oder die die Deutschen Verkäufer mindestens drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag gemeinsam bestimmen und dem Käufer 1 schriftlich mitteilen („Deutsches Verkäufer-Konto“).

		a)

the German Closing Payment shall be due and payable on the Targeted Closing Date and shall be paid, on the Targeted Closing Date, into the bank account or bank accounts to be jointly nominated and notified by German Sellers to Purchaser 1 in writing at least three (3) Business Days prior to the Targeted Closing Date (”German Sellers’ Account“); and

b)

Die US-Vollzugszahlung ist am Voraussichtlichen Vollzugstag fällig und zahlbar und wird am Voraussichtlichen Vollzugstag auf das Bankkonto gezahlt, das der Verkäufer 2 mindestens drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag bestimmt und dem Käufer 2 schriftlich mitteilt („Verkäufer-2-

		b)

the US Closing Payment shall be due and payable on the Due Date and shall be paid, on the Due Date, into the account to be nominated and notified by Seller 2 to the Purchaser 2 in writing at least three (3) Business Days prior to the Targeted Closing Date (”Seller 2 Account“).

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Konto“).

8.1.2

Die Deutsche Kaufpreisanpassung und die US-Kaufpreisanpassung sind zeitgleich innerhalb von fünf (5) Bankarbeitstagen, nachdem der Finale Deutsche Konsolidierte Jahresabschluss, die Finalen Konsolidierten Gruppenfinanzdaten und der Finale US-Jahresabschluss aufgrund entsprechender Vereinbarungen zwischen den Parteien oder gemäß Bestimmung durch den Sachverständigen gemäß den Ziffern 6.5, 6.6, 7.5 und/oder 7.6 vorliegen („Zweiter Fälligkeitstag“) fällig und zahlbar und sind im Falle einer Deutschen Kaufpreisanpassung oder einer US-Kaufpreisanpassung zugunsten der Verkäufer am Zweiten Fälligkeitstag auf das Deutsche Verkäufer-Konto oder das Verkäufer-2-Konto zu zahlen.

8.1.2

Any German Purchase Price Adjustment as well as any US Purchase Price Adjustment shall be due and payable simultaneously within five (5) Business Days after all of the Final German Consolidated Financial Statements, the Final Group Consolidated Financial Information and the Final US Financial Statements have been agreed upon or otherwise determined in accordance with Sections 6.5, 6.6, 7.5 and/or 7.6 („Second Due Date“) and shall, in case of a German Purchase Price Adjustment or a US Purchase Price Adjustment in favor of Sellers, be paid on the Second Due Date into the German Sellers’ Account or the Seller 2 Account.

a)

Im Falle einer Deutschen Kaufpreisanpassung zugunsten des Käufers 1 wird ein Teil des Deutschen Sicherheitsbetrages I in Höhe der Deutschen Kaufpreisanpassung nach Maßgabe des Treuhandvertrages an den Käufer 1 ausgezahlt und sind die Verkäufer verpflichtet, dieser Auszahlung zuzustimmen. Falls die Deutsche Kaufpreisanpassung den Deutschen Sicherheitsbetrag I übersteigt, wird der Überschussbetrag („Deutscher Überschießender Anpassungsbetrag“) von den Deutschen Verkäufern (in dem in Ziffer 14.4.4a), Ziffer 14.4.4b) und Ziffer 14.4.4c) genannten Verhältnis) auf ein Bankkonto des Käufers 1 gezahlt, welches drei (3) Bankarbeitstage vor dem Zweiten Fälligkeitstag mitgeteilt wird.

a)

In case of a German Purchase Price Adjustment in favor of Purchaser 1, a portion of the German Escrow Amount I in the amount of the German Purchase Price Adjustment shall be released to Purchaser 1 in accordance with the Escrow Agreement and Sellers shall be obliged to consent to such release. If the German Purchase Price Adjustment exceeds the German Escrow Amount I, the excess amount (“German Excess Adjustment Amount”) shall be paid by German Sellers (pro rata as set out in Section 14.4.4a), Section 14.4.4b) and Section 14.4.4c)) into a bank account of Purchaser 1 to be notified three (3) days prior to the Second Due Date.

b)

Im Falle einer US-Kaufpreisanpassung zugunsten des Käufers 2 wird ein Teil des US-Sicherheitsbetrages I in Höhe der US-Kaufpreisanpassung nach Maßgabe des Treuhandvertrages an den Käufer 2 ausgezahlt und sind die Verkäufer verpflichtet, dieser Auszahlung zuzustimmen. Falls die US-Kaufpreisanpassung den US-Sicherheitsbetrag I übersteigt, wird der Überschussbetrag („US-Überschießender Anpassungsbetrag“) vom Verkäufer 2 auf ein Bankkonto des Käufers 2 gezahlt, welches drei (3) Bankarbeitstage vor dem Zweiten Fälligkeitstag mitgeteilt wird.

b)

In case of a US Purchase Price Adjustment in favor of Purchaser 2, a portion of the US Escrow Amount I in the amount of the US Purchase Price Adjustment shall be released to Purchaser 2 in accordance with the Escrow Agreement and Sellers shall be obliged to consent to such release. If the US Purchase Price Adjustment exceeds the US Escrow Amount I, the excess amount (“US Excess Adjustment Amount”) shall be paid by Seller 2 into a bank account of Purchaser 2 to be notified three (3) days prior to the Second Due Date.

8.1.3	Der DR Darlehensrückzahlungsbetrag ist am Voraussichtlichen Vollzugstag fällig und zahlbar und wird am Voraussichtlichen Vollzugstag auf ein Bankkonto von MP Deutschland gezahlt, das der Verkäufer 1 mindestens drei (3)	8.1.3

The DR Loan Repayment Amount shall be due and payable on the Targeted Closing Date and shall be paid, on the Targeted Closing Date, into a bank account of MP Germany to be notified by Seller 1 to Purchaser 1 at least three (3)

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	Bankarbeitstage vor dem Voraussichtlichen Vollzugstag dem Käufer 1 schriftlich mitteilt.		Business days prior to the Targeted Closing Date.

8.1.4	Der Deutsche Bonusbetrag (wie in Ziffer 12.4.1 definiert) ist gemäß Ziffer 12.4.1 zahlbar und wird am Voraussichtlichen Vollzugstag auf ein Bankkonto von MP Deutschland gezahlt, das der Verkäufer 1 mindestens drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag dem Käufer 1 schriftlich mitteilt.	8.1.4

The German Bonus Amount (as defined in Section 12.4.1) shall be payable on the Targeted Closing Date pursuant to Section 12.4.1 and shall be paid, on the Targeted Closing Date, into a bank account of MP Germany to be notified by Seller 1 to Purchaser 1 at least three (3) Business days prior to the Targeted Closing Date.

8.1.5	Der US-Bonusbetrag (wie in Ziffer 12.4.2 definiert) ist gemäß Ziffer 12.4.2 zahlbar und wird am Voraussichtlichen Vollzugstag auf ein Bankkonto von MP USA gezahlt, das der Verkäufer 2 mindestens drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag dem Käufer 2 schriftlich mitteilt.	8.1.5

The US Bonus Amount (as defined in Section 12.4.2) shall be payable on the Targeted Closing Date pursuant to Section 12.4.2 and shall be paid, on the Targeted Closing Date, into a bank account of MP USA to be notified by Seller 2 to Purchaser 2 at least three (3) Business days prior to the Targeted Closing Date.

8.1.6	Der LS-Potentielle Steuerbetrag ist am Voraussichtlichen Vollzugstag fällig und zahlbar und wird am Voraussichtlichen Vollzugstag auf ein Bankkonto von MP Deutschland gezahlt, das der Verkäufer 1 mindestens drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag dem Käufer 1 schriftlich mitteilt.	8.1.6

The DR Loan Repayment Amount shall be due and payable on the Targeted Closing Date and shall be paid, on the Targeted Closing Date, into a bank account of MP Germany to be notified by Seller 1 to Purchaser 1 at least three (3) Business days prior to the Targeted Closing Date.

8.2	Gesamtschuldnerische Haftung der Käufer	8.2	Joint liability of Purchasers

Die Käufer haften für alle Zahlungen nach diesem Vertrag gesamtschuldnerisch nach § 421 BGB.		Purchasers shall be jointly liable in accordance with Section 421 of the German Civil Code for any payments hereunder.

8.3	Zahlungen, Verzug, Zinsen, Verzugszinsen, Aufrechnung, Zurückbehaltung	8.3	Payments, Default, Interest, Default Interest, Set-Off, Retention

8.3.1	Alle nach diesem Vertrag geschuldeten Zahlungen sind in Euro per unwiderruflicher Überweisung mit sofortiger Gutschrift frei von Kosten und Gebühren, Steuern und anderen Abzügen zu zahlen (ausgenommen solche Abzüge, die von der empfangenden Bank abgezogen werden).	8.3.1

All payments owed under this Agreement shall be made in Euro and by irrevocable wire transfer in immediately available funds free of costs and charges, Taxes and other deductions (except for those deductions charged by the receiving bank).

8.3.2	Zahlt eine Partei bei Fälligkeit (insbesondere bei Zahlungen am Voraussichtlichen Vollzugstag oder am Zweiten Fälligkeitstag) nicht, ist sie in Verzug, ohne dass es einer Mahnung der jeweils anderen Partei beziehungsweise Parteien bedarf.	8.3.2

Any failure by a Party to make a payment when due (including but not limited to payments on the Targeted Closing Date or the Second Due Date) shall result in such Party’s immediate default irrespective of any reminder by the respective other Party or Parties being required.

8.3.3	Jeder nach diesem Vertrag fällige Betrag ist ab dem Fälligkeitsdatum (einschließlich dem Voraussichtlichen Vollzugstag oder dem Zweiten Fälligkeitstag) mit einem Zinssatz von	8.3.3	Any amounts due under this Agreement shall bear interest at a rate of 10% p.a. from, and including, the respective due date (including the Targeted Closing Date or the Second Due Date)

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10% p.a. bis zu (ausschließlich) dem Tag, an dem die begünstigte Partei die Zahlung erhält, zu verzinsen. Das Recht, im Verzugsfall Schadensersatz aufgrund weitergehender Schäden / Verluste zu verlangen, bleibt unberührt.

			to, but excluding, the date of receipt for the benefit of the receiving Party. The right to claim compensation for higher Losses / damages in the event of default shall remain unaffected.

8.3.4	Nach diesem Vertrag zu zahlende Zinsen sind auf Grundlage der Anzahl der tatsächlich verstrichenen Tage geteilt durch 365 zu berechnen (oder durch 366 für Zinsperioden im Jahr 2016).	8.3.4	Interest payable under any provision of this Agreement shall be calculated on the basis of actual days elapsed divided by 365 (or by 366 for interest periods in the year 2016).

8.3.5	Beträge, die originär auf eine andere Währung als EUR lauten, werden für Zwecke dieses Vertrags zu dem Umrechnungskurs der entsprechenden Währung umgerechnet, der von der Europäischen Zentralbank in Frankfurt, Deutschland, zum 31. Dezember 2015 offiziell festgesetzt und auf deren Internetseite unter www.ecb.int/stats/exchange/eurofxref/html/index.en.html veröffentlicht wurde.	8.3.5

Any amount which originally is not denominated in EUR currency shall be converted, for purposes hereof, into EUR currency based on the exchange rate of the relevant currency officially determined by the European Central Bank, Frankfurt, Germany, as on 31 December 2015, and as published on its website under www.ecb.int/stats/exchange/eurofxref/html/index.en.html.

8.3.6	Keine Partei ist berechtigt, im Hinblick auf ihre Verpflichtungen aus diesem Vertrag aufzurechnen und/oder ein Zurückbehaltungsrecht auszuüben, insbesondere nicht im Hinblick auf ihre Verpflichtung zur Zahlung des Deutschen Kaufpreises oder des US-Kaufpreises, es sei denn die Parteien haben sich über den Gegenanspruch verständigt oder der Gegenanspruch wurde von den anderen Parteien schriftlich anerkannt oder durch rechtskräftiges Urteil eines zuständigen Gerichts festgestellt oder zwischen den Parteien anderweitig vereinbart.	8.3.6

No Party shall be entitled to exercise a right of set-off and/or retention with respect to its obligations under this Agreement, including but not limited to its obligation to pay the German Purchase Price or the US Purchase Price, except if the counter-claim has been agreed hereunder, acknowledged in writing by the other Parties or has been confirmed by a final and non-appealable decision of a competent court or otherwise agreed upon between the Parties.

9.	Garantien der verkäufer	9.	REPRESENTATIONS OF SELLERS

Jeder Verkäufer garantiert den Käufern unter den in diesem Vertrag (einschließlich der Anlagen und den Exhibits zu Anlage 9) enthaltenen Einschränkungen und Haftungsbeschränkungen in Form eines selbständigen Garantieversprechens im Sinne des § 311 BGB, dass die nachfolgenden Aussagen in Ziffer 9.1 bis Ziffer 9.3 („Fundamentale Garantien“) und die Aussagen in Anlage 9 („Geschäftsgarantien“) am Tag der Unterzeichnung dieses Vertrages („Unterzeichnungstag“) und/oder, wenn ausdrücklich vereinbart, am Vollzugstag zutreffend sind. Der Umfang und der Inhalt der Fundamentalen Garantien gemäß Ziffer 9.1 bis Ziffer 9.3 und der Geschäftsgarantien gemäß Anlage 9 und die daraus resultierende Haftung der Verkäufer ergibt sich ausschließlich aus den Bestimmungen dieses Vertrages, die wesentlicher Bestandteil der von den Verkäufern unter diesem Vertrag abgegebenen Fundamentalen Garantien und Geschäftsgarantien sind. Die Parteien sind sich darüber

Subject to the limitations and qualifications set out in this Agreement (including the Annexes and Exhibits to Annex 9), each Seller hereby represents to Purchasers in the form of an independent promise of guarantee within the meaning of Section 311 of the German Civil Code (BGB) that the statements in Section 9.1 through Section 9.3 (“Fundamental Guarantees”) and the statements contained in Annex 9 (“Business Guarantees”) are true and correct as of the date hereof (“Signing Date”) and/or as of the Closing Date if expressly provided herein. The scope and content of the Fundamental Guarantees set out in Section 9.1 through Section 9.3 and of the Business Guarantees set out in Annex 9 as well as Sellers’ liability arising thereunder shall be exclusively defined by the provisions of this Agreement which shall be an integral part of the Fundamental Guarantees and Business Guarantees rendered by Sellers hereunder. The Parties agree and explicitly confirm that no Fundamental Guarantee or

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einig und bestätigen ausdrücklich, dass keine der nachfolgend aufgeführten Garantien Beschaffenheitsvereinbarungen im Sinne des § 434 BGB und keine kaufrechtlichen Garantien im Sinne der §§ 443, 444 BGB darstellen. Die Käufer erkennen an, dass die Verkäufer über die Ziffer 9.1 bis Ziffer 9.3, Anlage 9 und Ziffer 10.1 enthaltenen Garantien hinaus keine weiteren Garantien oder Gewährleistungen abgeben und keine Offenlegungspflichten oder ähnliche Verpflichtungen im Zusammenhang mit diesem Vertrag und der in diesem Vertrag geregelten Transaktion übernehmen.

Business Guarantee hereunder shall be construed as a guarantee within the meaning of Sections 434, 443 and 444 of the German Civil Code. Purchasers acknowledge that Sellers make no representations, warranties or guarantees and Sellers assume no disclosure or similar obligations in connection with this Agreement and the Transaction except as expressly set out in Section 9.1 through Section 9.3, and Annex 9 and Section 10.1.

9.1	Zustimmungen	9.1	Approvals

Am Unterzeichnungstag und am Vollzugstag,		As of the Signing Date and as of the Closing Date,

9.1.1	ist jeder Verkäufer berechtigt, diesen Vertrag zu unterzeichnen und zu vollziehen und begründet dieser Vertrag eine rechtlich wirksame und verbindliche Verpflichtung jedes Verkäufers und	9.1.1	each Seller is entitled to execute and perform this Agreement. This Agreement constitutes a valid legal and binding obligation upon each Seller; and

9.1.2	bedürfen die Unterzeichnung und Vollziehung dieses Vertrages durch jeden Verkäufer mit Ausnahme der Erfüllung der Vollzugsbedingungen und der gemäß Ziffern 2.3, 3.3 und 4.3 erteilten Zustimmungen auf der Basis der von den Käufern bereitgestellten Informationen keiner weiteren Zustimmung oder Genehmigung der Anteilseigner, Gesellschafter oder Dritter (insbesondere Behörden) und verstoßen nicht gegen anwendbares Recht oder einen der Verkäufer bindende Entscheidungen eines Gerichts oder einer Behörde.	9.1.2

except for the satisfaction of the Closing Conditions and the approvals granted pursuant to  Sections 2.3, 3.3 and 4.3 and based on the information provided by Purchasers, the execution and performance of this Agreement by Sellers do not require any approval or consent of shareholders, limited and general partners or third parties (including any governmental authority) and do not violate any applicable law or decision by any court or governmental authority binding on any Seller.

9.2	Eigentum an den Verkauften Anteilen	9.2	Title to Sold Shares

Am Unterzeichnungstag und am Vollzugstag		As of the Signing Date and as of the Closing Date,

9.2.1	sind die Deutschen Verkäufer die alleinigen unbeschränkten rechtlichen und wirtschaftlichen Inhaber (Eigentümer) der Deutschen Zielgeschäftsanteile, wie in Anlage 1.1 neben dem jeweiligen Namen des Verkäufers aufgeführt, und es gibt neben den Deutschen Verkäufern keine weiteren Anteilseigner der MP Deutschland,	9.2.1

each German Seller is the sole unrestricted legal and beneficial owner of the German Target Shares as set out in Annex 1.1 next to its name and there are no shareholders in MP Germany other than the German Sellers;

9.2.2	ist der Verkäufer 2 der alleinige unbeschränkte rechtliche und wirtschaftliche Inhaber (Eigentümer) der US-Zielgesellschaftsanteile und es gibt neben dem Verkäufer 2 und MP Inc. keine weiteren Anteilseigner der MP USA,	9.2.2	Seller 2 is the sole unrestricted legal and beneficial owner of the US Target Partnership Interests and there are no equity holders in MP USA other than MP Inc. and Seller 2;

9.2.3	ist Verkäufer 1 der alleinige unbeschränkte rechtliche und wirtschaftliche Inhaber (Eigentümer) der Französischen Zielgesellschaftsanteile und es gibt neben dem Verkäufer 1 keine weiteren Anteilseigner der	9.2.3	Seller 1 is the sole and unrestricted legal and beneficial owner of the French Target Shares and there are no shareholders in MP France other than Seller 1; and

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	MP Frankreich, und

9.2.4	sind keine Insolvenzverfahren, Liquidationsverfahren oder sonstige ähnliche Verfahren (entweder aufgrund gesetzlicher Verpflichtung oder auf freiwilliger Basis) bei der MP Deutschland und der MP USA eingeleitet oder deren Eröffnung beantragt und es ist auch nicht erforderlich, dass solche Verfahren eingeleitet werden müssen.	9.2.4

no bankruptcy, insolvency, liquidation or similar proceedings (whether mandatory or voluntary) are pending or have been applied for with respect to MP Germany or MP USA and no filing for such proceedings are required to be made.

9.3	Keine Rechte Dritter	9.3	No Third Party Rights

9.3.1	Am Unterzeichnungstag und am Vollzugstag	9.3.1	As of the Signing Date and as of the Closing Date

a)	bestehen die Deutschen Zielgeschäftsanteile wirksam und sind nicht mit irgendwelchen Rechten und Ansprüchen Dritter belastet,	a)	the German Target Shares are validly existing and are free and clear of any and all third party rights and claims;

b)	bestehen die US-Zielgesellschaftsanteile wirksam und sind nicht mit irgendwelchen Rechten und Ansprüchen Dritter belastet, und	b)	the US Target Partnership Interests are validly existing and are free and clear of any and all third party rights and claims; and

c)	bestehen die Französischen Zielgesellschaftsanteile wirksam und sind nicht mit irgendwelchen Rechten und Ansprüchen Dritter belastet.	c)	the French Target Shares are validly existing and are free and clear of any and all third party rights and claims.

9.3.2	Am Unterzeichnungstag und am Vollzugstag	9.3.2	As of the Signing Date and as of the Closing Date there exist

a)

bestehen, mit Ausnahme der in Anlage 9.3.2a) aufgeführten Vereinbarungen keine Kaufoptionen, Vorkaufsrechte, Gesellschaftervereinbarungen, Treuhandvereinbarungen, Unterbeteiligungen oder sonstige Verträge in Bezug auf die Deutschen Zielgeschäftsanteile,

		a)	no options, pre-emptive rights, shareholder agreements, trust agreements, sub-participations or understandings with regard to the German Target Shares, except as set out in Annex 9.3.2a);

b)	bestehen keine Kaufoptionen, Vorkaufsrechte, Gesellschaftervereinbarungen, Treuhandvereinbarungen, Unterbeteiligungen oder sonstige Verträge in Bezug auf die US-Zielgesellschaftsanteile, und	b)	no options, pre-emptive rights, shareholder agreements, trust agreements, sub-participations or understandings with regard to the US Target Partnership Interests; and

c)	bestehen keine Kaufoptionen, Vorkaufsrechte, Gesellschaftervereinbarungen, Treuhandvereinbarungen, Unterbeteiligungen oder sonstige Verträge in Bezug auf die Französischen Zielgesellschaftsanteile.	c)	no options, pre-emptive rights, shareholder agreements, trust agreements, sub-participations or understandings with regard to the French Target Shares

9.4	Kenntnis der Verkäufer	9.4	Sellers' Knowledge

„Kenntnis der Verkäufer“ für Zwecke der Geschäftsgarantien ist die tatsächliche Kenntnis der in Anlage 9.4 bezeichneten Personen, die diese Personen in Bezug auf die entsprechenden in Anlage 9.4 identifizierten Geschäftsgarantien haben.

“Sellers’ Knowledge” for purpose of the Business Guarantees shall be the actual knowledge which the persons listed in Annex 9.4 had in relation to the relevant Business Guarantees identified in Annex 9.4.

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10.	Steuern	10.	TAXes

10.1	Steuergarantien	10.1	Tax Representations

Jeder Verkäufer garantiert den Käufern unter den in diesem Vertrag (einschließlich der Anlagen und den Exhibits zu Anlage 9) enthaltenen Einschränkungen und Haftungsbeschränkungen in Form eines selbständigen Garantieversprechens im Sinne des § 311 BGB, dass die folgenden Aussagen in Ziffer 10.1 („Steuergarantien“), soweit in Anlage 10.1 nichts Gegenteiliges offengelegt ist, am Unterzeichnungstag zutreffend sind. Der Umfang und Inhalt der Steuergarantien sowie die daraus resultierende Haftung der Verkäufer ergibt sich ausschließlich aus den Bestimmungen dieses Vertrages, die wesentlicher Bestandteil der von den Verkäufern abgegebenen Steuergarantien sind. Die Parteien sind sich darüber einig und bestätigen ausdrücklich, dass die nachfolgend aufgeführten Steuergarantien keine Beschaffenheitsvereinbarungen im Sinne des § 434 BGB und keine kaufrechtlichen Garantien im Sinne der §§ 443, 444 BGB darstellen.

Subject to the limitations and qualifications set out in this Agreement (including the Annexes and Exhibits to Annex 9), each Seller hereby represents and warrants to each Purchaser in the form of an independent promise of guarantee within the meaning of Section 311 para 1 of the German Civil Code that, except as expressly disclosed in Annex 10.1, the statements set forth in this Section 10.1 (“Tax Representations”) are true and correct as of the Signing Date. The scope and content of the Tax Representations as well as Sellers’ liability arising thereunder shall be exclusively defined by the provisions of this Agreement which shall be an integral part of the Tax Representations rendered by Sellers hereunder. The Parties agree and explicitly confirm that no Tax Representation hereunder shall be construed as a guarantee within the meaning of Sections 434, 443 and 444 of the German Civil Code.

10.1.1	Alle durch oder im Namen der Gruppengesellschaften bei einer Steuerbehörde einzureichenden Steuererklärungen wurden mit der erforderlichen Sorgfalt erstellt und fristgerecht eingereicht.	10.1.1	All Tax Returns required to be filed with any Tax Authority by or on behalf of any of the Group Companies have been prepared diligently and have been filed when due.

10.1.2	Alle Gruppengesellschaften haben alle gegen sie durch Steuerbescheid einer Steuerbehörde festgesetzten Steuern oder aufgrund einer Steuererklärung oder -anmeldung einer Gruppengesellschaft zu zahlenden Steuern fristgerecht bezahlt.	10.1.2	All of the Group Companies have timely paid all Taxes shown as payable by it on any Tax assessment notice issued by any Tax Authority, or on any Tax Return filed by it with any Tax Authority.

10.1.3	Bei keiner Gruppengesellschaft findet eine außerordentliche steuerliche Betriebsprüfung oder Untersuchung statt (ausgenommen routinemäßige Betriebsprüfungen im Rahmen des gewöhnlichen Geschäftsbetriebs), keine Gruppengesellschaft ist Partei einer steuerrechtlichen Streitigkeit oder eines anderen vergleichbaren laufenden Steuerverfahrens (mit Ausnahme von routinemäßigen Betriebsprüfungen im Rahmen des gewöhnlichen Geschäftsbetriebs) und keine der Gruppengesellschaften wurde über die Absicht der Einleitung eines solchen steuerlichen Verfahrens durch eine Steuerbehörde schriftlich unterrichtet.	10.1.3

None of the Group Companies are involved in any extraordinary Tax audit or investigation (other than routine Tax audits in the ordinary course of business), no Tax dispute or other proceeding is pending in respect of any of the Group Companies (other than routine Tax audits in the ordinary course of business), and none of the Group Companies have been notified in writing by any Tax Authority that such authority intends to commence any such proceeding.

10.1.4	Keine der Gruppengesellschaften hat mit den Steuerbehörden eine Vereinbarung getroffen oder von den Steuerbehörden eine verbindliche	10.1.4	None of the Group Companies have entered into any arrangements with or has obtained any ruling from any Tax Authority which is still

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	Auskunft erhalten, welche weiterhin auf die Gruppengesellschaften anwendbar sind.		applicable to any of the Group Companies.

10.1.5	Keine der Gruppengesellschaften unterliegt in Bezug auf ihre Wirtschaftsgüter einer steuerrechtlichen Haltefrist.	10.1.5	None of the Group Companies are subject to any holding period in respect of its assets for purposes of Tax law.

10.2	Steuerfreistellungen	10.2	General Tax Indemnity

10.2.1	Die Verkäufer sind verpflichtet, an die Käufer oder, nach Wahl der Käufer an eine Gruppengesellschaft, folgende Zahlungen zu leisten: (i) in Höhe jeglicher Freizustellenden Steuern (wie im Definitionsverzeichnis definiert) und (ii) in Höhe jeglicher den Gruppengesellschaften, ihren Rechtsnachfolgern, den Käufern oder Verbundenen Unternehmen der Käufer auferlegten Steuern, wenn und soweit solche Steuern bei Richtigkeit aller Steuergarantien nicht auferlegt worden wären ((i) und (ii) „Steuerfreistellungsanspruch“). Die Verkäufer haften nicht für einen Steuerfreistellungsanspruch, wenn und soweit	10.2.1

Sellers shall pay to Purchasers or, at Purchasers' election, to any of the Group Companies, an amount equal to (i) any Indemnifiable Tax and (ii) any Tax or loss imposed on or suffered by any of the Group Companies (or any legal successor of any of the Group Companies), Purchasers or any of Purchasers' Affiliates if and to the extent they had not been imposed or suffered if all Tax Representations had been true and correct ((i) and (ii) collectively “Tax Indemnification Claim”). Sellers shall not be liable for any Tax Indemnification Claim, if and to the extent:

a)

der Gesamtbetrag des Steuerfreistellungsanspruches den Gesamtbetrag aller Steuerverbindlichkeiten und Steuerrückstellungen nicht übersteigt, die in dem Finalen Deutschen Konsolidierten Jahresabschluss und dem Finalen US-Jahresabschluss enthalten sind und bei der Berechnung der Deutschen Finanzverbindlichkeiten, des Deutschen Nettoumlaufvermögens, der US-Finanzverbindlichkeiten oder des US-Nettoumlaufvermögens berücksichtigt worden sind,

		a)

the aggregate amount of the respective Tax does not exceed the aggregate amount of all Tax liabilities and Tax provisions which are shown in the Final German Consolidated Financial Statements and the Final US Financial Statements and have been included either in the German Debt, the German Net Working Capital, the US Debt or the US Net Working Capital;

b)

die dem Steuerfreistellungsanspruch zugrundeliegende Steuer einen Steuervorteil für einen der Käufer, eine der Gruppengesellschaften oder je ein mit diesen Verbundenes Unternehmen für den Zeitraum ab dem Wirtschaftlichen Stichtag begründet (z.B. durch die Verlängerung einer Amortisations- oder Abschreibungsperiode, eine höhere Abschreibung, eine höhere steuerliche Bemessungsgrundlage oder die Nichtanerkennung von Verbindlichkeiten oder Rückstellungen) („Steuervorteil“). Der Nettobarwert eines solchen Steuervorteils reduziert den Steuerfreistellungsanspruch. Der Nettobarwert des Steuervorteils berechnet sich pauschal unter Anwendung (i) des Steuersatzes, der voraussichtlich im Zeitraum der zu erwartenden Realisierung des Steuervorteils anzusetzen ist und (ii) eines Abschlags in Höhe von drei Prozent (3%) p.a.

		b)

the respective Tax gives rise to a Tax saving (e.g., the lengthening of any amortization or depreciation periods, higher depreciation allowances, step-up in the Tax basis of assets, non-recognition of liabilities or provisions) of any of the Purchasers, any of the Group Companies or any of their respective Affiliates for a time period commencing on the Effective Date (“Tax Benefit”); it being understood that the net present value of the corresponding Tax Benefit shall reduce the Tax Indemnification Claim. The net present value of the Tax Benefit shall be calculated on a lump-sum basis by applying (i) the Tax rate that is anticipated to apply at the time when the Tax Benefit is expected to be realized and (ii) a discount factor of three per cent (3%) per annum over the anticipated period in which the Tax Benefit is expected to be realized;

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verteilt auf den zu erwartenden Zeitraum, in dem sich der Steuervorteil voraussichtlich realisieren wird,

c)

der Betrag des Steuerfreistellungsanspruches von einem Dritten erstattet wurde oder mit angemessenem Aufwand erstattet verlangt werden kann (Arbeitnehmer der Gruppengesellschaften sind keine Dritten in diesem Sinne),

		c)	the amount of the respective Tax has been recovered or can be recovered from a third party with reasonable efforts (excluding any employees of any of the Group Companies);

d)

die maßgebliche Steuer entsteht oder sich erhöht aufgrund (i) einer nach dem Vollzugstag bei einer der Gruppengesellschaften eingeführten Änderung der Buchhaltungs- oder Besteuerungsgrundsätze (einschließlich geänderte Verfahren bei der Einreichung von Steuererklärungen), (ii) der Ausübung von steuerlichen Wahlrechten oder (iii) der Änderung von Verrechnungspreisen oder -verfahren für Veranlagungszeiträume vor dem Wirtschaftlichen Stichtag, wenn sich die Fälle gemäß (i) bis (iii) rückwirkend auf den Veranlagungszeitraum vor dem Wirtschaftlichen Stichtag auswirken oder ausgewirkt haben, es sei denn eine solche Änderung ist aufgrund zwingenden Rechts oder mit der schriftlichen Zustimmung der Verkäufer durchgeführt worden,

d)

the respective Tax results from or is increased by any change in the accounting and taxation principles (including methods of submitting Tax returns), exercise of tax relevant elections, changes of intercompany transfer pricing or practices of any of the Group Companies for Tax assessment periods ending prior to the Effective Date or portions thereof introduced after the Closing Date, which has or have a legally retroactive effect on a Tax assessment period ending prior to the Effective Date or portions thereof, unless such change is required by mandatory law or taken with the written consent of Sellers;

e)

der Steuerfreistellungsanspruch erst aufgrund eines Rechtsgeschäfts oder einer Handlung (insbesondere einer Änderung der Ausübung der steuerlichen Wahlrechte, der Zustimmung oder Umsetzung von Umstrukturierungsmaßnahmen aller Art oder des Verkaufs von Wirtschaftsgütern) eines Käufers, einer Gruppengesellschaft oder je eines mit diesen Verbundenen Unternehmens nach dem Vollzugstag entsteht oder sich erhöht, und diese Maßnahme sich rückwirkend auf einen Veranlagungszeitraum vor dem Wirtschaftlichen Stichtag auswirkt, es sei denn, dass ein derartiges Rechtsgeschäft oder eine solche Handlung aufgrund zwingenden Rechts oder mit der schriftlichen Zustimmung der Verkäufer durchgeführt worden ist, wobei Ziffer 10.2.1e) nur auf die Verletzung von gesetzlichen Haltezeiten oder Vereinbarungen mit Steuerbehörden (einschließlich verbindlicher Auskünfte) anwendbar ist, wenn und soweit diese in Anlage 10.1 offengelegt wurden oder

e)

the respective Tax results from or is increased by any transaction or action (including but not limited to the change in the exercise of any Tax election right, the approval or implementation of any reorganization measure or the sale of any asset) taken by Purchasers, any of the Group Companies or any of their respective Affiliates after the Closing Date, which has a legally retroactive effect on a Tax assessment period ending prior to the Effective Date or portions thereof, unless such transaction or action is required by mandatory law or taken with the written consent of Sellers; this Section 10.2.1e) shall only apply to the non-compliance with statutory holding periods or Tax arrangements (including binding rulings) if and to the extent they have been disclosed in Annex 10.1; or

f)	die Käufer gegen ihre Verpflichtungen gemäß Ziffer 10.5 verstoßen haben und die maßgebliche Steuer durch den Verstoß entstanden ist oder erhöht wurde.	f)	Purchasers have failed to comply with any of their obligations set forth in Section 10.5 and the respective Tax is caused or increased by such non-compliance.

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10.2.2	Ein Steuerfreistellungsanspruch nach Ziffer 10.2.1 wird wie folgt fällig und zahlbar: (i) zehn (10) Bankarbeitstage nach schriftlicher Geltendmachung durch die Käufer (welche eine Kopie des entsprechenden Steuerbescheids beinhalten muss) oder (ii), falls dieser Zeitpunkt später ist, fünf (5) Bankarbeitstage, bevor die entsprechende Steuer gegenüber den zuständigen Steuerbehörden fällig und zahlbar wird.	10.2.2

The Tax Indemnification Claim shall become due and payable on the later of (i) ten (10) Business Days following written notice by Purchasers (which shall include a copy of the relevant Tax assessment), and (ii) five (5) Business Days before the respective Tax is due and payable to the competent Tax Authority.

10.3	Lohnsteuerfreistellungen	10.3	Indemnification for Wage Taxes

Der Verkäufer 3 stellt die Käufer und die Gruppengesellschaften von jeglichen Verpflichtungen und Verbindlichkeiten (einschließlich aller Steuern) frei, die aus oder im Zusammenhang mit Steuern entstehen, die im Hinblick auf Zuwendungen oder geldwerte Vorteile entstehen, die der Verkäufer 3 von einer Gruppengesellschaft, einem Verkäufer oder einer Verbundenen Partei, durch Ausgabe von Gesellschaftsanteilen an MP Deutschland im Jahr 2009 erhalten hat, oder mit diesen in Zusammenhang stehen, soweit MP Deutschland für Steuern von einer deutschen Behörde in Anspruch genommen wird. Die Freistellung nach Ziffer 10.3 erfolgt Euro für Euro ohne Abzüge, Begrenzungen oder Bedingungen.

Seller 3 shall indemnify and hold harmless Purchasers and the Group Companies from any obligations and liabilities (including any Taxes) arising out of or in connection with all Taxes in respect of benefits granted to Seller 3 by a Group Company, any Seller or any Related Party through the issuance of shares or interests in MP Germany in 2009 to the extent MP Germany is held liable for Taxes by any German public authority. Any such indemnification pursuant to Section 10.3 shall be made on a Euro-for-Euro basis without any deduction, limitation or condition.

10.4	Steuererstattungen	10.4	Tax Refund

10.4.1

Die Käufer sind verpflichtet, den jeweiligen Verkäufern einen Betrag in Höhe derjenigen Steuererstattungen (einschließlich hierauf erstatteter Zinsen) zu zahlen, welche die Gruppengesellschaften ab dem Wirtschaftlichen Stichtag für vor dem Wirtschaftlichen Stichtag gezahlte Steuern erhalten, soweit diese Erstattungen (i) nicht bereits einen Steuerfreistellungsanspruch reduziert oder ausgeschlossen haben oder (ii) den Gesamtbetrag aller Steuerforderungen oder Steuerguthaben übersteigt, die entweder in dem Finalen Deutschen Konsolidierten Jahresabschluss oder dem Finalen US-Jahresabschluss enthalten sind und bei der Berechnung des Deutschen Kassenbestandes, des US-Kassenbestandes, des Deutschen Nettoumlaufvermögens oder des US-Nettoumlaufvermögens berücksichtigt worden sind. Die Zahlung der Steuererstattung erfolgt jedoch abzüglich der Steuer, die durch eine Steuererstattung entsteht und abzüglich aller steuerlichen Nachteile, die sich aus einer solchen Steuererstattung ergeben (wobei ein solcher Nachteil entsprechend der Prinzipien in Ziffer 10.2.1b) bestimmt wird). Jeder Betrag, der gemäß dieser Ziffer 10.4.1 an die Verkäufer zu zahlen ist, ist innerhalb von zehn (10)

		10.4.1

Purchasers shall pay to the respective Sellers an amount equal to any Tax Refund (plus any interest thereon) received by any of the Group Companies on or after the Effective Date for Taxes paid prior to the Effective Date, unless and to the extent (i) such refund has already reduced or excluded the Tax Indemnification Claim or (ii) the aggregate amount of all Tax Refunds does not exceed the aggregate amount of all Tax receivables or Tax assets which are shown either in the Final German Consolidated Financial Statements or the Final US Financial Statements and have been included either in the German Cash or in the US Cash. However, such payment of any Tax Refund shall be net of any Tax payable on such Tax Refund and net of any Tax disadvantage arising from such Tax Refund (such Tax disadvantage to be determined in accordance with the principles set forth in Section 10.2.1b) which shall apply mutatis mutandis). Any amount payable to a Seller pursuant to this Section 10.4 shall be due and payable within ten (10) Business Days after the relevant Tax Refund has been received by the relevant Group Company. Purchasers shall notify Sellers in writing and without undue delay of any relevant decision by any Tax Authority resulting in a Tax Refund.

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Bankarbeitstagen nach Erhalt der jeweiligen Steuererstattung durch die jeweilige Gruppengesellschaft fällig und zahlbar. Die Käufer sind verpflichtet, die entsprechenden Verkäufer schriftlich unverzüglich über alle relevanten Entscheidungen von Steuerbehörden, die zu einer Steuererstattung führen, zu unterrichten.

10.4.2

Der Käufer 2 ist verpflichtet, dem Verkäufer 2 einen Betrag in Höhe des Nettobarwerts der Steuervorteile (berechnet gemäß den Prinzipien in Ziffer 10.2.1b)) zu erstatten, die der Käufer 2 oder MP USA ab dem Wirtschaftlichen Stichtag erhalten haben und die auf einer dem Verkäufer 2 (oder seinem Rechtsnachfolger) in seiner Eigenschaft als limited partner der MP USA für Zeiträume bis zum Wirtschaftlichen Stichtag auferlegten Steuer beruhen. Der Käufer 2 unterrichtet den Verkäufer 2 schriftlich und unverzüglich über alle relevanten Entscheidungen von Steuerbehörden, welche zu einem Steuervorteil führen, für den der Käufer 2 nach dieser Ziffer 10.4.2 ersatzpflichtig ist. Jeder Betrag, der gemäß dieser Ziffer 10.4.2 an den Verkäufer zu zahlen ist, ist innerhalb von zehn (10) Bankarbeitstagen nach Erhalt der jeweiligen Mitteilung durch den Verkäufer 2 fällig und zahlbar.

10.4.2

Purchaser 2 shall pay to Seller 2 an amount equal to the net present value of any Tax Benefit (calculated in accordance with the principles in Section 10.2.1b) above) which has been received by Purchaser 2 or MP USA on or after the Effective Date and has been caused by a Tax imposed on Seller 2 (or any legal successor) in its capacity as limited partner of MP USA for Tax periods until the Effective Date. Seller 2 shall notify Purchaser 2 in writing and without undue delay of any relevant decision by any Tax Authority resulting in a Tax Benefit to be compensated by Purchaser 2 pursuant to Section 10.4.2. Any amount payable to Seller 2 pursuant to Section 10.4.2 shall be due and payable within ten (10) Business Days after Purchaser 2 has received the respective notification by Seller 2.

10.5	Steuerangelegenheiten nach dem Vollzugstag	10.5	Tax Matters after the Closing Date

10.5.1

Nach dem Vollzugstag sind die Käufer verpflichtet, alle durch die Gruppengesellschaften einzureichenden Steuererklärungen vorzubereiten und fristgerecht durch die betreffende Gruppengesellschaft einreichen zu lassen, wobei alle Steuererklärungen, welche zumindest teilweise einen Steuerveranlagungszeitraum vor dem Wirtschaftlichen Stichtag betreffen (ausgenommen Steuererklärungen mit monatlicher oder quartalsweiser Einreichungspflicht) („Relevante Steuererklärungen“), der Überprüfung und Zustimmung der jeweiligen Verkäufer insoweit unterliegen, als sie sich auf einen Zeitraum vor dem Wirtschaftlichen Stichtag beziehen (wobei die Zustimmung der jeweiligen Verkäufer nicht ohne sachlichen Grund verweigert werden darf). Jede Ausübung eines Wahlrechts gemäß Ziffer 754 des Internal Revenue Code of 1986 in der jeweils gültigen Fassung durch die Käufer in Bezug auf eine Gruppengesellschaft bedarf jedoch nicht der Zustimmung der Verkäufer. Die Käufer stellen sicher, dass alle durch die jeweiligen Verkäufer zu überprüfenden

10.5.1

After the Closing Date, Purchasers shall, and shall procure that all of the Group Companies shall, prepare and file when due all Tax Returns required to be filed by or on behalf of any of the Group Companies, provided, however, that any Tax Return relating to a Tax assessment period ending prior to the Effective Date or portions thereof (except for Tax Returns which are to be filed on a monthly or quarterly basis) (“Relevant Tax Return”) will be subject to the review and consent of the respective Sellers (not to be unreasonably withheld) to the extent they relate to a period prior to the Effective Date. Any election pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, made by a Purchaser in respect of a Group Company shall, however, not require the consent of Sellers. The Purchasers shall procure that any Relevant Tax Return to be reviewed by the respective Sellers will be furnished to the respective Sellers no later than twenty (20) Business Days prior to the due date of such Relevant Tax Return, and shall be filed in accordance with the respective Sellers' instructions to the extent they comply with mandatory law. For the purposes of this

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Relevanten Steuererklärungen den jeweiligen Verkäufern nicht später als zwanzig (20) Bankarbeitstage vor dem Fälligkeitstag für die Einreichung der Relevanten Steuererklärung zugänglich gemacht werden und die Relevante Steuererklärung in Übereinstimmung mit den Anweisungen der jeweiligen Verkäufer eingereicht wird, soweit diese mit dem anwendbaren Recht in Einklang stehen. Für Zwecke dieser Ziffer 10.5.1 gilt die Zustimmung der jeweiligen Verkäufer als erteilt, wenn die Käufer nicht innerhalb von fünfzehn (15) Bankarbeitstagen, nachdem die jeweiligen Verkäufer den Entwurf der jeweiligen Relevanten Steuererklärung erhalten haben, einen schriftlichen Widerspruch erhalten (der hinreichend ausführlich darlegt, mit welchen Teilen der Steuererklärung die jeweiligen Verkäufer nicht übereinstimmen).

Section 10.5.1, the respective Sellers shall be deemed to have given their consent if Purchasers have not received a written objection (specifying in reasonable detail in which issues of the respective Relevant Tax Return Sellers disagree) within fifteen (15) Business Days after the respective Sellers have received the draft of the Relevant Tax Return.

10.5.2

Die Käufer sind verpflichtet, die jeweiligen Verkäufer über alle Steuerbescheide und Ankündigungen von Steuerprüfungen oder alle anderen Tatsachen oder Umstände, die zu einem Steuerfreistellungsanspruch führen können („Relevante Steuerangelegenheiten“), zu unterrichten. Die Unterrichtung durch die Käufer hat innerhalb von zehn (10) Bankarbeitstagen nach Erhalt der relevanten Information durch die betreffenden Gruppengesellschaften zu erfolgen. Jede Unterrichtung hat schriftlich unter Beifügung von Kopien von allen zugrundeliegenden Dokumenten zu erfolgen. Die Käufer gestatten den jeweiligen Verkäufern auf schriftliche Anfrage und auf ihre Kosten die Beteiligung an allen Relevanten Steuerangelegenheiten und stellen sicher, dass die Gruppengesellschaften dies auch gestatten.

10.5.2

Purchasers shall notify the respective Sellers of all Tax assessments and announcements of Tax audits or any other facts or circumstances which could give rise to a Tax Indemnification Claim (“Relevant Tax Matters”). The Purchasers' notice shall be given within ten (10) Business Days after the relevant Group Company has received the relevant information. Each notification shall be in writing and copies of any documents related thereto shall be attached to such correspondence. The Purchasers shall, and shall procure that the relevant Group Company shall, permit the respective Sellers to participate at their written request and at their expense, in all Relevant Tax Matters.

10.5.3

Nach dem Vollzugstag sind die Käufer verpflichtet sicherzustellen, dass die Gruppengesellschaften (i) nach schriftlicher Aufforderung der jeweiligen Verkäufer und auf Kosten der Verkäufer gegen jeden Steuerbescheid im Zusammenhang mit Relevanten Steuerangelegenheiten Rechtsmittel einlegen und gerichtliche Verfahren durchführen, (ii) keiner Einigung in einem Steuerverfahren und in Bezug auf einen Steuerbescheid im Zusammenhang mit Relevanten Steuerangelegenheiten ohne schriftliche Zustimmung der Verkäufer zustimmen (wobei die Zustimmung der jeweiligen Verkäufer nicht ohne sachlichen Grund verweigert werden darf), (iii) eine Relevante Steuererklärung nicht ohne die schriftliche Zustimmung der Verkäufer (die nicht ohne sachlichen Grund verweigert werden darf)

10.5.3

After the Closing Date, the Purchasers shall procure that all of the Group Companies shall, (i) at the respective Sellers' written request and at their expense, challenge and litigate any Tax assessment relating to a Relevant Tax Matter, (ii) not settle any Tax proceeding or assessment relating to a Relevant Tax Matter without the respective Sellers' written consent (not to be unreasonably withheld), (iii) not amend any relevant Tax Return without the respective Sellers' written consent (not to be unreasonably withheld), unless such amendment is required by mandatory law or does not give rise to or increase any Tax Indemnification Claim, and (iv) not submit any written communication relating to a Relevant Tax Matter to any Tax Authority or Tax court without the respective Sellers' written consent (not to be unreasonably withheld); however, the respective Sellers shall

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abändern, es sei denn, dass die Änderung aufgrund geltenden Rechts erforderlich wird oder eine solche Änderung nicht zu einem Steuerfreistellungsanspruch oder zur Erhöhung eines solchen führt und (iv) keine schriftliche Stellungnahme in Bezug auf eine Relevante Steuerangelegenheit gegenüber den Steuerbehörden oder dem Finanzgericht abgeben, ohne die schriftliche Zustimmung der Verkäufer (die nicht ohne sachlichen Grund verweigert werden darf); die Zustimmung der jeweiligen Verkäufer gilt als erteilt, wenn die Käufer nicht innerhalb von fünfzehn (15) Bankarbeitstagen, nachdem die Käufer den Entwurf der schriftlichen Stellungnahme übermittelt haben, einen schriftlichen Widerspruch erhalten haben (der hinreichend ausführlich begründet, mit welchen Punkten der schriftlichen Stellungnahme kein Einverständnis besteht).

be deemed to have given their consent if Purchasers have not received a written objection (specifying in reasonable detail in which issues of the respective written communication the respective Sellers disagree) within fifteen (15) Business Days after Purchasers have furnished the draft of such written communication.

10.6	Zusammenarbeit in Steuerangelegenheiten	10.6	Cooperation on Tax Matters

Die Parteien kooperieren vollumfänglich im Zusammenhang mit allen Steuerangelegenheiten in Bezug auf den Zeitraum vor dem Wirtschaftlichen Stichtag, insbesondere bei der Vorbereitung und der Einreichung aller Relevanten Steuererklärungen. Von der Zusammenarbeit zwischen den Verkäufern und den Käufern werden insbesondere auch folgende Punkte erfasst: (i) die Zurverfügungstellung und Zugänglichmachung von allen Büchern, Aufzeichnungen und Informationen durch eine Partei für die jeweils andere, und (ii) die volle Unterstützung durch die Verkäufer und die Gruppengesellschaften, soweit dies im Rahmen von Steuerangelegenheiten mit Bezug zum Zeitraum vor dem Wirtschaftlichen Stichtag notwendig oder nützlich ist. Die jeweiligen Verkäufer und/oder ein durch die jeweiligen Verkäufer ernannter qualifizierter Berater sind/ist berechtigt, an jeder Schlussbesprechung mit den Finanzbehörden in Bezug auf Steuerprüfungen teilzunehmen, die ganz oder teilweise Veranlagungszeiträume vor dem Wirtschaftlichen Stichtag betreffen. Die Verkäufer sind von solchen Schlussbesprechungen mindestens zehn (10) Bankarbeitstage vor deren Stattfinden in Kenntnis zu setzen. Die Parteien berücksichtigen im Rahmen ihrer Rechte gemäß Ziffer 10.5 und 10.6 die berechtigten Interessen der jeweils anderen Parteien.

The Parties shall fully cooperate, and shall cause their representatives to fully cooperate, with each other in connection with all Tax matters relating to any period prior to the Effective Date, including the preparation and filing of any Relevant Tax Return. Cooperation between Purchasers and Sellers shall also include (but shall not be limited to) (i) the providing and making available by one Party to the other Party of all books, records and information, and (ii) the full assistance of the respective Sellers and the Group Companies, to the extent necessary or useful in connection with any Tax matter relating to any period prior to and including the Effective Date. The respective Sellers and/or a professional advisor appointed by the respective Sellers are entitled to participate in any closing meeting with Tax Authorities in relation to tax audits which fully or partly cover Tax assessment periods ending prior to the Effective Date or portions thereof. The respective Sellers have to be notified about closing meetings at least ten (10) Business Days prior to the day of the closing meeting. When exercising their rights under Sections 10.5 and 10.6, the Parties shall take into account the other Partys' reasonable interests.

10.7	Exklusivität	10.7	Exclusivity

Soweit nicht ausdrücklich anderweitig geregelt, werden steuerliche Themen ausschließlich in dieser Ziffer 10 geregelt.		Unless explicitly provided otherwise, Taxes shall be exclusively governed by this Section 10.

11.	GARANTIEN DEr KÄUFER	11.	REPRESENTATIONS OF PURCHASERs

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Jeder Käufer garantiert den Verkäufern unter den in diesem Vertrag (einschließlich der Anlagen) enthaltenen Einschränkungen und Haftungsbeschränkungen in Form eines selbständigen Garantieversprechens im Sinne des § 311 BGB, dass die nachfolgenden Aussagen in Ziffern 11.1 bis 11.4 am Unterzeichnungstag und/oder, wenn ausdrücklich vereinbart, am Vollzugstag zutreffend sind. Der Umfang und der Inhalt der Garantien gemäß Ziffern 11.1 bis 11.4 („Garantien der Käufer“) und die daraus resultierende Haftung der Käufer ergibt sich ausschließlich aus den Bestimmungen dieses Vertrages, die wesentlicher Bestandteil der von den Käufern unter diesem Vertrag abgegebenen Garantien der Käufer sind. Die Parteien sind sich darüber einig und bestätigen ausdrücklich, dass keine der nachfolgend aufgeführten Garantien der Käufer Beschaffenheitsvereinbarungen im Sinne des § 434 BGB und keine kaufrechtlichen Garantien im Sinne der §§ 443, 444 BGB darstellen. Die Verkäufer erkennen an, dass die Käufer über die in Ziffer 11.1 bis 11.4 enthaltenen Garantien der Käufer hinaus keine weiteren Garantien oder Gewährleistungen abgeben und keine Offenlegungspflichten oder ähnliche Verpflichtungen im Zusammenhang mit diesem Vertrag und der in diesem Vertrag geregelten Transaktion übernehmen.

Subject to the limitations and qualifications set out in this Agreement and its Annexes, each Purchaser hereby represents to each Seller in the form of an independent promise of guarantee within the meaning of Section 311 para 1 of the German Civil Code that the statements in Section 11.1 through Section 11.4 are true and correct as of the Signing Date and/or as of the Closing Date if expressly provided herein. The scope and content of the guarantees set out in Section 11.1 through Section 11.4 (“Purchasers' Guarantees”) as well as the relevant Purchaser’s liability arising there under shall be exclusively defined by the provisions of this Agreement which shall be an integral part of the Purchasers’ Guarantees rendered by each Purchaser hereunder. The Parties agree and explicitly confirm that no Purchasers’ Guarantee hereunder shall be construed as a guarantee within the meaning of Sections 434, 443 and 444 of the German Civil Code. Sellers acknowledge that no Purchaser makes representations, warranties or guarantees and that no Purchaser assumes disclosure or similar obligations in connection with this Agreement and the Transaction except as expressly set out in Section 11.1 through Section 11.4.

11.1	Zustimmungen	11.1	Approvals

Am Unterzeichnungstag und am Vollzugstag		As of the Signing Date and as of the Closing Date

11.1.1	ist jeder Käufer berechtigt, diesen Vertrag zu unterzeichnen und zu vollziehen und begründet dieser Vertrag eine rechtlich wirksame und verbindliche Verpflichtung jedes Käufers,	11.1.1	each Purchaser is entitled to execute and perform this Agreement and this Agreement constitutes a valid legal and binding obligation upon each Purchaser;

11.1.2	bedürfen die Unterzeichnung und Durchführung dieses Vertrages durch jeden Käufer (mit Ausnahme der Freigaben) auf der Basis der von den Verkäufern und den Gruppengesellschaften bereitgestellten Informationen keiner weiteren Zustimmung oder Genehmigung der Anteilseigner der Käufer oder Dritter (insbesondere von Behörden) und verstoßen nicht gegen anwendbares Recht oder einen der Käufer bindende Entscheidungen eines Gerichts oder einer Behörde, und	11.1.2

except for the Clearances and based on the information provided by Sellers and the Group Companies, the execution and performance of this Agreement by the Purchasers does not require any approval or consent of their shareholders or third parties including by any governmental authority other than the Clearances and do not violate any applicable law or decision by any court or governmental authority binding on the relevant Purchaser; and

11.1.3	ist (i) der Käufer 1 eine ordnungsgemäß gegründete und wirksam bestehende Gesellschaft nach dem Recht von Luxemburg, (ii) der Käufer 2 eine ordnungsgemäß gegründete und wirksam bestehende Gesellschaft nach dem Recht von Delaware, USA und (iii) der Käufer 3 eine ordnungsgemäß gegründete und wirksam bestehende Gesellschaft nach dem Recht von Frankreich.	11.1.3

(i) Purchaser 1 is duly incorporated and validly existing under the laws of Luxembourg, (ii) Purchaser 2 is duly incorporated and validly existing under the laws of Delaware, United States of America and (iii) Purchaser 3 is duly incorporated and validly existing under the laws of France.

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11.2	Finanzierung der Käufer	11.2	Financing of Purchasers

Der Käufer 1 wird am Vollzugstag über ausreichend liquide Mittel zur vollständigen Zahlung des Deutschen Kaufpreises verfügen und der Käufer 2 wird über ausreichend liquide Mittel zur vollständigen Zahlung des US-Kaufpreises verfügen und nach dem Vollzugstag werden jedem Käufer, sofern notwendig, ausreichend liquide Mittel zur Finanzierung seiner Freistellungsverpflichtungen aus diesem Vertrag zur Verfügung stehen.

As of the Closing Date, Purchaser 1 will have sufficient funds immediately available to fully pay the German Purchase Price, and Purchaser 2 will have sufficient funds immediately available to fully pay the US Purchase Price, and after the Closing Date, each Purchaser will have, if required, sufficient funds immediately available to finance its indemnification obligations hereunder.

11.3	Keine Vereinbarungen mit Wichtigen Arbeitnehmern	11.3	No Agreements with Key Employees

Am Unterzeichnungstag und am Vollzugstag gibt es keine Verträge, Vereinbarungen, Absprachen oder sonstige Übereinkommen (schriftlich oder mündlich) zwischen oder im Auftrag eines Käufers oder eines mit einem Käufer Verbundenen Unternehmens und einem wichtigen Arbeitnehmer einer Gruppengesellschaft, die eine Zahlung von Geld oder anderen geldwerten Vorteilen beinhalten oder die eine Freistellung oder andere Zusicherungen in Verbindung mit diesem Vertrag oder der hierin geregelten Transaktion gewähren, mit Ausnahme des als Anlage 11.3-1 beigefügten Anstellungsvertrages zwischen dem Verkäufer 3 und einem Verbundenen Unternehmen der Käufer und des als Anlage 11.3-2 beigefügten dazugehörigen Side Letters.

As of the Signing Date, there are no and, as of the Closing Date, there will be no contracts, agreements, arrangements or other understandings (whether in writing or not) between or on behalf of a Purchaser or any of its Affiliates and any key employee of a Group Company involving any payment of money or other benefits, or the giving of any indemnity or other assurance, in connection with this Agreement or the Transaction, except for the employment contract between Seller 3 and an Affiliate of Purchasers attached as Annex 11.3-1 and a side letter relating thereto attached as Annex 11.3-2.

11.4	Handeln auf eigene Rechnung	11.4	Own Account

11.4.1	Jeder Käufer erwirbt die Verkauften Anteile auf eigene Rechnung und nicht als Treuhänder oder als Vertreter.	11.4.1	Each Purchaser is acquiring the Sold Shares to be acquired by it for an investment on its own account and neither as a nominee nor as an agent.

11.4.2	Kein Käufer hat Verträge, Zusicherungen, Vereinbarungen oder Absprachen mit Dritten abgeschlossen, die (i) den Verkauf, die Übertragung der Verkauften Anteile oder einer Gruppengesellschaft, ihrer Vermögensgegenstände oder Teilen hiervon beinhalten oder (ii) Dritten Beteiligungen im Hinblick auf die Verkauften Anteile, eine Gruppengesellschaft oder Wirtschaftsgüter der Gruppengesellschaft oder Teile hiervon gewähren. Kein Käufer beabsichtigt derzeit, Vereinbarungen gemäß Satz 1 abzuschließen.	11.4.2

No Purchaser has entered, or has presently the intention to enter, into any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to the Sold Shares, a Group Company, any of their assets or any part thereof.

12.	Pflichten DER VERKÄUFER	12.	Sellers’ COVENANTS

12.1	Unternehmensführung	12.1	Conduct of Business

12.1.1	Die Deutschen Verkäufer haben einen unwiderruflichen Gesellschafterbeschluss der	12.1.1	German Sellers have adopted an irrevocable joint shareholder resolution attached as

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MP Deutschland gemäß Anlage 12.1.1 gefasst, mit welchem sie die Geschäftsführer der MP Deutschland anweisen, sicherzustellen, dass (i) die Geschäfte von MP Deutschland, MP Asien und MP Inc. im Zeitraum zwischen Unterzeichnungstag und Vollzugstag im gewöhnlichen Geschäftsbetrieb mit der Sorgfalt eines ordentlichen Kaufmanns und in Übereinstimmung mit der bisherigen Praxis weitergeführt werden, und (ii) weder MP Deutschland noch MP Asien noch MP Inc. eine der in Anlage 12.1.1 aufgeführten Handlungen (“Vorbehaltene Handlungen I”) ohne vorherige schriftliche Zustimmung der Deutschen Verkäufer vornehmen. Die Deutschen Verkäufer verpflichten sich, keine Zustimmung bezüglich der Vorbehaltenen Handlungen I zu erteilen, solange der Käufer 1 nicht zuvor schriftlich zugestimmt hat.

Annex 12.1.1 instructing the managing directors of MP Germany to ensure that (i) the business operations of MP Germany, MP Asia and MP Inc. shall be conducted in the ordinary course of business in the period from the Signing Date until Closing, in accordance with the standard of care of a prudent merchant and consistent with past practice and (ii) neither MP Germany nor MP Asia nor MP Inc. take, or commit to take, any of the actions specified in Annex 12.1.1 (“Reserved Matters I”) without the prior written approval by German Sellers. German Sellers shall not grant their consent to Reserved Matters I without the prior written approval of Purchaser 1.

12.1.2

Verkäufer 2 und MP Inc. haben MP Inc. als geschäftsführenden general partner der MP USA einstimmig, schriftlich und unwiderruflich gemäß Anlage 12.1.2 angewiesen, sicherzustellen, dass (i) die Geschäfte von MP USA im Zeitraum zwischen Unterzeichnungstag und Vollzugstag im gewöhnlichen Geschäftsbetrieb mit der Sorgfalt eines ordentlichen Kaufmanns und in Übereinstimmung mit der bisherigen Praxis weitergeführt werden und (ii) MP USA keine der in Anlage 12.1.2 näher bezeichneten Handlungen („Vorbehaltene Handlungen II“) ohne vorherige schriftliche Zustimmung des Verkäufers 2 vornimmt. Der Verkäufer 2 verpflichtet sich, keine Zustimmung bezüglich der Vorbehaltenen Handlungen II zu erteilen, solange der Käufer 2 nicht zuvor schriftlich zugestimmt hat.

12.1.2

Seller 2 and MP Inc. have by unanimous written consent attached as Annex 12.1.2 irrevocably instructed the general partner of MP USA to ensure that (i) the business operations of MP USA shall be conducted in the ordinary course of business in the period from the Signing Date until Closing, in accordance with the standard of care of a prudent merchant and consistent with past practice and (ii) MP USA does not take, or commit to take, any of the actions specified in Annex 12.1.2 (“Reserved Matters II”) without the prior written approval by Seller 2. Seller 2 shall not grant its consent to Reserved Matters II without the prior written approval of Purchaser 2.

12.1.3

Der Verkäufer 1 hat einen unwiderruflichen Gesellschafterbeschluss der MP Frankreich gemäß Anlage 12.1.3 gefasst, mit welchem er die Geschäftsführer der MP Frankreich anweist, sicherzustellen, dass (i) die Geschäfte von MP Frankreich im Zeitraum zwischen Unterzeichnungstag und Vollzugstag im gewöhnlichen Geschäftsbetrieb mit der Sorgfalt eines ordentlichen Kaufmanns in Übereinstimmung mit der bisherigen Praxis weitergeführt werden und (ii) MP Frankreich keine der in Anlage 12.1.3 näher bezeichneten Handlungen („Vorbehaltene Handlungen III“, zusammen mit den Vorbehaltenen Handlungen I und Vorbehaltenen Handlungen II die „Vorbehaltenen Handlungen“) ohne vorherige schriftliche Zustimmung des Verkäufers 1 vornimmt. Der Verkäufer 1 verpflichtet sich, keine Zustimmung bezüglich

12.1.3

Seller 1 has adopted an irrevocable shareholder resolution attached as Annex 12.1.3 instructing the managing directors of MP France to ensure that (i) the busi¬ness operations of MP France shall be conducted in the ordinary course of business in the period from the Signing Date until Closing, in accordance with the standard of care of a pru¬dent merchant and consistent with past practice and (ii) MP France does not take, or commit to take, any of the actions specified in Annex 12.1.3 (“Reserved Matters III” and, together with the Reserved Matters I and Reserved Matters II, the "Reserved Matters") without the prior written approval by Seller 1. Seller 1 shall not grant its consent to Reserved Matters III without the prior written approval of Purchaser 3.

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	der Vorbehaltenen Handlungen III zu erteilen, solange der Käufer 3 nicht zuvor schriftlich zugestimmt hat.

12.2	Keine Leakage	12.2	No Leakage

12.2.1	Die Verkäufer	12.2.1	Sellers

a)

bestätigen, dass ab (und einschließlich) dem Wirtschaftlichen Stichtag bis zum Unterzeichnungstag keine Leakage (wie in Ziffer 12.2.3 definiert) außer Erlaubter Leakage (wie in Ziffer 12.2.4 definiert) erfolgt ist, und

		a)	confirm that, from (and including) the Effective Date until the Signing Date, no Leakage (as defined in Section 12.2.3), other than Permitted Leakage (as defined in Section 12.2.4) has occurred; and

b)

stellen sicher, dass zwischen den Gruppengesellschaften einerseits und den Verkäufern oder mit ihnen Verbundenen Parteien andererseits (i) ab (und einschließlich) dem Unterzeichnungstag bis zum Vollzug keine Leakage mit Ausnahme von Erlaubter Leakage erfolgt oder zugelassen wird und (ii) nach dem Vollzugstag keine vor dem Vollzug vereinbarte Leakage erfolgt.

		b)

shall procure that (i) from (and including) the Signing Date until the Closing, no Leakage other than Permitted Leakage will occur and (ii) after the Closing Date, no Leakage other than Permitted Leakage will occur based on commitments made prior to the Closing, in each case of Section 12.2.1 between any Group Company on the one hand and any Seller or its Related Parties on the other hand.

12.2.2	„Verbundene Partei“ ist (i) jeder Verkäufer, (ii) jeder Komplementär oder Kommanditist eines Verkäufers sowie jeder direkte und indirekte Anteilseigner eines Komplementärs eines Verkäufers, (iii) jedes Verbundene Unternehmen der in (i) und (ii) bezeichneten natürlichen und juristischen Personen, (iv) jede nahestehende Person i.S.d § 138 InsO der in (i) bis einschließlich (iii) bezeichneten natürlichen und juristischen Personen und (v) jedes Verbundene Unternehmen einer der in (iv) bezeichneten Personen, in jedem Fall von (i) bis (v) mit Ausnahme der Gruppengesellschaften.	12.2.2

“Related Party” shall mean (i) any Seller, (ii) any general partner and limited partner of any Seller as well as any direct or indirect shareholder of any general partner of any Seller, (iii) any Affiliate of any of the foregoing mentioned in (i) and (ii), (iv) any close person within the meaning of Sec. 138 German Insolvency Code to any of the foregoing mentioned in (i) through (and including) (iii) and (v) any Affiliates of any person set forth in (iv), in each case of (i) to (v), to the extent applicable, other than the Group Companies.

12.2.3	„Leakage“ sind	12.2.3	“Leakage” shall mean

a)

die Zahlung einer oder Beschluss über eine Dividende oder eine ähnliche Ausschüttung (insbesondere einer verdeckten Gewinnausschüttung) von einer Gruppengesellschaft an einen Verkäufer oder eine Verbundene Partei,

		a)	any payment or declaration of any dividend or similar types of distribution (including, without limitation, any constructive dividend) by any Group Company to any Seller or other Related Party;

b)	die Herabsetzung des eingezahlten Kapitals einer Gruppengesellschaft, es sei denn aus dieser resultiert ausschließlich eine Zahlung an eine andere Gruppengesellschaft,	b)	any reduction of the paid-up share capital of any Group Company unless the reduction exclusively results in payments to another Group Company;

c)

die Zahlung, Erfüllung einer Zahlungsverpflichtung oder andere Gewährung von Vorteilen (einschließlich Verzicht auf oder Vereinbarung eines Verzichts auf Zahlungsansprüche, Dienstleistungen oder jeden anderen Vorteil, der einer Gruppengesellschaft geschuldet wird, sowie

		c)

any payment, performance of any obligation or granting of any other benefit (including waiver of or agreement to waive any right relating to payments, services or any other benefit owed to any Group Company, assumption of or agreement to assume any liabilities) effected by any Group Company to the benefit of any Seller

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eine Haftungsübernahme oder eine Vereinbarung einer Haftungsübernahme) durch eine Gruppengesellschaft zu Gunsten eines Verkäufers oder einer mit einem Verkäufer Verbundenen Partei, welche keinem Drittvergleich standhält,

			or Related Party which is not at arms' length terms;

d)

die Zahlung von Honoraren und Auslagen für Berater (einschließlich Maklergebühren, Vermittlungsprovisionen und Kommissionen) durch eine Gruppengesellschaft (i) im Zusammenhang mit der Vorbereitung, Verhandlung, Durchführung oder dem Vollzug dieses Vertrages bzw. der darin vereinbarten Transaktion oder (ii) in sonstiger Weise zugunsten eines Verkäufers oder einer mit einem Verkäufer Verbundenen Partei,

		d)

any payment by any Group Company of fees and expenses of any advisor (including any brokerage fee, finder’s fee, and commission) (i) in connection with the preparation, negotiation, execution or consummation of this Agreement or the Transaction or (ii) otherwise for the benefit of any Seller or any Related Party;

e)

die Zahlung eines Exitbonus, eines Transaktionsbonus, einer Abfindung oder einer anderen außerordentlichen Entlohnung oder Erfolgsprämie an einen Geschäftsführer, Mitarbeiter oder freien Mitarbeiter einer Gruppengesellschaft in Zusammenhang mit der Vorbereitung, Verhandlung, Durchführung oder dem Vollzug dieses Vertrages oder der darin vereinbarten Transaktion, mit Ausnahme der in Anlage 12.4.1 und Anlage 12.4.2 offengelegten Transaktionsboni, oder

		e)

any exit bonus, transaction bonus, extra compensation, severance payment or any other extraordinary or irregular remuneration or incentive payment to any director, officer, employee, independent contractor or freelancer of a Group Company, in each case in connection with the preparation, negotiation, execution or consummation of this Agreement or the Transaction, other than the transaction bonuses disclosed in Annex 12.4.1 and Annex 12.4.2; or

f)	jede Verpflichtung zu einer der vorstehenden Handlungen ab dem Wirtschaftlichen Stichtag, unabhängig davon, wann die Verpflichtung eingegangen wurde.	f)	any commitment to do any of the foregoing after the Effective Date, irrespective of the date on which the commitment was made.

12.2.4	„Erlaubte Leakage“ sind alle in Anlage 12.2.4 offengelegten Zahlungen.	12.2.4	“Permitted Leakage” shall mean any payments disclosed in Annex 12.2.4.

12.2.5

Sofern eine Leakage, die nicht zu der Erlaubten Leakage zählt, vorgenommen oder zugelassen wurde, so hat jeder Verkäufer, der unmittelbar oder mittelbar (z.B. durch Zahlungen oder andere Vorteile, die einer mit ihm Verbundenen Partei gewährt wurden) Zahlungen oder sonstige Vorteile erhalten hat, diese an die betroffene Gruppengesellschaft zurückzuzahlen bzw. zurückzugewähren. Die Aufrechnung und Zurückbehaltung ist ausgeschlossen. Die Rückzahlung bzw. Rückgewähr erfolgt jeweils unter Abzug der steuerlichen Vorteile, welche dem jeweiligen Käufer, einem mit ihm Verbundenen Unternehmen oder der jeweiligen Gruppengesellschaft im Zusammenhang mit der Leakage zu Gute gekommen sind. Der entsprechende Verkäufer stellt den entsprechenden Käufer – oder, nach Wahl des entsprechenden Käufers, die betroffene Gruppengesellschaft – von sämtlichen Steuern

		12.2.5

If Leakage, other than a Permitted Leakage, has occurred, each Seller who has directly or indirectly (i.e., via payments or other benefits granted to Related Parties attributable to such Seller) obtained the payment or any other benefit shall, without any right to set-off, repay or return the amount paid or benefit granted by any Group Company, in each case less any Tax benefits of the respective Purchaser or the respective Group Company in connection with such Leakage, and indemnify the respective Purchaser, any of its Affiliates or, at the respective Purchaser’s election, the relevant Group Company, from and against all Taxes which have to be paid or discharged otherwise (including, without limitation, by way of set-off or deduction) by the respective Purchaser, any of its Affiliates or the respective Group Company in connection with such Leakage; it being understood that each Seller shall only be liable for repayment if and to the extent that the

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frei, die im Zusammenhang mit solcher Leakage von dem jeweiligen Käufer, einem mit ihm Verbundenen Unternehmen oder der betroffenen Gruppengesellschaft zu begleichen oder auf andere Weise zu erfüllen sind (insbesondere durch Verrechnung oder Abzug). Es wird klargestellt, dass jeder Verkäufer nur für die Rückgewähr solcher Leakage haftet, welche er selbst empfangen hat oder die einer mit ihm Verbundenen Partei zu Gute gekommen ist.

			payment was made, or the benefit was granted, to such Seller or Related Party attributable to such Seller.

12.2.6	Drei (3) Bankarbeitstage vor dem Voraussichtlichen Vollzugstag werden die Verkäufer den Käufern eine Übersicht übergeben, in der jegliche Leakage aufgeführt ist, die im Zeitraum zwischen dem Wirtschaftlichen Stichtag und dem Vollzugstag entstanden sind bzw. entstehen werden. Der jeweilige Käufer hat das Recht, die Beträge der Leakage vom Vorläufigen Deutschen Kaufpreis oder vom Vorläufigen US-Kaufpreis abzuziehen, der am Vollzugstag fällig und zahlbar ist.	12.2.6

Three (3) Business Days prior to the Targeted Closing Date, the Sellers shall deliver to the Purchasers a statement showing any Leakage that occurred or will occur in the period commencing on the Effective Date and ending on the Closing Date. The respective Purchaser shall have the right to deduct any amount of Leakage shown in such statement from the Preliminary German Purchase Price or the Preliminary US Purchase Price due and payable at the Closing Date.

12.2.7	Ansprüche der Käufer gemäß Ziffer 12.2 werden zusammen als „Leakage-Ansprüche“ bezeichnet.	12.2.7	Purchasers’ claims pursuant to Section 12.2 are collectively referred to as “Leakage Claims”.

12.2.8	Ziffer 14 ist mit Ausnahme von Ziffer 14.4.1a), Ziffer 14.4.1b), Ziffer 14.4.4 und der zeitlichen Begrenzung in Ziffer 14.6.2 auf Leakage-Ansprüche nicht anwendbar.	12.2.8

The limitations in Section 14 shall not apply to Leakage Claims, except for the limitations set forth in Section 14.4.1a), Section 14.4.1b), Section 14.4.4 and the time limitation set forth in Section 14.6.2.

12.3	Auflösung von Verträgen und Erledigung von Ansprüchen	12.3	Contract and Claims Clearing

12.3.1	Die Verkäufer werden sicherstellen, dass alle Verträge und Absprachen zwischen den Verkäufern und mit ihnen Verbundenen Parteien einerseits und den Gruppengesellschaften andererseits („Verträge mit Verbundenen Parteien“) am oder vor dem Voraussichtlichen Vollzugstag aufgehoben werden, ohne dass den Gruppengesellschaften Kosten oder sonstige Verpflichtungen entstehen.	12.3.1

The Sellers shall procure that all agreements and other arrangements between any Seller and any other Related Party on the one hand and any Group Company on the other hand (“Related Party Agreements”) shall be terminated on or prior to the Targeted Closing Date without any payments by, or other obligations or commitments of, any of the Group Companies.

12.3.2	Unter der aufschiebenden Bedingung des Eintritts des Vollzuges tritt hiermit jeder Verkäufer seine etwa verbleibenden Rechte und Ansprüche gegen die Gruppengesellschaften aus Verträgen mit Verbundenen Parteien an den dies annehmenden Käufer 1 ab. Die Verkäufer werden auch die jeweiligen Verbundenen Parteien veranlassen, diese Abtretungen vorzunehmen.	12.3.2

Subject to the condition precedent that the Closing occurs, each Seller hereby assigns, and shall cause each Related Party attributable to such Seller to assign, to Purchaser 1 all of its rights and claims against any Group Company which it may still have under or in connection with Related Party Agreements; and Purchaser 1 accepts this assignment.

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12.3.3	Die Verkäufer werden sicherstellen, dass alle zu Leakage nach dem Vollzugstag führenden Verträge und Absprachen (z.B. Beraterverträge betreffend der in diesem Vertrag vereinbarten Transaktion) zwischen einer Gruppen-gesellschaft und/oder einer Drittpartei vor oder bis zum Voraussichtlichen Vollzugstag von einem Verkäufer oder einer Verbundenen Partei mit schuldbefreiender Wirkung für die Gruppengesellschaften übernommen werden.	12.3.3

The Sellers shall ensure that all agreements and arrangements between any Group Company and/or a third party which would constitute Leakage after the Closing Date (e.g. agreements with advisors for the Transaction) are assumed by a Seller or a Related Party with full discharge of the Group Companies on or prior to the Targeted Closing Date.

12.3.4	Die Verkäufer stellen sicher, dass die Gruppengesellschaften nicht für Verpflichtungen oder Haftungen der Verkäufer oder Verbundener Parteien aus den Verträgen mit Verbundenen Parteien einstehen müssen bzw. haftbar gemacht werden.	12.3.4	The Sellers shall ensure that no Group Company is or will be held liable for any obligation or liability of any Seller or any Related Party resulting from Related Party Agreements.

12.4	Exit Boni	12.4	Exit Bonuses

12.4.1

Der Verkäufer 1 hat sich freiwillig zu Exit-Bonus-Zahlungen im Zusammenhang mit dieser Transaktion an Geschäftsführer, Führungskräfte und Mitarbeiter von MP Deutschland und MP Asien, wie in Anlage 12.4.1 näher ausgeführt, verpflichtet. Um die Zahlung der Exit-Boni und die ordnungsgemäße Erfüllung aller gesetzlichen Einbehaltungs- und/oder Zahlungsverpflichtungen der MP Deutschland als Arbeitgeber zu gewährleisten, zahlt der Verkäufer 1 am Voraussichtlichen Vollzugstag an MP Deutschland einen Betrag, der der Gesamtsumme aller in Anlage 12.4.1 ausgeführten Bruttobeträge der Exit-Boni (d.h. inklusive etwaiger Lohnsteuer, Solidaritätszuschläge, Kirchensteuer und Arbeitnehmer- und Arbeitgeberanteil an Sozialversicherungsbeiträgen) („Deutscher Bonusbetrag“) in Euro entspricht („Deutsche Bonusfinanzierungs-verpflichtung“). Eine solche Zahlung erfolgt mit der Maßgabe, dass (i) MP Deutschland den Teilbetrag der Zahlung, der dem Nettobetrag der Exit-Boni entspricht, als Zahlstelle erhält, die diese Beträge lediglich namens und für Rechnung des Verkäufers 1 an die Empfänger der Boni weiterleitet (bzw. die Weiterleitung durch MP Asien veranlasst), (ii) MP Deutschland den Teilbetrag der Zahlung, der der Lohnsteuer (zuzüglich Solidaritätszuschlag und gegebenenfalls Kirchensteuer hierauf) entspricht, als Zahlstelle erhält, die diesen Teilbetrag lediglich namens und für Rechnung der bei der MP Deutschland angestellten Bonusempfänger an das zuständige Finanzamt weiterleitet und (iii) MP Deutschland den Teilbetrag der Zahlung, der einer etwaigen Schuld der MP Deutschland für

		12.4.1

Seller 1 has committed voluntarily to the payment of exit bonuses in connection with the Transaction to directors, officers and employees of MP Germany and MP Asia as further specified in Annex 12.4.1. In order to facilitate the payment of the exit bonuses and the proper fulfilment of any statutory withholding and/or payment obligations of MP Germany as employer, Seller 1 shall pay an amount equal to the total sum of the gross transaction bonuses in Euro as shown in Annex 12.4.1 (i.e., including any wage tax, solidarity surcharge, church tax and employer's and employee's social security contribution) (“German Bonus Amount”) on the Targeted Closing Date to MP Germany (“German Bonus Funding Obligation”). Such payment shall be made with the proviso that (i) the portion of the payment reflecting the net exit bonuses will be received by MP Germany as a paying agent which merely forwards such amounts on behalf and for the account of Seller 1 to the bonus recipients (or procures such forwarding by MP Asia), (ii) the portion of the payment reflecting the wage tax (plus solidarity surcharge and, if any, church tax thereon) will be received by MP Germany as a paying agent which merely forwards such portion on behalf and for the account of the bonus recipients to the competent Tax authority, and (iii) the portion of the payment reflecting any primary liability of MP Germany for social security contributions will be received by MP Germany as a reimbursement payment from Seller 1.

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Sozialversicherungsbeiträge entspricht, als Aufwandsersatz vom Verkäufer 1 erhält.

12.4.2

Bestimmte Gesellschafter des Verkäufers 2 haben sich freiwillig zu Exit-Bonus-Zahlungen im Zusammenhang mit dieser Transaktion an Geschäftsführer, Führungskräfte und Mitarbeiter der MP USA, wie in Anlage 12.4.2 näher aufgeführt, verpflichtet. Der Verkäufer 2 ist verpflichtet, MP USA im Auftrag bestimmter Gesellschafter des Verkäufers 2 am Voraussichtlichen Vollzugstag einen Betrag zur Verfügung zu stellen, der der Gesamtsumme aller in Anlage 12.4.2 ausgeführten Bruttobeträge der Exit-Boni (d.h. inklusive etwaiger anfallender Steuern, Einzahlungen in Pensionspläne und Sozialversicherungsbeiträgen)(„US-Bonusbetrag”) in Euro entspricht („US-Bonusfinanzierungsverpflichtung“).

12.4.2

Certain shareholders of Seller 2 have committed voluntarily the payment of exit bonuses in connection with the Transaction to directors, officers and employees of MP USA as further specified in Annex 12.4.2. Seller 2 shall, on behalf of certain shareholders of Seller 2, provide MP USA with an amount equal to the total sum of the gross transaction bonuses in Euro (i.e., including any applicable taxes, retirement plan funding and social security contributions) as shown in Annex 12.4.2 (“US Bonus Amount”) on the Targeted Closing Date to MP USA (the “US Bonus Funding Obligation”).

12.4.3

Am Vollzugstag werden die Käufer die jeweilige Gruppengesellschaft veranlassen, die jeweiligen Exit-Boni (ggfs. als Zahlstelle) an die in Anlage 12.4.1 und Anlage 12.4.2 aufgelisteten Empfänger auszuzahlen, wobei MP USA die erhaltenen Euro-Beträge nach Umrechnung zu dem am Tag des Empfangs geltenden Wechselkurs in USD auszahlen wird. Jede dieser Zahlungen soll (i) nur in dem in Anlage 12.4.1 und Anlage 12.4.2 festgelegten Umfang erfolgen, wobei MP USA die Exit-Boni zu dem am Tag des Empfangs geltenden Wechselkurs in USD umrechnen wird und (ii) gekürzt um etwaige Lohnsteuer, Solidaritätszuschläge, Sozialversicherungsbeiträge, Kirchensteuer und ähnliche Steuern, Einbehalte und Beiträge, die auf eine solche Zahlung anfallen (solche Steuern, Einbehalte und Beiträge zusammen „Bonussteuern“), ausgezahlt werden, wobei die betreffende Gruppengesellschaft den Betrag der Bonussteuern, gegebenenfalls als Zahlstelle im Namen und für Rechnung der Bonusempfänger, an die zuständige Steuerbehörde oder andere Behörde, die solche Bonussteuern erhebt, zahlt.

12.4.3

On the Closing Date, the Purchasers shall cause the relevant Group Company to pay the respective exit bonuses (as the case may be, as a paying agent) to the recipients specified in Annex 12.4.1 and Annex 12.4.2, whereby MP USA shall convert the Euro amounts received into USD as of the day of receipt. Each such payment shall be made (i) only to the extent as reflected in Annex 12.4.1 and Annex 12.4.2, whereby MP USA shall convert the Euro amounts received into USD based on the exchange rate on the day of receipt and (ii) net of any wage tax, solidarity surcharge thereon, any and all social security contributions, church tax and similar type of tax, withholding, contribution falling due on such payment (such taxes, withholdings and contributions collectively the “Bonus Taxes”), provided that the relevant Group Company, as the case may be, as a paying agent on behalf and for the account of the bonus recipients, shall pay an amount equal to the Bonus Taxes to the competent Tax office or other public authorities requiring such Bonus Taxes.

12.4.4	Verkäufer 1 und Verkäufer 2 werden die Käufer von allen Verpflichtungen und Verbindlichkeiten (einschließlich Steuern) freistellen, die sich daraus ergeben oder darauf beruhen, dass der Verkäufer 1 oder der Verkäufer 2 (oder irgendeine ihrer Verbundenen Parteien) Geschäftsführern, Führungskräften und Mitarbeitern eine Bonus-Zusage gemacht hat, die die Summe aus dem Deutschen Bonusbetrag und dem US-Bonusbetrag übersteigen. Eine solche Freistellung erfolgt Euro-für-Euro und ohne	12.4.4

Seller 1 and Seller 2 shall indemnify and hold harmless the Purchasers and the Group Companies from any obligations and liabilities (including any Taxes) arising out of, or based on, any bonus commitment made by Seller 1 or Seller 2 (or any of their Related Parties) to any director, officer or employee of any Group Company in excess of the total sum of the German Bonus Amount and the US Bonus Amount. Any such indemnification shall be made on a Euro-for-Euro basis without any

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	Abzug, Beschränkungen und Bedingungen.		deduction, limitation or condition.

12.5	Kreditverträge und Vorfälligkeitsentschädigung	12.5	Facility Agreements and Prepayment Penalties

Die Verkäufer werden sicherstellen, dass die Gruppengesellschaften in Absprache mit dem Käufer 1 innerhalb von fünf (5) Bankarbeitstagen nach dem Unterzeichnungstag ein Schreiben an die Kreditgeber unter den in Anlage 12.5 aufgeführten Kreditvereinbarungen der Gruppengesellschaften („Kreditvereinbarungen“) senden, mit welchem sie die Kreditgeber über die in diesem Vertrag vereinbarte Transaktion informieren und um eine verbindliche Aussage darüber ersuchen, ob diese Kreditgeber die Ausübung eines eventuellen Kündigungsrechtes aufgrund eines Kontrollwechsels durch diese Transaktion beabsichtigen oder nicht. Wenn die Kreditvereinbarungen von den Kreditgebern innerhalb einer Frist von sechs (6) Monaten nach dem Vollzugstag aufgrund eines Kontrollwechsels gekündigt werden, werden die Deutschen Verkäufer den Käufer 1 und die Gruppengesellschaften von 50% aller Vorfälligkeitsentschädigungen und sonstiger an die Kreditgeber gemäß den Kreditvereinbarungen zu zahlenden Kosten freistellen. Diese Freistellung erfolgt ohne Abzug, Beschränkungen oder Bedingungen.

Sellers shall procure that the Group Companies shall, in coordination with Purchaser 1, within five (5) Business Days after the Signing Date, submit a letter to the lenders under the facilities agreements of the Group Companies listed in Annex 12.5 (“Facility Agreements”) in order to inform such lenders about the Transaction and request a binding declaration whether or not they intend to exercise change in control rights (if any) under the Facility Agreements triggered by the Transaction. If the Facilities Agreements are terminated by the lenders thereto within a period of six (6) months after the Closing Date as a result of the change in control triggered by the Transaction, German Sellers shall indemnify and hold harmless Purchaser 1 and the Group Companies for 50% of any and all prepayment penalties or other costs payable to the lenders under the Facilities Agreements. Any such indemnification claim shall be without any deduction or limitation or condition.

12.6	Wettbewerbsverbot und Abwerbeverbot	12.6	Non-Compete and Non-Solicitation

Für die Dauer von zwei (2) Jahren nach dem Vollzugstag wird keiner der Verkäufer direkt oder indirekt,		For a period of two (2) years after the Closing Date, no Seller shall, and each Seller shall ensure that no Related Party attributable to such Seller will, either directly or indirectly,

12.6.1	(i) ein Unternehmen oder Geschäft betreiben, das mit dem Geschäft der Gruppengesellschaften zum Vollzugstag im Europäischen Wirtschaftsraum, in China (einschließlich Hong Kong), den USA und den in Anlage 12.6.1 näher bezeichneten Ländern konkurriert („Konkurrierendes Unternehmen“), (ii) Anteile an einem Konkurrierenden Unternehmen erwerben oder halten oder ein solches Konkurrierendes Unternehmen unterstützen oder beraten (wobei eine Minderheitsbeteiligung von unter 5% als Kapitalanlage an einem börsennotierten Unternehmen von diesem Wettbewerbsverbot ausgenommen ist),	12.6.1

engage in any business competing with the business as conducted by any Group Company as of the Closing Date in the European Economic Area, Peoples Republic of China (including Hong Kong), the United States and the countries further specified in Annex 12.6.1 (a “Competing Business”), acquire or hold any interest in a Competing Business or advise or assist any Competing Business; provided, however, that the acquisition of a non-controlling interest of less than 5% in a publicly listed company or group, which is made solely for investment purposes, shall be exempt from such covenant not to compete;

12.6.2	einen am Unterzeichnungstag beschäftigten Mitarbeiter der Gruppengesellschaften abwerben, es sei denn, (i) ein Verkäufer wird direkt auf Eigeninitiative des Mitarbeiters angesprochen, oder (ii) aufgrund einer Stellenausschreibung, die sich nicht direkt auf einen solchen Mitarbeiter bezieht oder (iii) nachdem das Anstellungsverhältnis des	12.6.2

solicit for employment any of the employees of the Group Companies employed as of the Signing Date unless (i) the relevant Seller or the relevant Related Party is approached by such employee upon such employee’s own initiative or (ii) as a result of an approach not specifically targeted at such employee, or (iii) after the termination of the employment of the employee

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	Mitarbeiters mit der jeweiligen Gruppengesellschaft beendet ist.		with any Group Company.

Jeder Verkäufer stellt sicher, dass die vorstehenden Verpflichtungen auch von mit ihm Verbundenen Parteien eingehalten werden.

12.7	Zugang und Kooperation vor dem Vollzugstag	12.7	Access and Cooperation Prior to the Closing Date

Soweit rechtlich zulässig und unter der Voraussetzung, dass die Käufer (i) den ordnungsgemäßen Geschäftsbetrieb der Gruppengesellschaften nicht behindern (insbesondere auch nicht die Vorbereitung für die Erfüllung der Vollzugsbedingungen gemäß Ziffer 5.2) und (ii) keinen Zugang zu sensiblen Geschäftsdaten insbesondere über Kunden, Preise, Produkte und Kalkulation erhalten, werden die Verkäufer zwischen dem Unterzeichnungstag und dem Vollzugstag veranlassen, dass

To the extent permitted under applicable law and always provided that Purchasers shall not (i) interfere with the ordinary business operations of the Group Companies (also including, but not limited to, the preparation of the satisfaction of the Closing Conditions pursuant to Section 5.2) and (ii) be granted access to commercially sensitive information (including, but not limited to, customer, pricing, product and cost calculation information), Sellers shall procure that, in the period between the Signing Date and the Closing Date,

12.7.1

jedem Käufer, auf dessen Verlangen, das in angemessener Weise angekündigt sein muss, zu den normalen Geschäftszeiten Zugang zu den Büchern, Aufzeichnungen, Finanz- und Betriebsdaten und weiteren Informationen der Gruppengesellschaften und zum Management, den Mitarbeitern, Wirtschaftsprüfern und Beratern gewährt wird, sofern dies für den Käufer im Zusammenhang mit (i) dem Vollzug der Transaktion, (ii) der Vorbereitung der Konsolidierung der Gruppengesellschaften in den Büchern der Käufer, (iii) einer für die Kaufpreisallokation nach US GAAP erforderlichen Bewertungsanalyse oder (iv) der Überprüfung der Jahresabschlüsse oder Finanzdaten, die nach diesem Vertrag zu liefern sind, erforderlich ist,

		12.7.1

upon any Purchaser's request, any Purchaser, upon reasonable advance notice and during normal business hours, is granted access to the books, records, financial and operating data and other information of the Group Companies and to the management, employees, auditors and advisors of the Group Companies, to the extent required by Purchasers in connection with (i) the consummation of the Transaction, (ii) the preparation of the consolidation of the Group Companies in Purchasers' accounts, (iii) a valuation analysis necessary for purchase accounting under U.S. GAAP, or (iv) the review of any financial statements or financial information to be delivered under or in connection with this Agreement;

12.7.2	das Management der Gruppengesellschaften einen mündlichen Bericht im Rahmen von monatlichen Besprechungen über das operative und finanzielle Ergebnis der Gruppengesellschaften mit den Käufern, ihren Vertretern und Beratern abgibt, und	12.7.2

the management of the Group Companies orally reports to the Purchasers, their representatives and advisers in monthly telephone meetings on the operational and financial performance of the Group Companies; and

12.7.3	die monatlichen betriebswirtschaftlichen Auswertungen der Gruppengesellschaften, die die Verkäufer wie in der Vergangenheit üblich von den Gruppengesellschaften erhalten, innerhalb von zwanzig (20) Bankarbeitstagen nach Ende des jeweiligen Monats, für den solche betriebswirtschaftlichen Auswertungen erstellt werden, an die Käufer übermittelt werden.	12.7.3

the monthly management reports of the Group Companies which the Sellers receive consistent with past practice are delivered to Purchasers within twenty (20) Business Days after the end of the relevant month for which such reports have been prepared.

12.8	Versicherungen	12.8	Insurances

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12.8.1	Zwischen dem Unterzeichnungstag und dem Vollzugstag werden die Verkäufer und die Käufer sich auf einen Zeitplan bezüglich der für die Verkäufer kostenfreien Beendigung der Versicherungsverträge der Gruppengesellschaften einigen.	12.8.1

In the period between the Signing Date and the Closing Date, Sellers and Purchasers shall agree on a schedule setting forth the insurance contracts of the Group Companies to be terminated without any further costs for the Sellers.

12.8.2	Mit Einigung über den Zeitplan nach Ziffer 12.8.1 werden die Verkäufer die Kündigungsmitteilungen nach Maßgabe dieses Zeitplans an die Versicherungsgesellschaften versenden und die Gruppengesellschaften ebenfalls hierzu veranlassen.	12.8.2	Upon agreement on the schedule pursuant to Section 12.8.1, Sellers shall issue, and shall cause the Group Companies to issue, the termination notices to the insurers in accordance with such schedule.

12.9	Erfüllung der Anforderungen nach ISRA	12.9	ISRA Compliance

12.9.1

Der Verkäufer 2 wird alle Maßnahmen vornehmen, um die ISRA-Anforderungen zu erfüllen, insbesondere die fristgerechte und unverzügliche Abgabe aller erforderlichen Mitteilungen, damit die vorbereitende Standortprüfung nach ISRA beginnen kann. Soweit weitere Untersuchungen oder Sanierungsmaßnahmen erforderlich sind, wird der Verkäufer 2 sich mit dem Käufer 2 beraten, um mögliche Optionen basierend auf den Ergebnissen der vorbereitenden Standortbesichtigung zu besprechen und sich auf nach ISRA zulässige weitere Maßnahmen zu einigen, die MP USA nicht wesentlich an der Nutzung des Grundstücks hindern. Alle in Zusammenhang mit der Einhaltung von ISRA entstehenden Verpflichtungen, Kosten und Ausgaben sind vom Verkäufer 2 zu tragen und der Käufer 2 ist lediglich dafür verantwortlich, alle notwendigen Informationen und/oder Unterschriften für die Ausfertigung der erforderlichen Formulare bereitzustellen.

		12.9.1

Seller 2 shall undertake all actions necessary to comply with ISRA, including making any required notifications in a timely manner and promptly commencing the preliminary site assessment contemplated by ISRA. To the extent further investigations or remedial measures are required, Seller 2 shall consult with Purchaser 2 regarding available options for compliance based on the findings of the preliminary assessment report and agrees to pursue compliance actions allowed under ISRA that will not materially impair MP USA’s use of the property. All obligations, costs and expenses associated with any compliance measures in connection with ISRA shall be the responsibility of Seller 2, and the sole responsibility of Purchaser 2 shall be to cooperate with and provide any information and/or signatures that may be required to complete any required forms.

12.9.2

Falls die vorstehend aufgeführten notwendigen Maßnahmen zur Erfüllung der Anforderungen von ISRA nicht vor dem Voraussichtlichen Vollzugstag vollständig durchgeführt werden können, wird der Verkäufer 2 ein Sanierungszertifikat gemäß ISRA, im Wesentlichen wie als Anlage 5.2.2 beigefügt, abgeben, damit alle dem Vollzug dieses Vertrages gemäß ISRA entgegenstehenden Einschränkungen aufgehoben werden, so dass der Vollzug vor Abschluss des ISRA-Prozesses erfolgen kann. Der Verkäufer 2 trägt alle nach ISRA anfallenden Kosten und Sicherheitsleistungen und führt alle Maßnahmen durch, die nach dem Vollzugstag notwendig sind, um den ISRA-Prozess abzuschließen. Der Käufer 2 wird MP USA veranlassen, dem Verkäufer 2 nach Vollzug dieses Vertrages angemessenen Zutritt zum

		12.9.2

If all required actions to comply with ISRA as set forth above cannot reasonably be (or have not been) fully performed prior to the Targeted Closing Date, Seller 2 shall file a remediation certification pursuant to ISRA substantially in the form attached as Annex 5.2.2 for the purpose of removing any restrictions under ISRA necessary for the Closing to occur prior to completion of the ISRA process. Seller 2 shall, at its sole cost and expense, satisfy all ISRA fees and required financial assurance and shall complete all actions required after the Closing Date to complete the ISRA process. Purchaser 2 agrees to cause MP USA to provide Seller 2 reasonable access to the property after the Closing to complete all actions required by the ISRA.

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	Grundstück zu gewähren, damit die erforderlichen Maßnahmen vorgenommen werden können.

13.	Freistellung durch den Käufer	13.	Indemnification BY Purchasers

13.1	Freistellungsanspruch	13.1	Indemnification Claim

Wenn nach dem Vollzugstag		If, after the Closing Date,

13.1.1

(i) einer der Verkäufer oder eine mit ihm Verbundene Partei oder (ii) einer der derzeitigen und/oder ehemaligen Geschäftsführer, Mitarbeiter, Berater, Treuhänder oder anderen Vertreter eines Verkäufers oder (iii) ein derzeitiges oder ehemaliges Organ einer Gruppengesellschaft ((i) bis (iii) einzeln „Freistellungsbegünstigter" oder gemeinsam „Freistellungsbegünstigte“) von einer Gruppengesellschaft für eine Verbindlichkeit oder Verpflichtung einer Gruppengesellschaft (gleich ob bekannt oder unbekannt, unbedingt oder bedingt) oder eine Verbindlichkeit oder Verpflichtung im Zusammenhang mit der Unternehmensführung einer Gruppengesellschaft bis zum Vollzugstag in Anspruch genommen wird (außer im Fall von Straftaten oder anderen vorsätzlichen Verletzungen anwendbaren Rechts), oder

		13.1.1

any Seller or any of their Affiliates or any of the respective current and/or former directors, employees, advisors, trustees or other representatives of the foregoing persons or any present or former board member of any Group Company (each a “Beneficiary” or collectively “Beneficiaries”) are held liable by any Group Company for any existing, known or unknown, actual or contingent liability or obligation of any Group Company or any liability or obligation arising out of or in connection with the conduct of the business of any of the Group Companies until Closing, except for criminal offenses and other intentional breach of applicable law; or

13.1.2	eine der Gruppengesellschaften Ansprüche gegenüber einem Freistellungsbegünstigten geltend macht, soweit diese bereits am Vollzugstag bestanden und kein Zusammenhang mit Straftaten und anderen vorsätzlichen Verletzungen anwendbaren Rechts durch einen Freistellungsbegünstigten besteht,	13.1.2

any of the Group Companies asserts any claims against any Beneficiary, to the extent such claims were already existing on the Closing Date and do not relate to criminal offenses and other intentional breach of applicable law by any Beneficiary;

stellen die Käufer den Freistellungsbegünstigten in Bezug auf die entsprechende Haftung oder Verpflichtung frei. Wenn und soweit jedoch ein Verkäufer Freistellungsbegünstigter ist, sind die Käufer weiterhin berechtigt, alle Ansprüche gegen diesen Verkäufer aus diesem Vertrag geltend zu machen.

Purchasers shall indemnify and hold harmless such Beneficiary in respect of the relevant liability or obligation unless and except to the extent that – in case any of the Sellers is a Beneficiary – the Purchasers shall have the right to assert against such Seller all claims under this Agreement.

13.2	Vertrag zugunsten Dritter	13.2	Right for the Benefit of Third Parties

Bei Ansprüchen nach Ziffer 13.1 handelt es sich um eigene Ansprüche des jeweiligen Freistellungsbegünstigten gegen die Käufer gemäß § 328 Absatz 1 BGB (echter Vertrag zugunsten Dritter).		Any claim for indemnification pursuant to Section 13.1 shall grant each Beneficiary its own claim against the Purchasers pursuant to Section 328 para 1 of the German Civil Code.

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13.3	Fälligkeit	13.3	Due Date

Ansprüche nach Ziffer 13.1 sind zehn (10) Bankarbeitstage nach einer entsprechenden Inanspruchnahme des Freistellungsbegünstigten fällig und zahlbar.		Any claim for indemnification pursuant to Section 13.1 shall be due and payable within ten (10) Business Days after the Beneficiary has been held liable.

14.	Haftung der Verkäufer und der Käufer	14.	liabilities of SEllers and purchasers

14.1	Schadensersatz	14.1	Compensation of Losses

14.1.1	Erlangt eine Partei Kenntnis von einer Verletzung dieses Vertrages („Vertragsverletzung“), hat die jeweilige Partei, die die Vertragsverletzung begangen hat, die andere Partei oder ggfs. nach Wahl dieser Partei, die entsprechende Gruppengesellschaft, so zu stellen, wie sie stünde, wenn die Vertragsverletzung nicht eingetreten wäre (Naturalrestitution), es sei denn eine Naturalrestitution ist im konkreten Fall nicht möglich oder nicht ausreichend, um den Schaden auszugleichen (z.B. bei Verletzung einer Garantie zu den Jahresabschlüssen). Wenn und soweit die Naturalrestitution	14.1.1

If a Party becomes aware of a breach of or under this Agreement (“Breach”), the respective Party in Breach shall put the other Party or, where applicable at such Party’s election, the relevant Group Company, into the position it would have been in had the Breach not occurred (remediation in kind) unless remediation in kind is not possible by nature or not suitable to compensate Losses (such as in case of breach of any Guarantee relating to financial statements). If and to the extent such remediation in kind

a)	nicht innerhalb von zwanzig (20) Bankarbeitstagen nach Benachrichtigung der Partei, die die Vertragsverletzung begangen hat, durchgeführt wurde,	a)	has not been effected by the Party in Breach within a period of twenty (20) Business Days after the Notification,

b)	unmöglich ist oder	b)	is impossible or,

c)	von der Partei, die die Vertragsverletzung begangen hat, schriftlich verweigert wird,	c)	is refused in writing by the Party in Breach,

ist die andere Partei berechtigt, Schadensersatz in Geld für alle Schäden von der Partei, die die Verletzung begangen hat, zu verlangen. Im Falle einer Verletzung einer Fundamentalen Garantie, einer Geschäftsgarantie oder einer Garantie der Käufer (zusammen „Garantien“) ist der Schadenersatz auf die Relevanten Schäden (wie in Ziffer 14.1.2 definiert) beschränkt.

the other Party shall be entitled to request, from the party in Breach, compensation in cash for any Losses from the other Party. In case of a breach of a Fundamental Guarantee, a Business Guarantee or a Purchasers' Guarantee (collectively, “Guarantees”), such compensation shall be limited to the Relevant Losses (as defined in Section 14.1.2).

14.1.2	„Schaden“ oder „Schäden“ werden für Zwecke dieses Vertrages nach den gesetzlichen Regeln für die Schadensberechnung, die Schadensminderung und die Vorteilsanrechnung gemäß §§ 249 ff. BGB ermittelt. „Relevante Schäden“ sind alle solchen Schäden mit Ausnahme	14.1.2

“Loss” and “Losses” pursuant to this Agreement shall be determined using the legal principles of calculation of damages, mitigation of damages and off-setting of losses by advantages pursuant to Sections 249 et seq. of the German Civil Code. “Relevant Losses” shall mean all Losses, excluding

a)	einer möglichen oder tatsächlichen Minderung des Wertes einer Gruppengesellschaft oder ihres Geschäftsbetriebs, die über den	a)	any potential or actual reduction in value of any of the Group Companies or the business beyond the actual damage incurred;

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tatsächlichen direkten Schaden hinausgeht,

b)	entgangenen Gewinns, außer der Reduzierung des Gewinns einer Gruppengesellschaft, die durch den garantieverletzenden Umstand verursacht wurde,	b)	any lost profits other than any reduction of profits caused to the business of any Group Company by the circumstance constituting a breach of a Guarantee;

c)	jeglicher sonstiger mittelbarer Schäden oder Folgeschäden,	c)	any other indirect damages or consequential damages;

d)	vergeblicher Aufwendungen im Sinne von § 284 BGB,	d)	any frustrated expenses within the meaning of Section 284 of the German Civil Code;

e)	von internen Verwaltungs- und Gemeinkosten der Verkäufer bzw. der Käufer, sowie	e)	any internal administration and overhead costs of a Seller or a Purchaser, as applicable; and

f)	jeglicher Schäden, die auf der Annahme beruhen, dass der Deutsche Kaufpreis, der US-Kaufpreis oder ein Teil davon auf Grundlage unrichtiger Annahmen bestimmt oder berechnet wurde.	f)	any damages based on the allegation that the German Purchase Price, the US Purchase Price or any portion thereof has been calculated or determined based on incorrect assumptions.

Unbeschadet der sonstigen Regelungen in Ziffer 14.1.2 werden jegliche Vorteile, die eine Partei oder eine Gruppengesellschaft im Zusammenhang mit der Vertragsverletzung erhalten hat (insbesondere Steuervergünstigungen, Steuerersparnisse und Wertsteigerungen von im Eigentum einer Gruppengesellschaft stehenden Vermögensgegenständen (Abzug neu für alt)) als Vorteilsausgleich vom Schaden abgezogen.

Without limiting the generality of Section 14.1.2, any benefits received by a Party or a Group Company in connection with or as result of the Breach (including, but not limited to, Tax benefits and Tax savings and any increases in the value of any asset owned by any Group Company) shall be deducted as advantage for the purpose of computing the Losses.

14.2	Verfahren	14.2	Claim Procedures

14.2.1

Wenn eine Partei Kenntnis von einem Anspruch gegen eine andere Partei („Anspruch“) erlangt, so hat diese Partei („Benachrichtigende Partei“) die andere Partei, die die Vertragsverletzung begangen hat, schriftlich innerhalb von zehn (10) Bankarbeitstagen unter Angabe der möglichen Vertragsverletzung oder Nichterfüllung und der voraussichtlichen Höhe des Schadens, soweit diese Höhe zum Zeitpunkt der Benachrichtigung beziffert werden kann, zu informieren („Benachrichtigung“). Ohne Anerkennung einer Rechtspflicht hat die Benachrichtigende Partei der Partei, die die Vertragsverletzung begangen hat oder einem ihrer Vertreter zu gestatten, die Angelegenheit oder die Umstände, aus denen sich der behauptete Anspruch ergibt, zu untersuchen. Zu diesem Zweck ist die Benachrichtigende Partei verpflichtet, auf Kosten der vertragsverletzenden Partei, soweit gesetzlich zulässig, Informationen und Unterstützung zu gewähren, insbesondere Zutritt zu den Geschäftsräumen der jeweiligen Gruppengesellschaft und deren Mitarbeitern

14.2.1

If a Party obtains actual knowledge of a claim against the other Party (“Claim”), it (“Notifying Party”) shall, within ten (10) Business Days after actual knowledge was obtained, give written notice thereof to the Party in Breach, with such notice stating the nature of the potential breach or non-fulfilment and the likely amount of any Loss involved, to the extent that such amount can be determined at the time of the notice (“Notification”). Without prejudice to the validity of the Claim the Notifying Party shall allow, and, to the extent applicable, shall cause the Group Companies to allow, the Party in Breach or any representative to reasonably investigate the matter or circumstance alleged to give rise to the Claim. For such purposes, the Notifying Party shall give, and, to the extent applicable, shall cause the Group Companies to give, subject to their external expenses spent being advanced by the respective Party in Breach, such information and assistance, including access during normal business hours to the respective Group Company’s premises and personnel and including the right to receive copies of

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während der normalen Geschäftszeiten zu gewähren, sowie das Recht zu gewähren, Kopien von Unterlagen und Dokumenten zu erstellen. Die Benachrichtigende Partei trägt dafür Sorge, dass ggfs. auch die Gruppengesellschaften den vorstehenden Verpflichtungen nachkommen, soweit dies rechtlich zulässig und in angemessener Weise für die vertragsverletzende Partei erforderlich ist, um sich zu verteidigen.

documents and records, to the extent such information, such assistance and such copies are reasonably required by the respective Party in Breach to defend the matter (to the extent permitted by applicable law).

14.2.2	Falls ein Dritter einen Anspruch gegen eine Gruppengesellschaft geltend macht, der zu einer Haftung einer Partei aus diesem Vertrag führen kann („Drittanspruch“), ist die Partei, die die Haftung gegenüber der anderen Partei geltend macht innerhalb von zehn (10) Bankarbeitstagen nach der Geltendmachung verpflichtet,	14.2.2

Furthermore, in the event that any claim or demand of a third party is asserted against any of the Group Companies which may result in a liability of a Party under this Agreement (“Third Party Claim”), the Party asserting liability of the other Party shall, within ten (10) Business Days after such assertion,

a)	der Partei, die die Vertragsverletzung begangen hat, eine Kopie der dem Drittanspruch zugrundeliegenden Unterlagen zur Verfügung zu stellen und sich mit ihr zu beraten,	a)	make available to the Party in Breach a copy of the documents underlying the Third Party Claim and consult with the Party in Breach; and

b)	der Partei, die die Vertragsverletzung begangen hat, Gelegenheit zu geben, sich an der Verteidigung gegen den Drittanspruch zu beteiligen und	b)	give the Party in Breach the opportunity to participate in the defence of such Third Party Claim; and

c)	der Partei, die die Vertragsverletzung begangen hat, Gelegenheit zu geben, an allen Verhandlungen und Korrespondenz mit dem Dritten teilzuhaben,	c)	allow the Party in Breach to participate in all negotiations and correspondence with the third party;

jeweils, soweit nach anwendbarem Recht zulässig.		(in each case to the extent permitted by applicable law).

14.2.3

Keine Partei ist berechtigt, ohne vorherige schriftliche Zustimmung der Partei, die die Vertragsverletzung begangen hat, einen Drittanspruch anzuerkennen oder einen Vergleich darüber zu schließen (oder eine solche Anerkennung bzw. einen solchen Vergleich durch eine Gruppengesellschaft zuzulassen), wobei die Zustimmung nicht ohne sachlichen Grund verweigert werden darf und das Interesse der Gruppengesellschaften berücksichtigt werden muss, den Geschäftsbetrieb in nachhaltiger Weise fortzuführen und auszubauen, insbesondere die bestehenden Geschäftsbeziehungen mit Kunden und Lieferanten fortzuführen. Wenn und soweit die Partei, die die Vertragsverletzung begangen hat, einen Schaden erleidet oder Kosten bzw. Aufwendungen zu tätigen hat, weil die andere Partei oder eine Gruppengesellschaft es versäumt hat, ihren Verpflichtungen nach Ziffer 14.2 nachzukommen, reduziert sich der entsprechende

14.2.3

No Party shall be entitled to acknowledge or settle a Third Party Claim or, to the extent applicable, permit any such acknowledgement or settlement by any Group Company without the prior written approval of the Party in Breach which shall, however, not be unreasonably withheld taking into account the interest of the Group Companies in preserving a sustainable and growing business, in particular in continuing existing business relationships with suppliers and customers. If and to the extent the Party in Breach suffers damages, costs and expenses as a result of any failure of the other Party or a Group Company to comply with its obligations pursuant to Section 14.2, the respective claims of the other Party shall be reduced according to Section 254 of the German Civil Code.

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	Anspruch der anderen Partei gemäß § 254 BGB.

14.3	Ausnahmen von der Haftung	14.3	Exceptions of Liability

Die Verkäufer haften nicht für Verletzungen der Geschäftsgarantien („Geschäftsgarantieverletzung“), wenn und soweit		Sellers shall not be liable for a breach of the Business Guarantees (“Business Guarantee Breach”) if and to the extent

14.3.1	der der Geschäftsgarantieverletzung zugrundeliegende Sachverhalt als Verbindlichkeit oder Rückstellung (i) in dem Finalen Deutschen Konsolidierten Jahresabschluss berücksichtigt worden ist und in den Deutschen Nettofinanzverbindlichkeiten oder dem Deutschen Nettoumlaufvermögen enthalten ist, oder (ii) in dem Finalen Konsolidierten US-Jahresabschluss berücksichtigt worden ist und in den US- Nettofinanzverbindlichkeiten oder dem US-Nettoumlaufvermögen enthalten ist,	14.3.1

the matter underlying the Business Guarantee Breach has been taken into account as liability or provision either (i) in the Final German Consolidated Statements and been included in the German Net Debt or the German Net Working Capital or (ii) the Final US Financial Statements and been included in the US Net Debt or the US Net Working Capital;

14.3.2	die Schäden von einem Dritten ersetzt werden,	14.3.2	the Losses are recovered from a third party;

14.3.3	der der Geschäftsgarantieverletzung zugrundeliegende Sachverhalt anderweitig nach diesem Vertrag kompensiert wird (keine Doppelleistung),	14.3.3	the matter underlying the Business Guarantee Breach is remedied in any other way hereunder (no double dip);

14.3.4	die Schäden aufgrund des Erlasses oder der Änderung von Gesetzen oder deren Auslegung oder der Änderung der Verwaltungspraxis nach dem Vollzugstag entstehen oder sich hierdurch erhöhen,	14.3.4	the Losses result from or are increased by the passing of, or any change in, any Law or in the interpretation thereof by, or practice of any governmental authority after the Closing Date;

14.3.5	einer der Käufer oder nach dem Vollzugstag eine der Gruppengesellschaften ihre Verpflichtungen aus Ziffer 14.2 nicht einhält, es sei denn der Schaden wurde nicht hierdurch verursacht,	14.3.5	a Purchaser or, after the Closing Date, a Group Company, does not comply with its obligations under Section 14.2 unless the Loss is not caused by such non-compliance;

14.3.6	einer der Käufer seiner Verpflichtung zur Minderung gemäß § 254 BGB nicht nachkommt,	14.3.6	a Purchaser has failed to comply with its obligation to mitigate Losses pursuant to Section 254 of the German Civil Code; or

14.3.7	einer der Käufer, ein mit ihm Verbundenes Unternehmen oder einer der Geschäftsführer der Käufer am Unterzeichnungstag positive Kenntnis von den der Geschäftsgarantieverletzung zugrunde liegenden Tatsachen hat, wobei unbeschadet des Vorstehenden am Unterzeichnungstag insbesondere	14.3.7

the facts and circumstances underlying the Business Guarantee Breach were actually known by Purchasers, the Affiliates of a Purchaser or any of Purchasers’ respective directors or officers on the Signing Date. Without limiting the foregoing, Purchasers shall in any event be deemed to have knowledge on the Signing Date of

a)	dieser Vertrag einschließlich seiner Anlagen,	a)	this Agreement including its Annexes;

b)	sämtliche Sachverhalte, die in den im Datenraum von Merrill Datasite unter „https://datasite.merrillcorp.com/“ für Projekt	b)	all matters which are fairly and comprehensively disclosed (in manner that an experienced purchaser could identify the size of risk involved)

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Klee zum Zwecke der Due Diligence der Käufer zur Verfügung gestellten Dokumenten („Datenraumdokumente“) in fairer und umfassender Weise (so dass ein erfahrener Käufer das Ausmaß des Risikos erkennen kann) offengelegt wurden, wobei die im Rahmen des in der Due Diligence der Käufer durchgeführten Question & Answer-Prozesses übermittelten Antworten Teil der Datenraumdokumente sind, in the documents contained in the electronic data room for project “Klee” operated by Merrill Datasite under “https://datasite.merrillcorp.com/“ for the purposes of the due diligence by Purchasers, including the answers contained in such data room that were provided during the question & answer process instituted with respect to the due diligence by Purchasers (collectively “Data Room Documents”);

c)

alle Sachverhalte, die in folgenden für Zwecke der Vorbereitung der in diesem Vertrag vereinbarten Transaktion erstellten Dokumenten offengelegt sind: (i) dem von Sodica Corporate Finance/Baker Tilly Roelfs AG Wirtschaftsprüfungsgesellschaft erstellten „Confidential Information Memorandum", (ii) dem von Deloitte & Touche GmbH erstellten „Financial Fact Book", (iii) dem von PricewaterhouseCoopers AG erstellten „Tax Fact Book“ und (iv) den von P+P Pöllath + Partners Rechtsanwälte und Steuerberater mbB und Thompson Hine LLP erstellten „Legal Fact Books“, und

		c)

all matters which are disclosed in the following documents prepared for purposes of the Transaction: (i) the confidential information memorandum prepared by Sodica/Baker Tilly Roelfs AG, (ii) the financial fact book prepared by Deloitte & Touche GmbH, (iii) the tax fact book prepared by PricewaterhouseCoopers AG and (iv) the legal fact books prepared by P+P Pöllath + Partners Rechtsanwälte und Steuerberater mbB and Thompson Hine LLP; and

d)	sämtliche in fairer und umfassender Weise in den schriftlichen Unterlagen zu der vor Vertretern der Käufer gehaltenen Managementpräsentation offen gelegten Informationen	d)	all matters which are fairly and comprehensively disclosed in the written materials regarding the management presentation held for the representatives of Purchasers.

als den Käufern positiv bekannt gelten. Elektronische Kopien der Datenraumdokumente werden am Unterzeichnungstag (unmittelbar im Anschluss an die Unterzeichnung dieses Vertrages) der beurkundenden Notarin zu Beweiszwecken auf Grundlage einer im Wesentlichen Anlage 14.3.7b) entsprechenden unterzeichneten Verwahrungsvereinbarung zur Verwahrung gegeben.

Electronic copies of the Data Room Documents shall be deposited on the Signing Date, immediately following the execution of this Agreement, with the acting notary public for purposes of evidence in accordance with the provisions of a deposit agreement to be entered into following the execution of this Agreement on the Signing Date substantially in the form as attached as Annex 14.3.7b).

Die Einschränkungen der Ziffern 14.3.2, 14.3.4, und 14.3.6 gelten auch für Verstöße gegen Fundamentale Garantien und die Pflichten der Verkäufer in Ziffer 12.1.		The limitations in Sections 14.3.2, 14.3.4, 14.3.5 and 14.3.6 shall also apply to Breaches of the Fundamental Guarantees and Breaches of Sellers' covenants under Section 12.1.

14.4	Beschränkung der Haftung der Verkäufer	14.4	Limitation of Sellers’ Liability

14.4.1	Die Haftung	14.4.1	The liability of

a)	der Deutschen Verkäufer für Schäden oder Relevante Schäden aus der Verletzung der Fundamentalen Garantien ist insgesamt auf den Deutschen Kaufpreis begrenzt,	a)	German Sellers resulting from a Breach of the Fundamental Guarantees shall be limited to the German Purchase Price;

b)	des Verkäufers 2 aus der Verletzung der Fundamentalen Garantien ist auf den US-Kaufpreis begrenzt, und	b)	Seller 2 resulting from a Breach of the Fundamental Guarantees shall be limited to the US Purchase Price; and

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c)	aller Verkäufer für Geschäftsgarantie-verletzungen und für Ansprüche der Käufer gemäß Ziffer 10 (ausgenommen Ansprüche gegen den Verkäufer 3 gemäß Ziffer 10.3) ist auf EUR 500.000 begrenzt.	c)	all Sellers for any Business Guarantee Breach and for claims of Purchasers under Section 10 (excluding, however, claims against Seller 3 under Section 10.3) shall be limited to EUR 500,000.

14.4.2	Die Verkäufer haften für eine Geschäftsgarantieverletzung nur, wenn (i) der einzelne Anspruch EUR 50.000 übersteigt („De-Minimis-Summe“), wobei (a) eine Vielzahl von Einzelansprüchen aufgrund eines vergleichbaren Sachverhalts einen einzelnen Anspruch darstellt und (b) alle Schäden über der De-Minimis-Summe vollumfänglich und nicht nur mit dem EUR 50.000 übersteigenden Betrag angesetzt werden und (ii) wenn die Gesamtsumme der die De-Minimis-Summe übersteigenden Ansprüche einen Freibetrag von EUR 500.000 übersteigt, wobei nur der EUR 500.000 übersteigende Betrag ersatzfähig ist.	14.4.2

Sellers shall only be liable for any Business Guarantee Breach (i) if the individual claim exceeds an amount of EUR 50,000 (“De Minimis Amount”), it being understood that (a) a series of claims with the same underlying fact pattern shall constitute one claim and (b) all claims exceeding the De Minimis Amount shall be taken into account with respect to the full amount and not only with the excess amount, and (ii) if the aggregate amount of claims individually exceeding the De Minimis Amount is higher than EUR 500,000, it being understood that in such event only the excess amount shall be recoverable.

14.4.3

Sofern nicht ausdrücklich in diesem Vertrag vorgesehen, haften die Verkäufer nicht für Schäden oder andere Ansprüche weder aus diesem Vertrag noch aus unerlaubter Handlung, außer bei Vorsatz eines Verkäufers. Alle anderen gesetzlichen Ansprüche, Freistellungen und sonstigen sekundäre Rechte eines Käufers, gleich welcher Art, im Zusammenhang mit diesem Vertrag, der Due Diligence Prüfung und/oder dem Verkaufsprozess sind hiermit ausdrücklich ausgeschlossen, insbesondere sind sämtliche gesetzlichen Ansprüche eines Käufers im Zusammenhang mit (i) der Verletzung einer Garantie oder Zusicherung, (ii) Nacherfüllung oder Leistungsstörung, (iii) Rücktritt oder Minderung des Deutschen Kaufpreises oder des US-Kaufpreises, (iv) Verletzung einer vorvertraglichen Pflicht oder einer Nebenleistungspflicht und (v) jegliche deliktische Haftung (ausgenommen Ansprüche wegen arglistiger Täuschung und vorsätzlicher Pflichtverletzung) oder (vi) Rücktritt oder Anpassung dieses Vertrages aufgrund Änderung der Geschäftsgrundlage gemäß § 313 BGB ausgeschlossen.

		14.4.3

Except for the remedies specifically provided for in this Agreement, Sellers shall not be liable for damages or other remedies, neither under the Agreement itself nor based on tort law except in cases a Seller has acted willfully. Any other claims, remedies, indemnifications, and other secondary rights of a Purchaser of any kind under statutory law in connection with this Agreement, the due diligence process and/or the sales process, are herewith expressly excluded, in particular all statutory rights of a Purchaser relating to (i) breach of representations, warranties or guarantees, (ii) curing performance or default, (iii) rescission, reduction of the German Purchase Price or the US Purchase Price, (iv) breach of pre-contractual duties or of ancillary obligations and (v) any liability in tort (except for claims for wilful deceit and wilful misconduct) or (vi) rescission or adjustment of this Agreement on the grounds of lapse of fundamental business assumptions pursuant to Section 313 of the German Civil Code.

14.4.4	Die Gesamthaftung	14.4.4	The overall liability

a)

des Verkäufers 1 aus und in Zusammenhang mit diesem Vertrag ist auf die Summe (i) seines Anteils am Deutschen Kaufpreis (unter Herausrechnung des Französischen Kaufpreises), der seiner prozentualen Beteiligung an MP Deutschland entspricht und (ii) dem Französischen Kaufpreis begrenzt,

		a)

of Seller 1 under or in connection with this Agreement shall be limited to the aggregate sum (i) of Seller 1’s portion of the German Purchase Price (excluding the French Purchase Price) corresponding to its shareholding percentage in MP Germany and (ii) the French Purchase Price,

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b)

der Verkäufer 3, 4, 5 und 6 aus und in Zusammenhang mit diesem Vertrag ist auf den Anteil des Deutschen Kaufpreises (unter Herausrechnung des Französischen Kaufpreises) begrenzt, der ihrer jeweiligen prozentualen Beteiligung an MP Deutschland entspricht, und

		b)

of Seller 3, 4, 5 and 6 under or in connection with this Agreement shall be limited to their portion of the German Purchase Price (excluding the French Purchase Price) corresponding to their shareholding percentage in MP Germany and

c)	des Verkäufers 2 aus und in Zusammenhang mit diesem Vertrag ist auf den US-Kaufpreis begrenzt.	c)	of Seller 2 under or in connection with this Agreement shall be limited to the US Purchase Price.

14.4.5	Ziffer 14.4 und alle anderen Beschränkungen und Haftungsausschlüsse nach diesem Vertrag gelten nicht für arglistige Täuschung durch die Verkäufer oder Vorsatz der Verkäufer, wofür die gesetzlichen Regelungen Anwendung finden. Die Haftung der Verkäufer für arglistige Täuschung und Vorsatz eines Erfüllungsgehilfen des Verkäufers im Sinne von § 278 BGB ist im weitestgehend rechtlich zulässigen Umfang ausgeschlossen.	14.4.5

Section 14.4 as well as any other limitations and exclusions of liability pursuant to this Agreement shall not apply to any rights and remedies for willful deceit by Sellers or Sellers’ own willful misconduct, in which case statutory law shall apply. Sellers’ liability for willful deceit and willful misconduct of any person assisting Sellers in the performance of its obligations in the meaning of Section 278 of the German Civil Code under and in connection with this Agreement shall be, comprehensively and for all purposes, excluded to the largest extent legally permissible.

14.5	Beschränkung der Haftung der Käufer	14.5	Limitation of Purchasers’ Liability

Vorbehaltlich der Bestimmungen in Ziffer 14 ist die Gesamthaftung der Käufer aus und im Zusammenhang mit diesem Vertrag der Höhe nach auf die Summe des Deutschen Kaufpreises und des US-Kaufpreis begrenzt.

Subject to the provisions of Section 14, Purchasers’ aggregate liability resulting from any and all Breaches shall be limited to an amount equal to the aggregate of the German Purchase Price and the US Purchase Price.

14.6	Verjährung	14.6	Time Limitation

Alle Ansprüche nach diesem Vertrag verjähren achtzehn (18) Monaten nach dem Vollzugstag. Es gelten die folgenden Ausnahmen:		All claims under or in connection with this Agreement shall be time-barred eighteen (18) months after the Closing Date. The following exemptions shall apply:

14.6.1	alle Ansprüche aus Verletzung der Fundamentalen Garantien verjähren drei (3) Jahre nach dem Vollzugstag,	14.6.1	all claims from Breaches of Fundamental Guarantees shall become time-barred three (3) years after the Closing Date;

14.6.2	alle Leakage-Ansprüche verjähren acht (8) Monate nach dem Vollzugstag,	14.6.2	all Leakage Claims shall become time-barred eight (8) months after the Closing Date;

14.6.3	alle Ansprüche gemäß Ziffer 10 verjähren drei (3) Monate, nachdem die zugrundeliegende Steuerfestsetzung formell und materiell bestandskräftig geworden ist, spätestens aber drei (3) Jahre nach dem Vollzugstag, wobei Ansprüche der Verkäufer nach Ziffer 10.4.1 nicht früher als drei (3) Monate nach der Benachrichtigung durch die Käufer gemäß Ziffer 10.4.1 verjähren, spätestens aber drei (3) Jahre nach dem Vollzugstag,	14.6.3

all claims under Section 10 which shall become time-barred three (3) months after the final and binding and unappealable assessment of the respective Tax, but no later than three (3) years after the Closing Date, provided, however, that Sellers' claims under Section 10.4 shall not be time-barred any earlier than three (3) months after Purchasers' notification pursuant to Section 10.4 and three (3) years after the Closing Date at the latest;

14.6.4	alle Ansprüche gegen die Käufer gemäß Ziffer	14.6.4	all claims against Purchasers pursuant to

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	13 verjähren drei (3) Jahre nach dem Vollzugstag,		Section 13 which shall become time-barred three (3) years after the Closing Date;

14.6.5	alle Ansprüche der Verkäufer gemäß Ziffer 15.4.2 verjähren fünf (5) Jahre nach dem Vollzugstag und	14.6.5	all claims of Sellers pursuant to Section 15.4.2 which shall become time-barred five (5) years after the Closing Date; and

14.6.6	alle Ansprüche der Käufer gemäß Ziffer 12.6 verjähren dreißig (30) Monate nach dem Vollzugstag.	14.6.6	all claims of Purchasers pursuant to Section 12.6 which shall become time-barred thirty (30) months after the Closing Date.

Die in dieser Ziffer 14.6 geregelte Verjährung wird ausschließlich gemäß § 204 Abs. 1 Nr. 1 BGB gehemmt. Die Anwendung von § 203 BGB ist ausgeschlossen.		Any time-barring pursuant to this Section 14.6 can only be suspended pursuant to Section 204 para 1 no. 1 of the German Civil Code. Section 203 of the German Civil Code shall not apply.

14.7	Anpassung der Kaufpreise	14.7	Adjustment of Purchase Prices

Jede Zahlung einer Partei an eine andere Partei gemäß Ziffer 14 ist, je nachdem, eine Anpassung des Deutschen Kaufpreises oder des US-Kaufpreises.		Any payment made by a Party to another Party under Section 14 Seller shall be considered an adjustment of the German Purchase Price or the US Purchase Price, as applicable.

15.	Kartellanmeldungen	15.	Filings FOr Clearances

15.1	Anmeldungen	15.1	Filings

Unter der Voraussetzung (i) der vollen Kooperation der Verkäufer und der Gruppengesellschaften nach Maßgabe von Ziffer 15.2 und (ii) der Genehmigung der maßgeblichen Entwürfe durch die Verkäufer oder die Anwälte der Verkäufer stellen die Käufer sicher, dass alle Kartellanmeldungen, die notwendig sind um die Freigaben zu erhalten, innerhalb von drei (3) Bankarbeitstagen nach dem Unterzeichnungstag (solange und soweit nicht höhere Gewalt einer rechtzeitigen Einreichung entgegensteht) bei den zuständigen Kartellbehörden und anderen Behörden eingereicht werden. Form und Inhalt aller Kartellanmeldungen mit Ausnahme der Anmeldung der Käufer nach dem HSR Gesetz müssen vor Einreichung bei den zuständigen Behörden von den Verkäufern oder Anwälten der Verkäufer genehmigt worden sein (eine solche Genehmigung darf weder zurückgehalten, unter einer Bedingung erteilt oder verzögert werden, es sei denn, aus wichtigem Grund). Die Käufer sind nur zur Rücknahme der hiernach getätigten Anmeldungen berechtigt, wenn und soweit die Verkäufer ihr vorheriges schriftliches Einverständnis erteilt haben.

Subject to (i) Sellers’ and the Group Companies’ full cooperation in accordance with Section 15.2 and (ii) Sellers or Sellers' counsel approving the relevant drafts, Purchasers shall procure that all filings to be made with the competent merger control and other governmental authorities in order to obtain the Clearances shall be made within three (3) Business Days after the Signing Date except and as long as a force majeure event makes a timely filing impossible The form and content of all filings other than Purchasers’ HSR Act notification must have been approved by Sellers or Sellers’ counsel (such approval not to be withheld, conditioned or delayed, except for good cause) prior to the submission to the relevant authority. Purchasers shall only be entitled to withdraw filings to be made hereunder if and to the extent Sellers have jointly granted their prior written consent.

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15.2	Zusammenarbeit	15.2	Cooperation

Die Parteien		The Parties shall

15.2.1	arbeiten zur Vorbereitung jeglicher Anmeldungen und Anzeigen sowie im Zusammenhang mit Einreichungen, Untersuchungen und Ermittlungen zusammen und die Verkäufer stellen sicher, dass die Gruppengesellschaften entsprechend kooperieren,	15.2.1

co-operate with each other, and Sellers shall cause the Group Companies to co-operate with Purchasers in the preparation of any filing or notification and in connection with any submissions, investigations or enquiries in connection with the Clearances;

15.2.2	übermitteln rechtzeitig alle von jeglichen Behörden angeforderten oder aufgrund anwendbaren Rechts erforderlichen zusätzlichen Informationen und nehmen alle weiteren Handlungen vor, die erforderlich sind, um die für den Vollzug der Transaktion notwendigen Freigaben zu erhalten oder tragen dafür Sorge, dass anwendbare Wartefristen beginnen und ablaufen,	15.2.2

supply, in time, to any governmental authority, any additional information requested by such governmental authority or required pursuant to any applicable laws and take all other actions required to obtain the Clearances necessary for the consummation of the Transaction or to cause any applicable waiting periods to commence and to expire;

15.2.3

stellen der anderen Partei oder den anderen Parteien, soweit gesetzlich zulässig, unverzüglich Kopien jeglicher im Rahmen eines mit den Freigaben zusammenhängenden Verfahrens erhaltener oder versandter schriftlicher Kommunikation (und schriftliche Zusammenfassungen von wesentlicher nicht-schriftlicher Kommunikation) zur Verfügung, wobei keine Partei verpflichtet ist, einer anderen Partei oder deren Berater Kopien von nicht öffentlichen Finanzinformationen oder Kopien vorhandener interner Dokumente zur Verfügung zu stellen, welche an die US Federal Trade Commission („FTC“) und/oder das United States Department of Justice („DOJ“) als Bestandteil einer Mitteilung unter dem HSR Gesetz oder im Zusammenhang mit Ermittlungen der FTC und/oder des DOJ nach dem HSR Gesetz übermittelt wurden. Der vorstehende Satz gilt nicht, wenn solche Informationen in angemessener Weise von der anderen Partei angefordert werden und in Übereinstimmung mit Ziffer 15.2.5 mit zumutbarem Aufwand und nicht unverhältnismäßigen Kosten für die übermittelnde Partei der anderen Partei zur Verfügung gestellt werden können,

		15.2.3

to the extent permitted under applicable law, promptly disclose to each other Party the existence of, and provide each other Party with a copy of, any written communication either received or created and sent, and with a written summary of any substantive non-written communication received or made, in connection with any proceeding related to the Clearances, provided, that this Agreement shall not obligate any Party to provide any other Party or such other Party's counsel with non-public financial data or copies of existing internal documents submitted to the Federal Trade Commission (“FTC”) and/or United States Department of Justice (“DOJ”) either as part of an HSR Act notification or as part of a submission in connection with an investigation by the FTC or DOJ pursuant to the HSR Act, except to the extent that such material is reasonably requested by the other Party and can be supplied in accordance with the procedures specified in Section 15.2.5 without undue burden or expense to the disclosing Party;

15.2.4	geben den anderen Parteien und ihren entsprechenden Beratern Gelegenheit, bei sämtlichen Besprechungen und Telefongesprächen mit jeglichen relevanten Behörden in Zusammenhang mit den Freigaben teilzunehmen (soweit dies durch die jeweilige Behörde erlaubt wird), und	15.2.4

give the other Parties and their respective advisers the opportunity to participate in all meetings or telephone calls with any relevant governmental authority in connection with the Clearances (to the extent permitted by such governmental authority); and

15.2.5	werden bei jedweder Form des	15.2.5	in exchanging or conveying filings, notifications,

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Informationsaustausches gemäß dieser Ziffer 15.2, seien es Zustellungen, Benachrichtigungen, Informationen, Übermittlungen, Korrespondenz oder jede sonstige Form der Kommunikation, die wettbewerblich oder geschäftlich sensible Informationen als solche kennzeichnen und in der Version, die der anderen Partei zugänglich gemacht wird, schwärzen oder sonst unkenntlich machen. Solche – nicht mehr vertraulichen – Versionen werden der jeweils anderen Partei unverzüglich zugestellt. Der Austausch wettbewerblich oder geschäftlich sensibler Informationen erfolgt ausschließlich anwaltsvertraulich über Rechtsanwälte, wobei ein solcher Austausch so stattzufinden hat, dass ein anwendbares Anwaltsgeheimnis gewahrt wird.

information, submissions, correspondence and communications under this Section 15.2, designate competitively or commercially sensitive information, which shall be redacted from the version shared with the other Party. Such non-confidential versions shall be supplied without undue delay and the exchange of any competitively or commercially sensitive information shall be limited to lawyers or outside counsel, provided, that such exchange shall be conducted in a manner reasonably designed to preserve applicable lawyer/client and lawyer work product privileges.

15.3	Verpflichtungen der Käufer	15.3	Covenants of Purchasers

15.3.1	Die Käufer werden keine Transaktionen durchführen und keine Vereinbarung zur Durchführung von Transaktionen (insbesondere Zusammenschlüsse oder Erwerbe) eingehen, welche die Erlangung der Freigaben erschwert oder die Erlangung der Freigaben verzögert, insbesondere werden die Käufer keine Transaktionen mit einem Unternehmen durchführen, welches ähnliche geschäftliche Aktivitäten wie die Gruppengesellschaften ausübt. Die Käufer stellen sicher, dass die Verpflichtungen gemäß Satz 1 auch von Verbundenen Unternehmen der Käufer eingehalten werden.	15.3.1

The Purchasers shall not, and shall procure that their Affiliates shall not, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that makes it more difficult, or materially increases the time required, to obtain the Clearances and shall in particular not affect any transaction relating to a company that engages in the same or similar commercial activities as the Group Companies.

15.3.2	Die Käufer dürfen ohne die vorherige schriftliche Zustimmung der Verkäufer, die nur aus sachlichem Grund verweigert oder hinausgezögert werden darf, keine Informationen über die Verkäufer oder mit diesen Verbundenen Parteien (außer Gruppengesellschaften) herausgeben.	15.3.2

Purchasers shall not provide information relating to Sellers, any of their Affiliates or any Related Parties (other than the Group Companies) without the prior written consent of the Sellers which shall not be unreasonably withheld or delayed.

15.4	Andere Freigaben	15.4	Other Clearances

15.4.1	Sofern die Kartellfreigaben erteilt wurden, aber die Transaktion nicht nach dem Recht anderer Länder, in denen eine Kartellfreigabe erforderlich ist, freigegeben wurde („Andere Freigaben“), wird der Vollzug bis zum gesetzlich maximal zulässigen Maß durchgeführt. Die Käufer verpflichten sich, alle geeigneten Maßnahmen durchzuführen und/oder diesen zuzustimmen, einschließlich des Abschlusses von Hold Separate Agreements für eine oder mehrere Gruppengesellschaften oder Vermögensgegenstände der	15.4.1

If the Merger Clearances have been obtained but the Transaction has not been cleared under the laws of such jurisdictions in which a merger control clearance for the Transaction is required (“Other Clearances”), the Closing shall be performed to the maximum extent legally permitted. Purchasers shall agree to take, and/or consent to, all appropriate measures, including the conclusion of “hold separate agreements” for one or more Group Companies or assets of the Group Companies in order to have such Group Company or assets of the Group Companies be exempted, for the time being,

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Gruppengesellschaften, um solche Gruppengesellschaften oder Vermögensgegenstände der Gruppengesellschaften für die Zwischenzeit von dem Vollzug der Transaktion auszunehmen, bis die ausstehenden Anderen Freigaben erteilt wurden. Die vorgenannten Handlungen sollen weder den Vollzug verzögern noch die Verpflichtung der Käufer zur fristgerechten Zahlung des Vorläufigen Deutschen Kaufpreises und des Vorläufigen US-Kaufpreises berühren.

from the consummation of the Transaction until such time as the pending Other Clearances have been granted. The foregoing actions shall not delay the Closing nor affect the obligation of Purchasers to timely pay the Preliminary German Purchase Price and the Preliminary US Purchase Price.

15.4.2	Der Käufer stellt die Verkäufer, deren Verbundene Parteien und/oder deren Geschäftsführer, Angestellte und andere Vertreter von jeglichen Bußgeldern oder Strafen frei, welche den Verkäufern, deren Verbundenen Parteien und/oder deren Geschäftsführern, Angestellten oder anderen Vertretern durch eine Kartellbehörde oder eine ähnliche Behörde im Zusammenhang mit Anderen Freigaben auferlegt werden.	15.4.2

Purchasers shall indemnify Sellers, any of their Related Parties, and/or any of their respective directors, employees and other representatives from any fines or penalties which are imposed by a merger control or similar governmental authority on Sellers, any of their Affiliates, any of their Related Parties and/or any of their respective directors, employees and other representatives in connection with Other Clearances.

16.	Rücktrittsrechte	16.	WITHDRAWAL RIGHTS

16.1	Rücktrittsgründe	16.1	Withdrawal Events

16.1.1	Vor dem Vollzug können die Verkäufer (nur gemeinsam) von diesem Vertrag zurücktreten, wenn	16.1.1	Prior to the Closing, Sellers may (only jointly) withdraw from this Agreement, if

a)	die Vollzugsbedingungen gemäß Ziffer 5.2.1 nicht bis zum Ablauf von sechs (6) Monaten nach dem Unterzeichnungstag („Endtermin“) vollständig erfüllt wurden, oder	a)	the Closing Condition pursuant to Section 5.2.1 has not been fully satisfied within six (6) months after the Signing Date (“Drop Dead Date”); or

b)

die Käufer die ihnen obliegenden Verpflichtungen im Hinblick auf die Vollzugshandlungen gemäß Ziffer 5.3 nicht innerhalb von fünf (5) Bankarbeitstagen nach dem Voraussichtlichen Vollzugstag vollumfänglich erfüllt haben, vorausgesetzt die Verkäufer verstoßen nicht gleichzeitig gegen die Erfüllung ihrer Verpflichtungen im Hinblick auf die Vollzugshandlungen gemäß Ziffer 5.3.

		b)

Purchasers have failed to completely perform all their obligations in relation to Closing Actions pursuant to Section 5.3 within five (5) Business Days following the Targeted Closing Date, provided, that Sellers are at the same time not in breach of fulfilling their obligations in relation to Closing Actions pursuant to Section 5.3.

16.1.2	Vor Vollzug können die Käufer (nur gemeinsam) von diesem Vertrag zurücktreten, wenn	16.1.2	Prior to the Closing, Purchasers may (only jointly) withdraw from this Agreement, if

a)	die Vollzugsbedingungen gemäß Ziffer 5.2.1 nicht bis zum Endtermin vollständig erfüllt wurden,	a)	the Closing Condition pursuant to Section 5.2.1 has not been fully satisfied by the Drop Dead Date;

b)

die Verkäufer nicht alle Abschlüsse gemäß Ziffer 5.2.3 bis Ziffer 5.2.9 (i) zum 15. März 2016 oder (ii) zehn (10) Bankarbeitstage nachdem die Freigaben erteilt wurden (wenn der Zeitpunkt aller Freigaben nach dem 15. März liegt)

		b)	Sellers have not delivered all financial statements pursuant to Sections 5.2.3 through 5.2.9 until the later of (i) 15 March 2016 or (ii) 10 Business Days after the Clearances have been

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	vorgelegt hat, oder		obtained; or

c)

die Verkäufer die ihnen obliegenden Verpflichtungen im Hinblick auf die Vollzugshandlungen gemäß Ziffer 5.3 nicht innerhalb von fünf (5) Bankarbeitstagen nach dem Voraussichtlichen Vollzugstag vollständig erfüllt haben, vorausgesetzt die Käufer verstoßen nicht gleichzeitig gegen die Erfüllung ihrer Verpflichtungen im Hinblick auf die Vollzugshandlungen gemäß Ziffer 5.3.

		c)

Sellers have failed to completely perform all their Closing Actions within five (5) Business Days following the Targeted Closing Date, provided, that Purchasers are at the same time not in breach of fulfilling their obligations in relation to Closing Actions.

16.2	Einzelheiten des Rücktritts	16.2	Details of Withdrawal

Ein Rücktritt gemäß Ziffer 16.1 ist nur wirksam, wenn die jeweiligen Rücktrittsgegner innerhalb von zwanzig (20) Bankarbeitstagen nach Eintritt des Rücktrittsgrundes eine schriftliche Rücktrittserklärung erhalten.

A withdrawal pursuant to Section 16.1 shall only be valid if the other Parties have received, within a period of twenty (20) Business Days after occurrence of the withdrawal event, a notice of withdrawal in writing.

16.3	Vertragsstrafe	16.3	Break Fee and Consequences of Withdrawal

16.3.1

Falls die Vollzugsbedingungen gemäß Ziffer 5.2.1 nicht spätestens zum Endtermin vollständig erfüllt wurden, sind die Käufer (als Gesamtschuldner) zur Zahlung einer Vertragsstrafe in Höhe von EUR 10.000.000 (in Worten: zehn Millionen Euro) an die Verkäufer verpflichtet, als pauschale Entschädigung für Kosten, Ausgaben, Schäden und andere Nachteile, welche die Verkäufer im Zusammenhang mit der Transaktion und ihrer Vorbereitung erlitten haben („Vertragsstrafe“). Die Vertragsstrafe ist nur fällig und zahlbar, wenn entweder die Verkäufer oder die Käufer gemäß Ziffer 16.1.1a) bzw. Ziffer 16.1.2a) von diesem Vertrag zurückgetreten sind.

		16.3.1

In case the Closing Condition pursuant to Section 5.2.1 has not been fully satisfied prior to or at the latest on the Drop Dead Date, Purchasers (as joint and several debtors) shall pay a break fee of EUR 10,000,000 (in words: ten million Euro) to Sellers as lump sum compensation for costs, expenses, damages and other disadvantages incurred by Sellers in connection with the Transaction and its preparation (“Break Fee”). The Break Fee shall be due and payable only if and once either Sellers or Purchasers have validly withdrawn from this Agreement pursuant to Section 16.1.1a) or Section 16.1.2a), respectively.

16.3.2

Im Falle der Nichterfüllung der Vollzugsbedingungen gemäß Ziffer 5.2.1 ist die Vertragsstrafe das ausschließliche Rechtsmittel der Verkäufer für alle Kosten, Ausgaben, Schäden oder anderen Nachteile im Zusammenhang mit diesem Vertrag und/oder der Transaktion. Alle Ansprüche der Verkäufer gegen die Käufer für solche Kosten, Ausgaben, Schäden oder Nachteile sind durch die Zahlung der Vertragsstrafe abgegolten und alle weiteren Ansprüche der Verkäufer auf Kosten, Ausgaben, Schäden oder anderen Nachteile sowie jegliche Ansprüche auf Durchführung oder Vollzug dieses Vertrages oder der Transaktion sind ausgeschlossen.

		16.3.2

In case of a non-fulfilment of the Closing Condition pursuant to Section 5.2.1, the Break Fee shall be the exclusive remedy for Sellers for any costs, expenses, damages or other disadvantages of Sellers incurred in connection with this Agreement and/or the Transaction. Any claims of Sellers against Purchasers for such costs, expenses, damages or other disadvantages shall be compensated by payment of the Break Fee, and any further claims of Sellers for costs, expenses, damages or other disadvantages and any claims for performance and consummation of this Agreement or the Transaction shall be excluded.

16.3.3	Sofern eine Partei gemäß Ziffern 16.1.1b), 16.1.2b) oder 16.1.2c) von diesem Vertrag zurücktritt, finden die gesetzlichen Regelungen über die Rücktrittsfolgen Anwendung.	16.3.3	If a Party validly withdraws from this Agreement pursuant to Sections 16.1.1b), 16.1.2b) or 16.1.2c), the statutory law provisions on consequences of withdrawal shall apply.

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16.4	Fortgeltung	16.4	Survival

Die Vorschriften der Ziffer 17 und Ziffer 18 gelten im Falle eines Rücktritts nach dieser Ziffer 16 fort.		The provisions of Section 17 through Section 18 shall survive a withdrawal pursuant to this Section 16.

17.	Vertraulichkeit / presseerklärung	17.	CONFIDENTIALITY / PRESS RELEASES

17.1	Vertraulichkeit	17.1	Confidentiality

Jede Partei behandelt den Inhalt dieses Vertrages sowie alle durch die andere Partei mitgeteilten vertraulichen Informationen im Zusammenhang mit diesem Vertrag oder dessen Vollzug für einen Zeitraum von drei (3) Jahren nach dem Vollzugstag vertraulich und legt diese nicht gegenüber Dritten offen, außer

For a period of three (3) years following the Closing Date, each Party shall keep confidential and not disclose to any third party the contents of this Agreement and any confidential information regarding the other Party disclosed to it in connection with this Agreement or its implementation, except

17.1.1	es wurde dies ausdrücklich mit der anderen Partei oder den anderen Parteien anders vereinbart,	17.1.1	as expressly agreed upon otherwise with the other Party or Parties;

17.1.2	im Falle einer Weitergabe der Informationen an Dritte zum Zwecke der Finanzierung dieser Transaktion, zum Zwecke des Abschlusses oder des Erhalts von Leistungen einer Gewährleistungs- Versicherung für diesen Vertrag oder zum Zwecke einer Due Diligence Prüfung bezüglich einer Gruppengesellschaft oder deren Geschäftsbetrieb oder Teilen hiervon, aber jeweils nur, wenn die entsprechende Drittpartei eine entsprechende Vertraulichkeitsvereinbarung abgeschlossen hat, oder	17.1.2

for any disclosure to third parties providing financing for the Transaction, arranging for, or providing coverage under, any Warranty & Indemnity insurance in connection with this Agreement or conducting a due diligence investigations relating to any of the Group Companies or their businesses or any parts thereof (in each case provided that such third party has agreed to keep this Agreement confidential); and

17.1.3	dies erforderlich ist für die Einhaltung von	17.1.3	as may be required in order to comply with the

a)	anwendbarem Recht,	a)	requirements of any applicable laws;

b)

Regeln und Vorschriften einer Börse, bei der die Aktien der entsprechenden Partei oder eines mit dieser Verbundenen Unternehmens gelistet sind, insbesondere für die Offenlegungspflicht gegenüber der US Securities and Exchange Commission in den USA, oder

		b)

rules and regulations of any stock exchange upon which any securities of the relevant Party or any of its Affiliates are listed, including, without limitation, any disclosure obligation towards the U.S. Securities and Exchange Commission in the United States; or

c)	internen Erfordernissen nach zwingendem Recht oder abgeschlossenen Verträgen für die Kommunikation mit den direkten Anteilseignern einer Partei.	c)	internal requirements of mandatory law or agreements stipulated for the communication with the direct shareholders of a Party.

17.2	Presseerklärung	17.2	Press Releases

Sofern und soweit nicht rechtlich erforderlich, ist es keiner Partei ohne die vorherige schriftliche Zustimmung aller anderen Parteien gestattet, eine Presseerklärung oder sonstige öffentliche Mitteilung im Zusammenhang mit dieser Transaktion abzugeben, es sei denn, es handelt sich um eine Offenlegung gegenüber der US Securities and Exchange Commission in Bezug auf

Unless and to the extent required by law, no Party shall, without the prior written consent of all other Parties, make any press release or similar public announcements other than any disclosure to the SEC in the United States with respect to the Transaction. In particular, no Party may disclose the (Preliminary) German Purchase Price, the (Preliminary) US Purchase

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diese Transaktion. Insbesondere darf keine Partei ohne vorherige schriftliche Zustimmung aller anderen Parteien den (Vorläufigen) Deutschen Kaufpreis, den (Vorläufigen) US-Kaufpreis oder andere wirtschaftliche Bedingungen der in diesem Vertrag geregelten Transaktion in einer Presseerklärung offenlegen.

		Price or other economic details of the Transaction in a press release without the prior written consent of all other Parties.

18.	SCHLUSSBESTIMMUNGEN	18.	MISCELLANEOUS

18.1	Bücher und Aufzeichnungen	18.1	Books and Records

18.1.1

Ab dem Vollzugstag gewährt der jeweilige Käufer jedem Verkäufer und auf Verlangen eines Verkäufers auch dessen Vertretern, nach vorheriger Ankündigung und zu den gewöhnlichen Geschäftszeiten, Zugang zu den Büchern und Aufzeichnungen der Gruppengesellschaften (und lässt Kopien davon zu) und Zugang zu Geschäftsführung, Mitarbeitern und Wirtschaftsprüfern einer jeden Gruppengesellschaft, jeweils wenn und soweit dies für einen Verkäufer im Zusammenhang mit (internen oder externen) Prüfungen, Untersuchungen, Streitigkeiten oder Rechtsstreitigkeiten der Verkäufer erforderlich ist, mit Ausnahme von Streitigkeiten, Rechtsstreitigkeiten oder Schiedsverfahren mit einem Käufer außerhalb dieses Vertrages. Sofern ein Verkäufer Originaldokumente benötigt, wird der jeweilige Käufer auf Kosten des jeweiligen Verkäufers dafür Sorge tragen, dass diese an den jeweiligen Verkäufer übersandt werden, und der jeweilige Verkäufer wird sie zurücksenden, nachdem das entsprechende Erfordernis zum Besitz des Originals der Bücher und Aufzeichnungen weggefallen ist.

		18.1.1

From the Closing Date, the relevant Purchaser shall grant to each Seller, and, upon such Seller’s request, to a Sellers’ Representative access, upon advance notice and during normal business hours, to books and records (including copies thereof), management and employees and auditors of any Group Company if and to the extent access is required by any Seller in connection with any (external or internal) audit, investigation, dispute, or litigation of a Seller other than any dispute, litigation or arbitration with a Purchaser not in connection herewith. To the extent that a Seller requires original documents, the relevant Purchaser shall forward such books and records, or cause that such books and records be forwarded, at the respective Seller’s expense to such Seller, and the respective Seller shall return such books and records after the respective requirement to be in possession of original documents no longer applies.

18.1.2

Ab dem Vollzugstag gewähren die Verkäufer den Käufern, den Gruppengesellschaften und ihren Vertretern, nach vorheriger Benachrichtigung und zu gewöhnlichen Geschäftszeiten, Zugang zu Buchhaltungsinformationen, Finanzdaten oder anderen Aufzeichnungen und Informationen in Bezug auf die Gruppengesellschaften oder ihr Geschäft, welche im Besitz eines Verkäufers oder einer mit diesem Verbundenen Partei sind. Falls diese Aufzeichnungen und Informationen ausschließlich Gruppengesellschaften oder ihr Geschäft betreffen, haben die Käufer das Recht, Kopien auf ihre Kosten anzufertigen. Falls die Aufzeichnungen oder Informationen auch vertrauliche Informationen eines Verkäufers oder einer mit ihm Verbundenen Partei enthalten und diese nicht separat offengelegt werden können, können die Verkäufer verlangen, dass der Zugang zu diesen Aufzeichnungen nur über

		18.1.2

From the Closing Date, the Sellers shall grant to Purchasers, the Group Companies and their representatives, upon advance notice and during normal business hours, access to accounting, financial and other records or information relating to the Group Companies or their business, which are available to any Seller or any Related Parties and shall further, to the extent that such records or information exclusively relate to the Group Companies or their business, allow Purchasers to make copies at Purchasers’ cost. To the extent that any such records or information relate also to confidential information of any Seller, Related Party or Affiliate and cannot be separately disclosed, Sellers may request that such access will be given solely to accountants or other advisors of any Purchaser or the Group Companies who are bound by professional secrecy obligations, upon the condition that they will not disclose any of the confidential information of the relevant

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Wirtschaftsprüfer oder andere Berater der Käufer oder der Gruppengesellschaften erfolgt, die an ihre berufliche Schweigepflicht gebunden sind und die versichern, dass sie die vertraulichen Informationen des jeweiligen Verkäufers oder der mit ihm Verbundenen Partei nicht an Dritte (einschließlich ihrer Mandanten) weitergeben und offenlegen.

			Seller, Related Party or Affiliate to any third party (including their client).

18.2	Verkäufervertreter, Käufervertreter, Mitteilungen	18.2	Sellers’ and Purchasers’ Representatives, Notices

18.2.1

Sämtliche Verkäufer benennen hiermit P+P Pöllath + Partners Rechtsanwälte und Steuerberater mbB als ihren Zustellungsbevollmächtigten für alle Mitteilungen und rechtlichen Zustellungen an die Verkäufer, die sich aus oder im Zusammenhang mit diesem Vertrag ergeben („Verkäufervertreter“). Die vorstehende Benennung kann jederzeit widerrufen werden, wenn (i) die Verkäufer einen neuen Verkäufervertreter benennen oder (ii), falls die Benennung eines Verkäufervertreters gemäß (i) beendet und durch die Verkäufer kein Nachfolger benannt wird, der bisherige Verkäufervertreter eine andere Rechtsanwaltskanzlei als Verkäufervertreter benennt, wobei eine Beendigung gemäß vorstehend (i) und (ii) erst dann wirksam wird, wenn der als Nachfolger benannte Verkäufervertreter den Käufern gegenüber angezeigt wurde.

		18.2.1

Sellers hereby appoint P+P Pöllath + Partners Rechtsanwälte und Steuerberater mbB as their agent for service of process for all notices and legal proceedings involving any Seller arising out of or in connection with this Agreement (“Sellers’ Representative”). The aforementioned appointment may be terminated at any time upon the appointment (i) by Sellers of another Sellers’ Representative or (ii), if the function of the previous Sellers’ Representative is terminated by Sellers in accordance with (i) and in the absence of an appointment of a new Sellers’ Representative by Sellers, upon the appointment, by Sellers’ Representative, of another law firm; provided, in each case of (i) and (ii), that any such termination shall only become effective upon notification of Purchasers of the appointment of the replacement Sellers’ Representative.

18.2.2	Käufer 1 und Käufer 3 bevollmächtigen den Käufer 2 hiermit unwiderruflich, alle Handlungen im Zusammenhang mit diesem Vertrag (unter Befreiung von den Beschränkungen des § 181 BGB und mit der Berechtigung zur Erteilung von Untervollmachten) vorzunehmen („Käufervertreter“).	18.2.2

Purchaser 1 and Purchaser 3 hereby irrevocably authorize Purchaser 2 to act on their behalf for all purposes under this Agreement (under release from the restrictions of Section 181 German Civil Code and with full power to delegate) (“Purchasers’ Representative”).

18.2.3	Die Verkäufer und Käufer werden alle Mitteilungen, Anfragen oder andere Erklärungen nach diesem Vertrag (einschließlich der Ausübung eines Rechts hieraus) nur durch den Verkäufervertreter und den Käufervertreter abgeben und entgegennehmen.	18.2.3

Sellers and Purchasers shall make and receive all notices, requests or other communication under this Agreement (including the exercise of a right hereunder) only through Sellers’ Representative or Purchasers’ Representative, respectively.

18.2.4	Alle Mitteilungen, Anfragen oder andere Erklärungen nach diesem Vertrag (einschließlich der Ausübung eines Rechts hieraus) werden nur schriftlich und in deutscher Sprache (bei Mitteilungen gegenüber den Verkäufern) oder in englischer Sprache (bei Mitteilungen gegenüber den Käufern) und persönlich, mit Kurier, Fax oder E-Mail an die Person unter der in Anlage 18.2.4	18.2.4

All notices, requests and other communications under this Agreement (including the exercise of a right hereunder) shall be made only in writing in the German language (regarding notices addressed to the Sellers) or in the English language (regarding notices addressed to the Purchasers) and delivered by hand, by courier, by fax or by e-mail to the person at the address

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	angegebenen Adresse übermittelt.		set forth in Annex 18.2.4.

18.3	Kosten und Steuern	18.3	Costs and Taxes

18.3.1	Jede Partei dieses Vertrages trägt ihre eigenen Kosten, die Kosten ihrer Berater sowie alle Kosten, einschließlich Gebühren, Ausgaben, Steuern und Belastungen im Zusammenhang mit der Vorbereitung, Verhandlung, Durchführung und dem Vollzug dieses Vertrages oder der Transaktion, mit Ausnahme von Gebühren, Kosten und Steuern gemäß Ziffer 18.3.2.	18.3.1

Each Party to this Agreement shall bear its own costs and the costs of its advisers as well as all costs, including fees, expenses, Taxes and charges, incurred in connection with the preparation, negotiation, execution and consummation of this Agreement or the Transaction except for fees, costs and Taxes under the following Section 18.3.2.

18.3.2	Die Gebühren der notariellen Beurkundung dieses Vertrages und der zugehörigen Bezugsurkunde (d.h. Gebühren und Ausgaben, welche durch die beurkundende Notarin in Rechnung gestellt werden) trägt allein der Käufer 2. Alle Gebühren, welche zum Erhalt der Freigaben gemäß Ziffer 5.2 sowie alle Verkehrssteuern, welche durch diesen Vertrag ausgelöst werden (einschließlich durch die Grunderwerbsteuer-Anzeigeverpflichtung), werden durch sämtliche Käufer getragen.	18.3.2

The fees for the notarial recording of this Agreement and related deeds (i.e. fees and expenses invoiced by the acting notary) shall be solely borne by Purchaser 2. Any fees to obtain the Clearances pursuant to Section 5.2 and all transfer taxes triggered by this Agreement (including but not limited to all real estate transfer taxes triggered by the RETT Notification Obligation) shall be borne by all Purchasers.

18.3.3

Den Verkäufern und den Käufern ist bekannt, dass sie verpflichtet sind, das zuständige Finanzamt innerhalb von zwei Wochen nach dem Unterzeichnungstag gemäß §§ 19 und 20 des Grunderwerbsteuergesetzes über die Transaktion zu unterrichten („Grunderwerbsteuer-Anzeigeverpflichtung“). Die Parteien vereinbaren, dass der Käufer 1 die Grunderwerbsteuer-Anzeigeverpflichtung fristgerecht auch für die Verkäufer übernimmt und der Käufer 1 die Verkäufer schriftlich mindestens drei (3) Bankarbeitstage vor dem Ablauf der Zwei-Wochen-Frist über die Erfüllung der Grunderwerbsteuer-Anzeigeverpflichtung unterrichtet. Die Verkäufer sollen innerhalb von fünf (5) Bankarbeitstagen nach dem Unterzeichnungstag alle Daten und Informationen zur Verfügung stellen und dafür Sorge tragen, dass die Gruppengesellschaften alle Daten und Informationen zur Verfügung stellen, welche der Käufer 1 benötigt, um eine solche Anzeige den gesetzlichen Vorgaben entsprechend einreichen zu können.

		18.3.3

Sellers and Purchasers are aware of their obligation to notify the responsible Tax office of the Transaction within two (2) weeks as from the Signing Date pursuant to sections 19, 20 of the German Real Estate Transfer Tax Act (the “RETT Notification Obligation”) and the Parties agree that Purchaser 1 shall fulfil the RETT Notification Obligation in a timely manner also on the behalf of Sellers and inform Sellers in writing of the fulfilment at least three (3) Business Days prior to the expiry of the two (2) weeks period. Sellers shall within five (5) Business Days after the Signing Date provide, and shall cause all Group Companies to promptly provide, all data and information required by Purchaser 1 to prepare and submit such notification in compliance with applicable law.

18.3.4	Die Parteien gehen davon aus, dass der Verkauf und die Übertragung der Deutschen Zielgeschäftsanteile, der US-Zielgesellschaftsanteile und der Französischen Zielgesellschaftsanteile nach diesem Vertrag nicht der Umsatzsteuer unterfallen, weil sie entweder nicht steuerbar oder steuerfrei sind. Die Verkäufer verpflichten sich, nicht auf die Befreiung von der Umsatzsteuerpflicht nach § 9	18.3.4

The Parties assume that the sale and transfer of the German Target Shares, the US Target Limited Partnership Interests and the French Target Shares under this Agreement is either not subject to value added tax (“VAT”) or exempt from VAT. Sellers shall not waive any exemption from VAT pursuant to section 9 of the German VAT Act or comparable provisions of

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	des Deutschen Umsatzsteuergesetzes oder vergleichbarer Vorschriften anderer Umsatzsteuergesetze zu verzichten.		any other VAT law.

18.4	Änderungen, Gesamte Vereinbarung, Schriftform	18.4	Amendments, Entire Agreement, Written Form

18.4.1	Dieser Vertrag (einschließlich aller Anlagen und der Exhibits zu Anlage 9) beinhaltet die gesamte Vereinbarung in Bezug auf den Verkauf und die Übertragung der Verkauften Anteile und die Transaktion, auf die sich dieser Vertrag bezieht, und ersetzt jedwede anderen Verträge und Vereinbarungen zwischen den Käufern einerseits und den Verkäufern andererseits, insbesondere die Geheimhaltungsvereinbarung, die am 14. September 2015 mit Sodica Corporate Finance als Vertreter der Verkäufer geschlossen wurde, und alle solchen anderen Verträge und Vereinbarungen werden aufgehoben.	18.4.1

This Agreement (including its Annexes and the Exhibits to Annex 9)  sets out the entire agreement and understanding in respect of the sale and transfer of the Sold Shares and the Transaction to which this Agreement refers and supersedes any other agreements and understanding between Purchasers on the one hand and Sellers on the other hand, incIuding but not limited to, the non-disclosure agreement concluded on 14 September 2015 with Sodica as Sellers’ representative, and any such other agreements and understandings shall cease to have any further force or effect.

18.4.2	Änderungen oder Ergänzungen oder die Aufhebung dieses Vertrages bedürfen zu ihrer Wirksamkeit der Schriftform, soweit keine strengere Form (z.B. notarielle Beurkundung) durch anwendbares Recht vorgeschrieben ist. Dies gilt auch für Änderungen oder die Aufhebung dieser Ziffer 18.4.2.	18.4.2

Any amendment to or supplementation or termination of this Agreement shall be valid only if made in writing, except where a stricter form (e.g. notarisation) is required under applicable law. This shall also apply to any change to, or cancellation of, this Section 18.4.2.

18.4.3	Falls dieser Vertrag schriftliche Zustimmungen, Einwilligungen oder andere Erklärungen vorsieht, genügt Textform.	18.4.3	If this Agreement requires any consent, approval or other sort of declaration in writing, text form shall be sufficient.

18.5	Übertragung von Rechten und Pflichten	18.5	Transfer of Rights and Obligations

Ohne vorherige schriftliche Zustimmung der jeweils anderen Parteien hat keine Partei das Recht, Rechte und Verpflichtungen aus diesem Vertrag ganz oder teilweise abzutreten oder in sonstiger Weise zu übertragen, mit Ausnahme

Without the prior written consent of the respective other Parties, no Party shall be entitled to assign or otherwise transfer, in whole or in part, any rights and obligations under this Agreement except

18.5.1	der Käufer, die berechtigt sind, diesen Vertrag oder jegliche Rechte und Pflichten hieraus auf ein Verbundenes Unternehmen zu übertragen, und	18.5.1	for Purchasers who shall be entitled to transfer their rights hereunder, to an Affiliate, and

18.5.2	eines jeden Verkäufers, der berechtigt ist, diesen Vertrag oder jegliche Rechte und Pflichten hieraus (i) an einen direkten Gesellschafter eines Verkäufers zum Unterzeichnungstag zu übertragen, oder (ii) ab einem Zeitpunkt von drei (3) Jahren nach dem Vollzugstag an einen Dritten zu übertragen. Voraussetzung ist in beiden Fällen, dass der jeweilige Verkäufer für alle Vertragsverletzungen und Ansprüche die ihm gemäß Ziffer 14.2 vor der Übertragung mitgeteilt wurden, haftbar bleibt. Der Verkäufervertreter gemäß Ziffer 18.2.1 ist auch	18.5.2

for each Seller who shall be entitled to transfer the Agreement or any rights hereunder (i) to a direct shareholder of a Seller as of the Signing Date, or (ii) three (3) years after the Closing Date, to a third party, provided, in both cases, that the relevant Seller shall remain responsible for any Breach or Claim notified in accordance with Section 14.2 prior to the transfer. Sellers' Representative pursuant to Section 18.2.1 shall also be the agent for service of process for the respective transferee, for as long as no new Sellers' Representative is appointed pursuant to

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	für den jeweiligen Übertragungsempfänger zustellungsbevollmächtigt, solange nicht nach Ziffer 18.2.1 ein neuer Verkäufervertreter benannt wird.		Section 18.2.1.

18.6	Keine gesamtschuldnerische Haftung	18.6	No Joint Liability

18.6.1	Im Zusammenhang mit jeglichen Verpflichtungen aus und im Zusammenhang mit diesem Vertrag haften die Verkäufer nicht gesamtschuldnerisch, sondern jeder Verkäufer haftet lediglich teilschuldnerisch anteilig (pro rata) in dem in Ziffer 14.4.4a), Ziffer 14.4.4b) und Ziffer 14.4.4c) genannten Verhältnis.	18.6.1

In connection with any liability from and in connection with this Agreement Sellers shall not be jointly and severally liable, but each Seller shall only be partly liable, pro rata as set out in Section 14.4.4a), Section 14.4.4b) and Section 14.4.4c).

18.6.2	Die Verkäufer sind nach diesem Vertrag Teilgläubiger und stellen keine Gläubigermehrheit dar, so dass jeder Verkäufer seine jeweiligen Ansprüche nach oder in Verbindung mit diesem Vertrag einzeln, getrennt und unabhängig von den anderen Verkäufern durchsetzen kann.	18.6.2

The Sellers shall be individual creditors hereunder and shall not constitute a majority of creditors so that each Seller can assert the claims it has under or in connection with this Agreement individually, separately and independent from the other Sellers.

18.7	Anwendbares Recht, Schiedsklausel	18.7	Governing Law, Arbitration

18.7.1	Dieser Vertrag und die Deutsche Übertragungsurkunde unterliegen ausschließlich dem materiellen Recht der Bundesrepublik Deutschland unter Ausschluss der Deutschen Kollisionsvorschriften, mit Ausnahme (i) der reinen Übertragung der US-Zielgesellschaftsanteile, die dem Recht von Delaware, USA unterliegen und (ii) der reinen Übertragung der Französischen Zielgesellschaftsanteile, die dem Recht von Frankreich unterliegen.	18.7.1

This Agreement and the German Transfer Deed shall be solely governed by the substantial laws of the Federal Republic of Germany excluding the German conflict of law rules, except only, with respect to this Agreement, (i) for the mere transfer of the US Target Partnership Interests which shall be governed by the laws of Delaware, United States of America and (ii) the mere transfer of the French Target Shares which shall be governed by the laws of France.

18.7.2	Alle Streitigkeiten, die sich aus oder im Zusammenhang mit diesem Vertrag oder über seine Gültigkeit ergeben, werden nach der Schiedsgerichtsordnung der Deutschen Institution für Schiedsgerichtsbarkeit e. V. (DIS) in der jeweils anwendbaren Fassung zum Zeitpunkt der Streitigkeit unter Ausschluss des ordentlichen Rechtsweges endgültig entschieden.	18.7.2

All disputes arising from or in connection with the Agreement or its validity shall be finally settled according to the Arbitration Rules of the German Institution of Arbitration e. V. as applicable at the time of the dispute without recourse to the ordinary courts of law.

18.7.3	Der Ort des schiedsrichterlichen Verfahrens ist Frankfurt. Die Anzahl der Schiedsrichter ist drei. Das anwendbare materielle Recht ist deutsches Recht. Die Sprache des schiedsrichterlichen Verfahrens ist Englisch.	18.7.3

The place of arbitration shall be Frankfurt. The arbitral tribunal consists of three arbitrators. The substantive law of Germany is applicable to the dispute. The language of the arbitral proceedings is English.

18.7.4	Nur die deutsche Fassung dieses Vertrages ist für die Parteien bindend; die englische Fassung ist nur eine Übersetzung zu Informationszwecken.	18.7.4	Only the German version of the Agreement shall be binding upon the Parties; the English version is a translation for information purposes.

18.8	Salvatorische Klausel	18.8	Severability

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Sollten einzelne Bestimmungen dieses Vertrages oder eine später in diesen Vertrag eingefügte Bestimmung ganz oder teilweise nicht rechtswirksam oder nicht durchführbar sein oder ihre Rechtswirksamkeit oder Durchführbarkeit später verlieren, oder sollte sich herausstellen, dass der Vertrag eine Regelungslücke enthält, so wird hierdurch die Gültigkeit der übrigen Bestimmungen des Vertrages nicht berührt. Es entspricht dem Willen der Parteien, dass durch diese Klausel nicht nur die Beweislast umgekehrt, sondern die Rechtsfolge von § 139 BGB (Nichtigkeit des gesamten Vertrages) abbedungen wird. Anstelle der unwirksamen oder undurchführbaren Bestimmung oder zur Ausfüllung der Lücke soll (rückwirkend) diejenige Regelung treten, die, soweit rechtlich möglich, dem am nächsten kommt, was die Parteien gewollt haben oder nach dem Sinn und Zweck des Vertrages gewollt hätten, sofern sie bei Abschluss dieses Vertrages oder bei der späteren Aufnahme einer Bestimmung oder in Kenntnis der Lücke den Punkt bedacht hätten. Dies gilt auch, wenn die Unwirksamkeit einer Bestimmung etwa auf einem in dem Vertrag vorgeschriebenen Maß oder Leistung oder Zeit (Frist oder Termin) beruht; es soll dann ein dem Gewollten möglichst nahe kommendes rechtlich zulässiges Maß der Leistung oder Zeit (Frist oder Termin) als vereinbart gelten. Sofern die Nichtigkeit oder die Regelungslücke eine Vorschrift betrifft, die der notariellen Beurkundung bedarf, muss die Regelung gemäß Satz 3 oder Satz 4 in notarieller Form vereinbart werden.

Should a provision of this Agreement or a provision later on included in this Agreement be or become null and void as a whole or in part, or should a gap in this Agreement become evident, this does not affect the validity of the remaining provisions. The Parties intend that this clause shall not only reverse the burden of proof, but waive the legal consequences of section 139 of the German Civil Code (invalidity of the entire Agreement). Instead of the null and void provision, or in order to fill the gap, such valid and practicable regulation is deemed to be agreed with effect of ex tunc that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement. If the nullity of a provision is due to a degree of performance or time (period or deadline) laid down in this provision, then the provision is deemed to be agreed with a legally permissible degree that comes closest to the original degree. If the nullity or gap relates to a provision requiring notarization, the regulation pursuant to sentence 3 or the provision pursuant to sentence 4 must be agreed in notarized form.

18.9	Definitionsverzeichnis, Anlagenverzeichnis	18.9	List of Definitions and Annexes

Das beigefügte Defnitionsverzeichnis sowie die beigefügte Liste der Anlagen sind Bestandteil dieses Vertrags.		The attached list of definitions and list of Annexes shall be part of this Agreement.

Vorgelesen von der Notarin bzw. in Gegenwart der Notarin,

einschließlich des Definitionsverzeichnisses, des Anlagenverzeichnisses,

der Anlage A und der Anlage B, und von den Beteiligten genehmigt und eigenhändig unterschrieben:

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DEFINITIONSVERZEICHNIS

Andere Freigaben	hat die Bedeutung wie in Ziffer 15.4.1 definiert.
Angepasstes US-Nettoumlaufvermögen	hat die Bedeutung wie in Ziffer 7.2.4 definiert.
Anspruch	hat die Bedeutung wie in Ziffer 14.2.1 definiert.
Asiatischer Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.9 definiert.
AWV-Freigabe	hat die Bedeutung wie in Ziffer 5.2.1 definiert.
Bankarbeitstag	meint jeden Tag außer Samstag und Sonntag oder einen anderen Tag, an dem die Banken in Frankfurt am Main, Deutschland grundsätzlich geschlossen sind.
Benachrichtigende Partei	hat die Bedeutung wie in Ziffer 14.2.1 definiert.
Benachrichtigung	hat die Bedeutung wie in Ziffer 14.2.1 definiert.
Bonussteuern	hat die Bedeutung wie in Ziffer 12.4.3 definiert.
Datenraumdokumente	hat die Bedeutung wie in Ziffer 14.3.7 definiert.
De-Minimis-Summe	hat die Bedeutung wie in Ziffer 14.4.2 definiert.
Deutsche Abtretung	hat die Bedeutung wie in Ziffer 2.2 definiert.
Deutscher Bonusbetrag	hat die Bedeutung wie in Ziffer 12.4.1 definiert.
Deutsche Bonusfinanzierungsverpflichtung	hat die Bedeutung wie in Ziffer 12.4.1 definiert.
Deutsche Finanzverbindlichkeiten	hat die Bedeutung wie in Ziffer 6.3.2 definiert.
Deutsche Geschäftsanteile	hat die Bedeutung wie in Ziffer 1.1 definiert.
Deutsche Kaufpreisanpassung	hat die Bedeutung wie in Ziffer 6.7 definiert.
Deutsche Nettofinanzverbindlichkeiten	hat die Bedeutung wie in Ziffer 6.3.2 definiert.
Deutsche Nettokasse	hat die Bedeutung wie in Ziffer 6.3.2 definiert.
Deutsche Übertragungsurkunde	hat die Bedeutung wie in Ziffer 5.3.1 definiert.
Deutsche Verkäufer	hat die Bedeutung wie in Ziffer 1.1 definiert.
Deutsche Vollzugszahlung	hat die Bedeutung wie in Ziffer 5.3.8 definiert.
Deutsche Widerspruchsfrist	hat die Bedeutung wie in Ziffer 6.5.1 definiert.
Deutsche Zielgeschäftsanteile	hat die Bedeutung wie in Ziffer 2.1.1 definiert.
Deutscher Grundkaufpreis	hat die Bedeutung wie in Ziffer 6.2.1 definiert.
Deutscher Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.3 definiert.
Deutscher Kassenbestand	hat die Bedeutung wie in Ziffer 6.3.1 definiert.
Deutscher Kaufpreis	hat die Bedeutung wie in Ziffer 6.2 definiert.
Deutscher Konsolidierter Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.4 definiert.
Deutscher Sachverständiger	hat die Bedeutung wie in Ziffer 6.6.1 definiert.
Deutscher Sicherheitsbetrag I	hat die Bedeutung wie in Ziffer 5.3.8e) definiert.
Deutscher Sicherheitsbetrag II	hat die Bedeutung wie in Ziffer 5.3.8f) definiert.
Deutscher Sicherheitsbetrag III	hat die Bedeutung wie in Ziffer 5.3.8g) definiert.
Deutscher Überschießender Anpassungsbetrag	hat die Bedeutung wie in Ziffer 8.1.2a) definiert.
Deutscher Widerspruch	hat die Bedeutung wie in Ziffer 6.5.1 definiert.
Deutsches Jahresabschluss-Übergabedatum	hat die Bedeutung wie in Ziffer 6.4.2 definiert.
Deutsches Nettoumlaufvermögen	hat die Bedeutung wie in Ziffer 6.3.3 definiert.
Deutsches Verkäufer-Konto	hat die Bedeutung wie in Ziffer 8.1.1a) definiert.

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Differenzbetrag	hat die Bedeutung wie in Ziffer 6.8.2 definiert.
DOJ	hat die Bedeutung wie in Ziffer 15.2.3 definiert.
DR Darlehensrückzahlungsbetrag	hat die Bedeutung wie in Ziffer 1.6 definiert.
DR Darlehensvertrag	hat die Bedeutung wie in Ziffer 1.6 definiert.
Drittanspruch	hat die Bedeutung wie in Ziffer 14.2.2 definiert.
EBITDA-Anpassung	hat die Bedeutung wie in Ziffer 6.3.4 definiert.
Ehegatte Verkäufer 3	hat die Bedeutung wie in Anlage B definiert.
Endtermin	hat die Bedeutung wie in Ziffer 16.1.1a) definiert.
Finale Konsolidierte Gruppenfinanzdaten	hat die Bedeutung wie in Ziffer 6.6.5 definiert.
Finaler Deutscher Konsolidierter Jahresabschluss	hat die Bedeutung wie in Ziffer 6.6.5 definiert.
Finaler US-Jahresabschluss	hat die Bedeutung wie in Ziffer 7.6.5 definiert.
Französische Abtretung	hat die Bedeutung wie in Ziffer 4.2 definiert.
Französische Gesellschaftsanteile	hat die Bedeutung wie in Ziffer 1.4 definiert.
Französische Zielgesellschaftsanteile	hat die Bedeutung wie in Ziffer 4.1.1 definiert.
Französischer Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.7 definiert.
Französischer Kaufpreis	hat die Bedeutung wie in Ziffer 6.8.1 definiert.
Freigaben	hat die Bedeutung wie in Ziffer 5.2.1 definiert.
Freistellungsbegünstigte(r)	hat die Bedeutung wie in Ziffer 13.1.1 definiert.
Freizustellende Steuer

meint (i) jede Steuer, die von einer Gruppengesellschaft (oder dem Rechtsnachfolger einer Gruppengesellschaft) bezüglich eines vollständig oder teilweise vor dem Wirtschaftlichen Stichtag liegenden Steuerveranlagungszeitraumes zu zahlen ist oder dieser auferlegt wurde oder (ii) jede von einer Gruppengesellschaft (oder dem Rechtsnachfolger einer Gruppengesellschaft) zu zahlende oder dieser auferlegte nicht zeitraumbezogene sondern mit Blick auf einen spezifischen steuerbaren Vorgang festgesetzte Steuer (z.B. Grunderwerbsteuer), die wirtschaftlich vor dem Wirtschaftlichen Stichtag ausgelöst wurde.

FTC	hat die Bedeutung wie in Ziffer 15.2.3 definiert.
Fundamentale Garantien	hat die Bedeutung wie in Ziffer 9 definiert.
Garantien der Käufer	hat die Bedeutung wie in Ziffer 11 definiert.
Geschäftsgarantien	hat die Bedeutung wie in Ziffer 9 definiert.
Geschäftsgarantieverletzung	hat die Bedeutung wie in Ziffer 14.3 definiert.
Geschäftsjahr 2015	hat die Bedeutung wie in Ziffer 5.2.3 definiert.
Grunderwerbsteuer-Anzeigeverpflichtung	hat die Bedeutung wie in Ziffer 18.3.3 definiert.
Gruppengesellschaften	meint MP Deutschland, MP Inc., MP USA, MP Frankreich und MP Asien.
Hindernisse	hat die Bedeutung wie in Ziffer 5.2 definiert.
HSR Gesetz	hat die Bedeutung wie in Ziffer 5.2.1 definiert.
ISRA	hat die Bedeutung wie in Ziffer 5.2.2a) definiert.
Jahresabschlüsse der Deutschen Gruppe	hat die Bedeutung wie in Ziffer 6.4.2 definiert.
Kartellfreigaben	hat die Bedeutung wie in Ziffer 5.2.1 definiert.

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Käufer	hat die Bedeutung wie auf dem Deckblatt definiert.
Käufer 1	hat die Bedeutung wie auf dem Deckblatt definiert.
Käufer 2	hat die Bedeutung wie auf dem Deckblatt definiert.
Käufer 3	hat die Bedeutung wie auf dem Deckblatt definiert.
Käufervertreter	hat die Bedeutung wie in Ziffer 18.2.2 definiert.
Kenntnis der Verkäufer	hat die Bedeutung wie in Ziffer 9.4 definiert.
Konkurrierendes Unternehmen	hat die Bedeutung wie in Ziffer 12.6.1 definiert.
Konsolidierte Gruppenfinanzdaten	hat die Bedeutung wie in Ziffer 5.2.5 definiert.
Konsolidierungsregeln	hat die Bedeutung wie in Ziffer 5.2.4 definiert.
Kreditvereinbarungen	hat die Bedeutung wie in Ziffer 12.5 definiert.
Leakage	hat die Bedeutung wie in Ziffer 12.2.3 definiert.
Leakage-Ansprüche	hat die Bedeutung wie in Ziffer 12.2.7 definiert.
LS-Betrag	hat die Bedeutung wie in Ziffer 6.8.2 definiert.
LS-Potentieller Steuerbetrag	hat die Bedeutung wie in Ziffer 6.8.2 definiert.
Maßgebliches Konsolidiertes EBITDA 2015	hat die Bedeutung wie in Ziffer 6.3.5 definiert.
MP Asien	hat die Bedeutung wie in Ziffer 1.5 definiert.
MP Deutschland	hat die Bedeutung wie in Ziffer 1.1 definiert.
MP Frankreich	hat die Bedeutung wie in Ziffer 1.4 definiert.
MP Inc.	hat die Bedeutung wie in Ziffer 1.2 definiert.
MP Inc. Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.8 definiert.
MP USA	hat die Bedeutung wie in Ziffer 1.3 definiert.
Partei und Parteien	hat die Bedeutung wie auf dem Deckblatt definiert.
Relevante Schäden	hat die Bedeutung wie in Ziffer 14.1.2 definiert.
Relevante Steuerangelegenheiten	hat die Bedeutung wie in Ziffer 10.5.2 definiert.
Relevante Steuererklärungen	hat die Bedeutung wie in Ziffer 10.5.1 definiert.
Schaden und Schäden	hat die Bedeutung wie in Ziffer 14.1.2 definiert.
Steuer

meint alle (i) Steuern und steuerlichen Nebenleistungen im Sinne von § 3 AO und jede vergleichbare Steuer oder steuerliche Nebenleistung nach dem Recht einer anderen Jurisdiktion sowie Zölle und Sozialversicherungsbeiträge nach deutschem Recht oder dem Recht einer anderen Jurisdiktion und (ii) jede im Zusammenhang mit einem Posten unter (i) auferlegte Haftungsschuld oder geschuldete gesetzliche oder vertragliche Verpflichtungen und (iii) sämtliche Zinsen, Straf- und Bußgelder oder sonstige Zuschläge im Zusammenhang mit einem Posten unter (i) oder (ii).

Steuerbehörde	meint jede für die Erhebung einer Steuer zuständige Behörde.
Steuererklärung	meint jede Erklärung, Anmeldung, Anzeige, Antrag auf Rückerstattung, Mitteilung und jedes Formular im Zusammenhang mit einer Steuer, einschließlich aller Anlagen oder Anhänge dazu.
Steuerfreistellungsanspruch	hat die Bedeutung wie in Ziffer 10.2.1 definiert.
Steuergarantien	hat die Bedeutung wie in Ziffer 10.1 definiert.
Steuervorteil	hat die Bedeutung wie in Ziffer 10.2.1b) definiert.

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Transaktion	meint die in diesem Vertrag vorgesehene Transaktion.
Treuhandkonten	hat die Bedeutung wie in Ziffer 5.3.10 definiert.
Treuhandvertrag	hat die Bedeutung wie in Ziffer 5.3.10 definiert.
Unterzeichnungstag	hat die Bedeutung wie in Ziffer 9 definiert.
US-Abtretung	hat die Bedeutung wie in Ziffer 3.2 definiert.
US-Bonusbetrag	hat die Bedeutung wie in Ziffer 12.4.2 definiert.
US-Bonusfinanzierungsverpflichtung	hat die Bedeutung wie in Ziffer 12.4.2 definiert.
US-Finanzverbindlichkeiten	hat die Bedeutung wie in Ziffer 7.3.2 definiert.
US-Geschäftsanteilswert	hat die Bedeutung wie in Ziffer 7.2 definiert.
US-Grundkaufpreis	hat die Bedeutung wie in Ziffer 7.2.1 definiert.
US-Jahresabschluss	hat die Bedeutung wie in Ziffer 5.2.6 definiert.
US-Jahresabschluss-Übergabedatum	hat die Bedeutung wie in Ziffer 7.4.2 definiert.
US-Kassenbestand	hat die Bedeutung wie in Ziffer 7.3.1 definiert.
US-Kaufpreisanpassung	hat die Bedeutung wie in Ziffer 7.7 definiert.
US-Kommanditanteile	hat die Bedeutung wie in Ziffer 1.3 definiert.
US-Nettofinanzverbindlichkeiten	hat die Bedeutung wie in Ziffer 7.3.2 definiert.
US-Nettokasse	hat die Bedeutung wie in Ziffer 7.3.2 definiert.
US-Nettoumlaufvermögen	hat die Bedeutung wie in Ziffer 7.3.3 definiert.
US-Sachverständiger	hat die Bedeutung wie in Ziffer 7.6.1 definiert.
US-Sicherheitsbetrag I	hat die Bedeutung wie in Ziffer 5.3.9c) definiert.
US-Sicherheitsbetrag II	hat die Bedeutung wie in Ziffer 5.3.9d) definiert.
US-Überschießender Anpassungsbetrag	hat die Bedeutung wie in Ziffer 8.1.2b) definiert.
US-Vollzugszahlung	hat die Bedeutung wie in Ziffer 5.3.9 definiert.
US-Widerspruch	hat die Bedeutung wie in Ziffer 7.5.1 definiert.
US-Widerspruchsfrist	hat die Bedeutung wie in Ziffer 7.5.1 definiert.
US-Zielgesellschaftsanteile	hat die Bedeutung wie in Ziffer 3.1.1 definiert.
Verbundene Partei	hat die Bedeutung wie in Ziffer 12.2.2 definiert.
Verbundenes Unternehmen	meint ein verbundenes Unternehmen im Sinne von §§ 15 ff. AktG.
Verkäufer	hat die Bedeutung wie auf dem Deckblatt definiert.
Verkäufer 1	hat die Bedeutung wie in Anlage A definiert.
Verkäufer 2	hat die Bedeutung wie in Anlage A definiert.
Verkäufer 3	hat die Bedeutung wie in Anlage A definiert.
Verkäufer 4	hat die Bedeutung wie in Anlage A definiert.
Verkäufer 5	hat die Bedeutung wie in Anlage A definiert.
Verkäufer 6	hat die Bedeutung wie in Anlage A definiert.
Verkäufer-2-Konto	hat die Bedeutung wie in Ziffer 8.1.1b) definiert.
Verkäufervertreter	hat die Bedeutung wie in Ziffer 18.2.1 definiert.
Vertrag	meint diesen Vertrag.
Verträge mit Verbundenen Parteien	hat die Bedeutung wie in Ziffer 12.3.1 definiert.

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Vertragsstrafe	hat die Bedeutung wie in Ziffer 16.3.1 definiert.
Vertragsverletzung	hat die Bedeutung wie in Ziffer 14.1.1 definiert.
Vollzug	hat die Bedeutung wie in Ziffer 5.1 definiert.
Vollzugsbedingungen	hat die Bedeutung wie in Ziffer 5.2 definiert.
Vollzugshandlungen	hat die Bedeutung wie in Ziffer 5.3 definiert.
Vollzugsprotokoll	hat die Bedeutung wie in Ziffer 5.4 definiert.
Vollzugstag	hat die Bedeutung wie in Ziffer 5.1 definiert.
Voraussichtlicher Vollzugstag	hat die Bedeutung wie in Ziffer 5.1 definiert.
Vorbehaltene Handlungen	hat die Bedeutung wie in Ziffer 12.1.3 definiert.
Vorbehaltene Handlungen I	hat die Bedeutung wie in Ziffer 12.1.1 definiert.
Vorbehaltene Handlungen II	hat die Bedeutung wie in Ziffer 12.1.2 definiert.
Vorbehaltene Handlungen III	hat die Bedeutung wie in Ziffer 12.1.3 definiert.
Vorläufiger Deutscher Kaufpreis	hat die Bedeutung wie in Ziffer 6.2 definiert.
Vorläufiger US-Kaufpreis	hat die Bedeutung wie in Ziffer 7.2 definiert.
Wirtschaftlicher Stichtag	hat die Bedeutung wie in Ziffer 6.1 definiert.
Verkaufte Anteile	hat die Bedeutung wie in Ziffer 4.1.1 definiert.

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LIST OF DEFINITIONS

Adjusted US Net Working Capital	shall have the meaning as defined in Section 7.2.4.
Affiliate	shall mean any affiliate in the meaning of sections 15 et. seq. of the German Corporation Act.
Agreement	shall mean this share purchase agreement.
Annexes	shall have the meaning as defined in Section 9.
Asian Financial Statements	shall have the meaning as defined in Section 5.2.9.
AWV Clearance	shall have the meaning as defined in Section 5.2.1.
Beneficiary and Beneficiaries	shall have the meaning as defined in Section 13.1.1.
Bonus Taxes	shall have the meaning as defined in Section 12.4.3.
Breach	shall have the meaning as defined in Section 14.1.1.
Break Fee	shall have the meaning as defined in Section 16.3.1.
Business Day	shall mean any day other than a Saturday, Sunday or other days on which banks in Frankfurt am Main, Germany, Paris, France, and Chicago, Illinois, USA are generally closed.
Business Guarantee Breach	shall have the meaning as defined in Section 14.3.
Business Guarantees	shall have the meaning as defined in Section 9.
Claim	shall have the meaning as defined in Section 14.2.1.
Clearances	shall have the meaning as defined in Section 5.2.1.
Closing	shall have the meaning as defined in Section 5.1.
Closing Actions	shall have the meaning as defined in Section 5.3.
Closing Conditions	shall have the meaning as defined in Section 5.2.
Closing Date	shall have the meaning as defined in Section 5.1.
Closing Memorandum	shall have the meaning as defined in Section 5.4.
Competing Business	shall have the meaning as defined in Section 12.6.1.
Consolidation Rules	shall have the meaning as defined in Section 5.2.4.
Data Room Documents	shall have the meaning as defined in Section 14.3.7b).
De Minimis Amount	shall have the meaning as defined in Section 14.4.2.
Difference Amount	shall have the meaning as defined in Section 6.8.2.
DOJ	shall have the meaning as defined in Section 15.2.3.
DR Loan Agreement	shall have the meaning as defined in Section 1.6.
DR Loan Repayment Amount	shall have the meaning as defined in Section 1.6.
Drop Dead Date	shall have the meaning as defined in Section 16.1.1a).
Due Date	shall have the meaning as defined in Section 8.1.1a).
EBITDA Adjustment	shall have the meaning as defined in Section 6.3.4.
Effective Date	shall have the meaning as defined in Section 6.1.
Escrow Account	shall have the meaning as defined in Section 5.3.10.
Escrow Agreement	shall have the meaning as defined in Section 5.3.10.
Facility Agreements	shall have the meaning as defined in Section 12.5.

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Final German Consolidated Financial Statements	shall have the meaning as defined in Section 6.6.5.
Final Group Consolidated Financial Information	shall have the meaning as defined in Section 6.6.5.
Final US Financial Statements	shall have the meaning as defined in Section 7.6.5.
Financial Statements of the German Group	shall have the meaning as defined in Section 6.4.2.
Fiscal Year 2015	shall have the meaning as defined in Section 5.2.3.
French Financial Statements	shall have the meaning as defined in Section 5.2.7.
French Purchase Price	shall have the meaning as defined in Section 6.8.1.
French Shares	shall have the meaning as defined in Section 1.4.
French Target Shares	shall have the meaning as defined in Section 4.1.1.
French Transfer	shall have the meaning as defined in Section 4.2.
FTC	shall have the meaning as defined in Section 15.2.3.
Fundamental Guarantees	shall have the meaning as defined in Section 9.
German Accounts Delivery Date	shall have the meaning as defined in Section 6.4.2.
German Base Purchase Price	shall have the meaning as defined in Section 6.2.1.
German Bonus Amount	shall have the meaning as defined in Section 12.4.1.
German Bonus Funding Obligation	shall have the meaning as defined in Section 12.4.1.
German Cash	shall have the meaning as defined in Section 6.3.1.
German Closing Payment	shall have the meaning as defined in Section 5.3.8.
German Consolidated Financial Statements	shall have the meaning as defined in Section 5.2.4.
German Debt	shall have the meaning as defined in Section 6.3.2.
German Escrow Amount I	shall have the meaning as defined in Section 5.3.8e).
German Escrow Amount II	shall have the meaning as defined in Section 5.3.8f).
German Escrow Amount III	shall have the meaning as defined in Section 5.3.8g).
German Excess Adjustment Amount	shall have the meaning as defined in Section 8.1.2a).
German Expert	shall have the meaning as defined in Section 6.6.1.
German Financial Statements	shall have the meaning as defined in Section 5.2.3.
German Net Cash	Shall have the meaning as defined in Section 6.3.2.
German Net Debt	shall have the meaning as defined in Section 6.3.2.
German Net Working Capital	shall have the meaning as defined in Section 6.3.3.
German Notice of Objection	shall have the meaning as defined in Section 6.5.1.
German Objection Period	shall have the meaning as defined in Section 6.5.1.
German Purchase Price Adjustment	shall have the meaning as defined in the Section 6.7.
German Sellers	shall have the meaning as defined in Section 1.1.
German Sellers’ Account	shall have the meaning as defined in Section 8.1.1a).
German Shares	shall have the meaning as defined in Section 1.1.
German Target Shares	shall have the meaning as defined in Section 2.1.1.
German Transfer	shall have the meaning as defined in Section 2.2.
German Transfer Deed	shall have the meaning as defined in Section 5.3.1.

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Group Companies	shall mean MP Germany, MP Inc., MP USA, MP France and MP Asia.
Group Consolidated Financial Information	shall have the meaning as defined in Section 5.2.5.
Guarantee(s)	shall have the meaning as defined in Section 14.1.1.
HSR Act	shall have the meaning as defined in Section 5.2.1.
Indemnifiable Tax

shall mean any Tax (i) payable by or imposed on any of the Group Companies (or any legal successor of any of the Group Companies) and relating to any Tax assessment period or portion thereof ending prior to the Effective Date, and (ii), in case of Taxes that are not assessed on an on-going basis in respect of Tax assessment periods but in respect of a specific taxable event (e.g., real estate transfer Tax), payable by or imposed on any of the Group Companies (or any legal successor of any of the Group Companies) and economically triggered prior to the Effective Date.

ISRA	shall have the meaning as defined in Section 5.2.2a).
Leakage	shall have the meaning as defined in Section 12.2.3.
Leakage Claims	shall have the meaning as defined in Section 12.2.7.
Loss and Losses	shall have the meaning as defined in Section 14.1.2.
LS Amount	shall have the meaning as defined in Section 6.8.2.
LS Potential Tax Amount	shall have the meaning as defined in Section 6.8.2.
Merger Clearances	shall have the meaning as defined in Section 5.2.1.
MP Asia	shall have the meaning as defined in Section 1.5.
MP France	shall have the meaning as defined in Section 1.4.
MP Germany	shall have the meaning as defined in Section 1.1.
MP Inc.	shall have the meaning as defined in Section 1.2.
MP Inc. Financial Statements	shall have the meaning as defined in Section 5.2.8.
MP USA	shall have the meaning as defined in Section 1.3.
Notification	shall have the meaning as defined in Section 14.2.1.
Notifying Party	shall have the meaning as defined in Section 14.2.1.
Obstacle	shall have the meaning as defined in Section 5.2.
Other Clearances	shall have the meaning as defined in Section 15.4.1.
Party and Parties	shall have the meaning as defined on the cover page.
Permitted Leakage	shall have the meaning as defined in Section 12.2.4.
Preliminary German Purchase Price	shall have the meaning as defined in Section 6.2.
Preliminary US Purchase Price	shall have the meaning as defined in Section 7.2.
Purchaser 1	shall have the meaning as defined on the cover page.
Purchaser 2	shall have the meaning as defined on the cover page.
Purchaser 3	shall have the meaning as defined on the cover page.
Purchaser and Purchasers	shall have the meaning as defined on the cover page.
Purchasers’ Guarantees	shall have the meaning as defined in Section 11.
Purchasers’ Representative	shall have the meaning as defined in Section 18.2.2.
Related Party	shall have the meaning as defined in Section 12.2.2.
Related Party Agreements	shall have the meaning as defined in Section 12.3.1.

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Relevant Consolidated EBITDA 2015	shall have the meaning as defined in Section 6.3.5.
Relevant Losses	shall have the meaning as defined in Section 14.1.2.
Relevant Tax Matters	shall have the meaning as defined in Section 10.5.2.
Relevant Tax Return	shall have the meaning as defined in Section 10.5.1.
Reserved Matters	shall have the meaning as defined in Section 12.1.3.
Reserved Matters I	shall have the meaning as defined in Section 12.1.1.
Reserved Matters II	shall have the meaning as defined in Section 12.1.2.
Reserved Matters III	shall have the meaning as defined in Section 12.1.3.
RETT Notification Obligation	shall have the meaning as defined in Section 18.3.3.
Second Due Date	shall have the meaning as defined in Section 8.1.2.
Seller 1	shall have the meaning as defined in Annex A.
Seller 2	shall have the meaning as defined in Annex A.
Seller 2 Account	shall have the meaning as defined in Section 8.1.1b).
Seller 3	shall have the meaning as defined in Annex A.
Seller 3 Spouse	shall have the meaning as defined in Annex B.
Seller 4	shall have the meaning as defined in Annex A.
Seller 5	shall have the meaning as defined in Annex A.
Seller 6	shall have the meaning as defined in Annex A.
Seller and Sellers	shall have the meaning as defined on the cover page.
Sellers’ Knowledge	shall have the meaning as defined in Section 9.4.
Sellers’ Representative	shall have the meaning as defined in Section 18.2.1.
Signing Date	shall have the meaning as defined in Section 9.
Sold Shares	shall have the meaning as defined in Section 4.1.1.
Targeted Closing Date	shall have the meaning as defined in Section 5.1.
Tax

shall mean any (i) tax and ancillary charge within the meaning of section 3 of the German Tax Code and any comparable tax and ancillary charge under the law of any other jurisdiction as well as customs and duties and social security contributions under German law or the law of any other jurisdiction, and (ii) any secondary liability imposed and any statutory or contractual obligation owed in relation to any item within the meaning of (i), and (iii) any interest, penalty, fine or other addition relating to any item within the meaning of (i) or (ii).

Tax Authority	shall mean any competent governmental authority in charge of imposing any Tax.
Tax Benefit	shall have the meaning as defined in Section 10.2.1b).
Tax Indemnification Claim	shall have the meaning as defined in Section 10.2.1.
Tax Refund

shall mean (i) any repayment of any Tax, received in cash, by way of set-off or tax credit, and (ii) the amount of any overstated Tax liabilities and Tax provisions which are shown in the German Consolidated Financial Statements or the US Financial Statements and can be dissolved after the Effective Date as a result of an un-appealable decision by a Tax Authority.

Tax Representations	shall have the meaning as defined in Section 10.1.

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Tax Return	shall mean any return, declaration, report, application for refund, notice or form relating to any Tax, including any schedule or attachment thereto.
Third Party Claim	shall have the meaning as defined in Section 14.2.2.
Transaction	shall mean the transactions contemplated by this Agreement.
US Accounts Delivery Date	shall have the meaning as defined in Section 7.4.2.
US Base Purchase Price	shall have the meaning as defined in Section 7.2.1.
US Bonus Amount	shall have the meaning as defined in Section 12.4.2.
US Bonus Funding Obligation	shall have the meaning as defined in Section 12.4.2.
US Cash	shall have the meaning as defined in Section 7.3.1.
US Closing Payment	shall have the meaning as defined in Section 5.3.9.
US Debt	shall have the meaning as defined in Section 7.3.2.
US Equity Value	shall have the meaning as defined in Section 7.2.
US Escrow Amount I	shall have the meaning as defined in Section 5.3.9c).
US Escrow Amount II	shall have the meaning as defined in Section 5.3.9d).
US Excess Adjustment Amount	shall have the meaning as defined in Section 8.1.2b).
US Expert	shall have the meaning as defined in Section 7.6.1.
US Financial Statements	shall have the meaning as defined in Section 5.2.6.
US Limited Partnership Interests	shall have the meaning as defined in Section 1.3.
US Net Cash	shall have the meaning as defined in Section 7.3.2.
US Net Debt	shall have the meaning as defined in Section 7.3.2.
US Net Working Capital	shall have the meaning as defined in Section 7.3.3.
US Notice of Objection	shall have the meaning as defined in Section 7.5.1.
US Objection Period	shall have the meaning as defined in Section 7.5.1.
US Purchase Price	shall have the meaning as defined in Section 7.2.
US Purchase Price Adjustment	shall have the meaning as defined in Section 7.7.
US Target Partnership Interests	shall have the meaning as defined in Section 3.1.1.
US Transfer	shall have the meaning as defined in Section 3.2.
VAT	shall have the meaning as defined in Section 18.3.4.

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LISTE DER ANLAGEN

Nummer der Anlage	Name der Anlage
A	Verkäufer
B	Ehegatte Verkäufer 3
1.1	Deutsche Geschäftsanteile
2.3.1	Zustimmungsbeschluss der Gesellschafterversammlung von MP Deutschland zur Abtretung der Deutschen Zielgeschäftsanteile
2.3.2	Zustimmungsbeschluss der Gesellschafterversammlung des Verkäufers 1 zur Abtretung der Deutschen Zielgeschäftsanteile und der Französischen Zielgesellschaftsanteile
2.3.4	Ehegattenzustimmung
3.3.1	Zustimmungsbeschluss der Gesellschafter von MP USA zur Abtretung der US-Gesellschaftsanteile
3.3.2	Zustimmungsbeschluss der Gesellschafterversammlung des Verkäufers 2 zur Abtretung der US-Gesellschaftsanteile
4.3	Zustimmungsbeschluss des Gesellschafters von MP Frankreich zur Abtretung der Französischen Zielgesellschaftsanteile
5.2.2b)	Sanierungszertifikat nach ISRA
5.2.4	Konsolidierungsregeln (einschließlich Appendix A)
5.3.1	Entwurf Übertragungsurkunde der Deutschen Zielgeschäftsanteile
5.3.2	Entwurf Übertragungsurkunde der US-Zielgesellschaftsanteile
5.3.3	Entwurf Übertragungsurkunde der Französischen Zielgesellschaftsanteile
5.3.10	Entwurf Treuhandvertrag
5.3.12	Entwurf Bestätigungsformular zu United States Real Estate Property Interest
5.4	Entwurf Vollzugsprotokoll
6.3.1	Deutscher Kassenbestand
6.3.2	Deutsche Finanzverbindlichkeiten
6.3.3	Deutsches Nettoumlaufvermögen
6.3.5	Maßgebliches Konsolidiertes EBITDA 2015
6.4.1	Beispielberechnung des Vorläufigen Deutschen Kaufpreises
6.8.2	Allokation Deutscher Kaufpreis
7.3.1	US-Kassenbestand
7.3.2	US-Finanzverbindlichkeiten
7.3.3	US-Nettoumlaufvermögen
7.4.1	Beispielberechnung des Vorläufigen US-Kaufpreises
9	Geschäftsgarantien (einschließlich zahlreicher Exhibits)
9.3.2a)	Verträge im Zusammenhang mit den Deutschen Zielgeschäftsanteilen
9.4	Für Kenntnis der Verkäufer maßgebliche Kenntnisträger
10.1	Ausnahmen von Steuergarantien
11.3-1	Anstellungsvertrag mit Verkäufer 3

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11.3-2	Side-Letter mit Verkäufer 3
12.1.1	Gesellschafterbeschluss MP Deutschland Vorbehaltene Handlungen I
12.1.2	Gesellschafterbeschluss MP USA Vorbehaltene Handlungen II
12.1.3	Gesellschafterbeschluss MP Frankreich Vorbehaltene Handlungen III
12.2.4	Erlaubte Leakage
12.4.1	Deutsche Transaktions Boni
12.4.2	US-Transaktion Boni
12.5	Kreditvereinbarungen
12.6.1	Reichweite des Wettbewerbsverbots
14.3.7b)	Verwahrungsvertrag
18.2.4	Mitteilungen

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LIST OF ANNEXES

Number of Annex	Name of Annex
A	Sellers
B	Seller 3 Spouse
1.1	German Shares
2.3.1	Shareholder Resolution of MP Germany’s Shareholders for Transfer of German Target Shares
2.3.2	Resolution of Partners Meeting of Seller 1 for Transfer of German Target Shares and Transfer of French Target Shares
2.3.4	Consent of Spouse
3.3.1	Partners’ Resolution MP USA for Transfer of US Target Partnership Interests
3.3.2	Resolution of Partners Meeting of Seller 2 for Transfer of US Target Partnership Interests
4.3	Shareholder Resolution of MP France’s Shareholder for Transfer of French Target Shares
5.2.2b)	ISRA Remediation Certification
5.2.4	Consolidation Rules (including Appendix A)
5.3.1	Form of Transfer Deed German Target Shares
5.3.2	Form of Transfer Deed US Target Partnership Interests
5.3.3	Form of Transfer Deed French Target Shares
5.3.10	Form of Escrow Agreement
5.3.12	Form of Certificate Regarding United States Real Property Interest
5.4	Closing Memorandum
6.3.1	German Cash
6.3.2	German Debt
6.3.3	German Net Working Capital
6.3.5	Relevant Consolidated EBITDA 2015
6.4.1	Calculation of the German Purchase Price
6.8.2	Allocation of German Purchase Price
7.3.1	US Cash
7.3.2	US Debt
7.3.3	US Net Working Capital
7.4.1	Calculation of the US Purchase Price
9	Business Guarantees (including numerous Exhibits thereto)
9.3.2a)	Options, pre-emptive rights and other agreements regarding German Target Shares
9.4	Persons relevant for Sellers’ Knowledge
10.1	Exceptions to Tax Representations
11.3-1	Employment Contract with Seller 3
11.3-2	Side Letter with Seller 3
12.1.1	Shareholder Resolution Seller 1 regarding Reserved Matters with respect to MP Germany

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12.1.2	Joint Partnership Resolution Seller 2 and MP Inc. regarding Reserved Matters with respect to MP USA
12.1.3	Shareholder Resolution Seller 1 regarding Reserved Matters with respect to MP France
12.2.4	Permitted Leakage
12.4.1	German Bonuses
12.4.2	US Bonuses
12.5	Facility Agreements
12.6.1	Restricted Countries
14.3.7b)	Data Room Deposit Agreement
18.2.4	Notices